UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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BlackRock, Inc.

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BlackRock

2020
Proxy Statement

Notice of Annual Meeting

May 21, 2020

Generating

Long-Term

Shareholder

Value

BlackRock’s purpose is to help more and more people experience financial well-being. Our framework for creating long-term shareholder value is directly aligned with that purpose.

BlackRock, Inc. (“BlackRock” or the “Company”) is a global asset management and technology services firm. We have consistently and systematically invested in our business over time to create a globally diverse investment platform – with index and active funds, across equities, fixed income, multi-asset class and alternatives, as well as cash strategies – industry-leading portfolio construction and risk management technology, and deep global capital markets expertise. The diversity of BlackRock’s platform, across asset classes, investment styles and regions, positions us to serve clients through market cycles and deliver whole-portfolio solutions to meet their evolving needs. It also enables us to generate more consistent growth and financial results for shareholders. We believe the stability of our financial results and our approach to continuously and deliberately invest in our business enhances BlackRock’s ability to:

Generate differentiated organic growth	Leverage our scale for the benefit of clients and shareholders	Return capital to shareholders on a consistent and predictable basis

Over the long term, BlackRock has delivered on each of these objectives. We have generated differentiated organic growth and delivered operating margin expansion. We have prioritized investment in our business to first drive growth and then return excess cash flow to shareholders. Our capital return strategy has been balanced between dividends, where we target a 40-50% payout ratio, and a consistent share repurchase program.

Our framework for generating long-term shareholder value was developed in close collaboration with our Board of Directors (the “Board”), and the Board actively oversees our broader strategy and measures our ability to successfully execute it.

In 2020, we will continue to strategically and efficiently invest in BlackRock to optimize future growth and deliver better outcomes for clients, opportunities for employees and long-term value for shareholders. We will focus on investing in areas we believe have high growth potential such as ETFs, illiquid alternatives and technology, and reinforce our leadership position as a whole portfolio advisor to our clients, while focusing on the long-term sustainability of BlackRock for all of our stakeholders.

“In this environment, our investments in business continuity planning, agile use of technology and strong culture truly differentiate BlackRock, and we remain committed to growing and investing in the business. Throughout the firm’s history, it has been times like these when BlackRock has most distinguished itself with both clients and shareholders.”

Laurence D. Fink

Chairman and

Chief Executive Officer

BlackRock, Inc.

55 East 52nd Street

New York, New York, 10055

April 9, 2020

To Our Shareholders:

Thank you for your confidence in BlackRock, especially through these unprecedented times. First and foremost, on behalf of BlackRock and our Board of Directors, we hope that you and your loved ones are healthy and safe during this tragic pandemic. In consideration of health concerns relating to COVID-19, we are holding BlackRock’s 2020 Annual Meeting of Shareholders virtually. We welcome you to join on May 21, 2020 at 8:00 a.m. EDT at www.virtualshareholdermeeting.com/BLK2020. You may vote your shares via the Internet and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BLK2020. As we do each year, we will address the voting items in this year’s Proxy Statement and take your questions. Regardless of whether you plan to join the meeting, your vote is important, and we encourage you to review the enclosed materials and submit your proxy.

In my role as Chairman and CEO of BlackRock, I am focused on how our clients, employees and shareholders are impacted by what is happening in the world. We are clearly facing unprecedented territory with COVID-19, and during this time, our people and our clients’ well-being is our greatest concern. BlackRock’s biggest responsibility – now more than ever – is to help our clients navigate this market environment and stay focused on long-term returns.

Despite the severe market downdraft, the strong and resilient business foundation that BlackRock has built remains solid. Indeed, we believe we are better positioned than any firm to weather shocks like these and help our clients do the same. In this environment, our investments in business continuity planning, agile use of technology and strong culture truly differentiate BlackRock, and we remain committed to growing and investing in the business. Throughout the firm’s history, it has been times like these when BlackRock has most distinguished itself with both clients and shareholders.

Our 2019 results better position BlackRock to deliver for clients during this volatile period. In 2019, our focus on serving our clients’ long-term needs generated a record $429 billion of net inflows. For the fifth time in the last seven years, we achieved our aspirational organic growth target, with 7% organic asset growth and 5% organic base fee growth in 2019. We led the industry in high growth areas, including fixed income ETFs, factor-based investing and sustainable investing, and generated record flows and commitments in our illiquid alternatives business. Continued momentum in our Aladdin business drove record technology services revenue growth, as we neared $1 billion in annual revenue. We executed on our shareholder value framework by delivering revenue and earnings growth, despite a challenging start to the year as a result of significant market volatility in the fourth quarter of 2018. After investing for future opportunities, we returned approximately $3.8 billion of cash to shareholders through a combination of dividends and share repurchases.

The strength of BlackRock’s results, our resilience and our strategy are directly linked to our diverse and engaged Board, and strong corporate governance and sustainability frameworks. BlackRock’s Board plays an integral role in our governance, strategy, growth and success. It has always been important that our Board functions as a key strategic governing body that constantly challenges our leadership team to evolve and guide BlackRock into the future. It is also critical that we have a robust corporate governance framework to ensure we are executing on our strategy, fulfilling our fiduciary responsibilities to clients and serving all of our stakeholders over the long-term.

As I have articulated in the past, a company’s prospects for growth are inextricably linked to its ability to operate sustainably and serve its full range of stakeholders. As an asset management firm that invests in other companies on our clients’ behalf, we understand the need for the oversight, management and disclosure of corporate sustainability initiatives and progress. This includes providing you, our shareholders, with increased transparency regarding how we are managing sustainability-related questions and engaging with you to better understand and address issues that are important to you. This year, we have included additional information in our Proxy Statement related to BlackRock’s approach to sustainability and the role of our Board.

As I wrote in my Chairman’s Letter to Shareholders this year, I have always believed in a long-term view. I have advocated for it in letter after letter. And I believe long-term thinking has never been more critical than it is today. Companies and investors with a strong sense of purpose and a long-term approach will be better able to navigate this crisis and its aftermath. At BlackRock, we take a long-term view of markets, and we take a long-term view in the way we run our company. The world will get through this crisis. The economy will recover. And for those investors who keep their eyes not on the shaky ground at our feet, but on the horizon ahead, there are tremendous opportunities to be had in today’s markets.

BlackRock’s commitment is to continue to generate sustainable long-term value for all of our stakeholders, including you, our dedicated shareholders.

Thank you again for your continued commitment to BlackRock and please stay safe.

Sincerely,

Laurence D. Fink

Chairman and Chief Executive Officer

Notice of 2020 Annual

Meeting of Shareholders

    Annual Meeting of Shareholders

Date and Time Thursday, May 21, 2020 8:00 a.m. EDT	Location Virtual Meeting: www.virtualshareholdermeeting.com/BLK2020	Record Date Monday, March 23, 2020

Voting Matters

At or before the 2020 Annual Meeting of Shareholders (“Annual Meeting”), we ask that you vote on the following items:

Item 1 Election of Directors

Item 2 Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers

Item 3 Ratification of the Appointment of the Independent Registered Public Accounting Firm

Item 4 Shareholder Proposal – Production of a Report on the “Statement on the Purpose of a Corporation”

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Thursday, May 21, 2020: our Proxy Statement and 2019 Annual Report are available free of charge on our website at http://ir.blackrock.com/

How to vote: Your vote is important
Internet	Mail
Visit the website listed on your proxy card. You will need the control number that appears on your proxy card when you access the web page.	Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.
Telephone	During the Meeting
If your shares are held in the name of a broker, bank or other nominee: follow the telephone voting instructions, if any, provided on your voting instruction card. If your shares are registered in your name: call 1-800-690-6903 and follow the telephone voting instructions. You will need the control number that appears on your proxy card.	This year’s meeting will be virtual. For details on voting your shares during the meeting, see “Questions and Answers about the Annual Meeting and Voting.”

Please note that we are furnishing proxy materials and access to our Proxy Statement to our shareholders via our website instead of mailing printed copies to each of our shareholders. By doing so, we save costs and reduce our impact on the environment.

Beginning on April 9, 2020, we will mail or otherwise make available to each of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials and vote online. If you attend the Annual Meeting virtually, you may withdraw your proxy and vote online during the Annual Meeting if you so choose.

Your vote is important and we encourage you to vote promptly whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors,

R. Andrew Dickson, III Corporate Secretary April 9, 2020	BlackRock, Inc. 55 East 52nd Street, New York, New York 10055

Index of Frequently Requested Information

BlackRock’s Approach to Human Capital Management	36

Board and Committee Membership	29

Board Diversity	11

CEO Pay Ratio	87

Clawback Policy	78

Director Independence	10

Hedging and Pledging Policy	78

Peer Group	67

Public Policy Engagement	39

Shareholder Outreach	40

Stock Ownership Guidelines for Directors	41

Stock Ownership Guidelines for NEOs	78

Sustainability at BlackRock	35

BLACKROCK, INC. 2020 PROXY STATEMENT

Helpful Resources

Where You Can Find

More Information

Annual Meeting

Proxy Statement:

http://ir.blackrock.com/financials/annual-reports-and-proxy

Annual Report:

http://ir.blackrock.com/financials/annual-reports-and-proxy

Voting Your Proxy via the Internet Before the Annual Meeting:

www.proxyvote.com

Board of Directors

http://ir.blackrock.com/board-of-directors

Communications with the Board

http://ir.blackrock.com/governance-overview under the heading “Contact Our Board of Directors”

Governance Documents

http://ir.blackrock.com/governance-overview

•	Categorical Standards of Director Independence

•	Corporate Governance Guidelines

•	Committee Charters

•	Code of Business Conduct and Ethics

•	Code of Ethics for Chief Executive and Senior Financial Officers

•	Lead Independent Director Guidelines

Investor Relations

http://ir.blackrock.com

Sustainability

www.blackrock.com/corporate/sustainability

Other

Public Policy “Insights”:

www.blackrock.com/corporate/insights/public-policy

Lobbying Disclosure Act:

www.senate.gov/legislative/lobbyingdisc.htm

Federal Election Commission:

www.fec.gov/data/reports/pac-party

Definition of Certain Terms or Abbreviations

CEO	Chief Executive Officer

CFO	Chief Financial Officer

Committees	The Audit, Management Development & Compensation, Nominating & Governance, Risk and Executive Committees

Compensation Committee	Management Development & Compensation Committee

COO	Chief Operating Officer

Deloitte	Deloitte & Touche LLP

GAAP	Generally Accepted Accounting Principles in the United States

GEC	Global Executive Committee

Governance Committee	Nominating & Governance Committee

NEO	Named Executive Officer

NTM	Next Twelve Months

NYSE	New York Stock Exchange

PAC	Political Action Committee

PNC	The PNC Financial Services Group, Inc.

RSU	Restricted Stock Unit

SEC	Securities and Exchange Commission

Traditional LC Peers	Traditional Large Cap Peers refers to Alliance Bernstein, Affiliated Managers Group, Inc., Franklin Resources, Inc., Eaton Vance, Invesco, Legg Mason and T. Rowe Price

      BLACKROCK, INC. 2020 PROXY STATEMENT

Proxy Summary

This summary provides an overview of selected information in this year’s Proxy Statement. We encourage you to read the entire Proxy Statement before voting.

Annual Meeting of Shareholders

Date & Time:	Thursday, May 21, 2020 at 8:00 a.m. EDT

Location:	www.virtualshareholdermeeting.com/BLK2020

Record Date:	Monday, March 23, 2020

Voting Matters

Shareholders will be asked to vote on the following matters at the Annual Meeting:

	Board Recommendation	Page Reference

ITEM 1. Election of Directors The Board believes that each of the director nominees has the knowledge, experience, skills and background necessary to contribute to an effective and well-functioning Board.	Vote FOR each director nominee	9

ITEM 2. Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers BlackRock seeks a non-binding advisory vote from its shareholders to approve the compensation of the named executive officers as disclosed in this Proxy Statement. The Board values the opinions of our shareholders and will take into consideration the outcome of the advisory vote when considering future executive compensation decisions.	Vote FOR	54

ITEM 3. Ratification of the Appointment of the Independent Registered Public Accounting Firm The Audit Committee has appointed Deloitte to serve as BlackRock’s independent registered public accounting firm for the 2020 calendar year and this appointment is being submitted to our shareholders for ratification. The Audit Committee and the Board believe that the continued retention of Deloitte to serve as BlackRock’s independent auditors is in the best interests of the Company and its shareholders.	Vote FOR	89

ITEM 4. Shareholder Proposal – Production of a Report on the “Statement on the Purpose of a Corporation” The Board believes that the actions requested by the proponents are unnecessary and not in the best interest of our shareholders.	Vote AGAINST	92

BLACKROCK, INC. 2020 PROXY STATEMENT    1

Proxy Summary    |    Governance Highlights

What’s New?

We continually review our approach to corporate governance, culture, sustainability and compensation to make certain that BlackRock is in a position to consistently deliver on its commitment to sustaining a culture of high performance, collaboration, innovation and fiduciary responsibility. We believe providing a broader understanding of our perspectives on these items will be beneficial to you as you consider this year’s voting matters. This year’s updated items include:

•	Formalizing Board-level oversight of environmental, social and other sustainability matters – see “Board Committees” on page 29

•	Enhanced disclosure on BlackRock’s approach to sustainability – see “Sustainability at BlackRock” on page 35
•	Enhanced disclosure on our Board’s commitment to engagement with employees – see “Our Board and Culture” and “Beyond the Boardroom” on pages 23 and 25, respectively

•	Enhanced disclosure on Human Capital Management – see “BlackRock’s Approach to Human Capital Management” on page 36

Governance Highlights

Board Composition

(17 director nominees)

The Board believes that its size, albeit larger than the average public company board, is imperative to achieving the diversity of thought, experience and geographical expertise necessary to oversee our large and complex global business. The range of insights and experience produced by our large and diverse Board supports the broad scope and multifaceted nature of BlackRock’s business and strategic growth areas, which include our index funds, illiquid alternatives, retirement solutions and technology services.

The Governance Committee regularly reviews the overall composition of the Board and its Committees to assess whether it reflects the appropriate mix of skills, experience, backgrounds and qualifications that are relevant to BlackRock’s current and future global business and strategy.

Board Tenure

The Board considers length of tenure when reviewing nominees in order to maintain an overall balance of experience, continuity and fresh perspective.

8 years: Average tenure of all director nominees 6 years: Average tenure of independent director nominees

Board Profile

The partnership and oversight of a diverse board with proven leadership experience is essential to creating long-term shareholder value.

Board Independence and Leadership

Each year the Board reviews and evaluates our Board leadership structure. The Board has appointed Laurence D. Fink as its Chairman and Murry S. Gerber as its Lead Independent Director.

2    BLACKROCK, INC. 2020 PROXY STATEMENT

Proxy Summary    |    Governance Highlights

Board Refreshment

Thoughtful consideration is continuously given to the composition of our Board in order to maintain an appropriate mix of experience and qualifications, introduce fresh perspectives, and broaden and diversify the views and experience represented on the Board.

Over the past 5 years:

Our Director Nominees

	Age at Record Date			Committee Memberships (effective May 21, 2020)
Nominee		Primary Occupation	Director since	Audit	Compensation	Governance	Risk	Executive

Bader M. Alsaad	62	Former Managing Director of the Kuwait Investment Authority	2019			●	●

Mathis Cabiallavetta	75	Former Chairman of UBS and former Vice Chairman of Swiss Re Ltd. and of Marsh & MacLennan Companies, Inc.	2007	●		●

Pamela Daley	67	Former Senior Vice President of General Electric Company, Corporate Business Development and former Senior Advisor to Chairman	2014	●			●	●

William S. Demchak	57	Chairman, CEO and President of PNC	2003				●	●

Jessica P. Einhorn	72	Former Dean of Paul H. Nitze School of Advanced International Studies at Johns Hopkins University	2012		●		●

Laurence D. Fink	67	Chairman and CEO of BlackRock	1999					●

William E. Ford	58	CEO of General Atlantic	2018	●	●			●

Fabrizio Freda	62	President and CEO of Estée Lauder Companies Inc.	2012			●

Murry S. Gerber Lead Independent Director	67	Former Executive Chairman, Chairman, President and CEO of EQT Corporation	2000	●		●		●

Margaret L. Johnson	58	Executive Vice President of Business Development of Microsoft Corporation	2018	●	●

Robert S. Kapito	63	President of BlackRock	2006

Cheryl D. Mills	55	Founder and CEO of BlackIvy Group and former Chief of Staff to former Secretary of State Hillary Clinton	2013		●	●

Gordon M. Nixon	63	Former President, CEO and Director of Royal Bank of Canada	2015		●	●		●

Charles H. Robbins	54	Chairman and CEO of Cisco Systems, Inc.	2017				●

Marco Antonio Slim Domit	51	Chairman of Grupo Financiero Inbursa, S.A.B. de C.V.	2011	●	●

Susan L. Wagner	58	Former Vice Chairman of BlackRock	2012	●			●	●

Mark Wilson	53	Former CEO of Aviva plc and former President and CEO of AIA	2018				●

Number of Committee Meetings Held in 2019:				13	8	6	6	0

(1)	Ivan G. Seidenberg will not be standing for re-election at the Annual Meeting.

• Chairperson

BLACKROCK, INC. 2020 PROXY STATEMENT    3

Proxy Summary    |    Governance Highlights

Governance Practices

We are vocal advocates for the adoption of sound corporate governance policies that include strong Board leadership and strategic deliberation, prudent management practices and transparency.

Highlights of our governance practices include:

•	Annual election of directors

•	Majority voting for directors in uncontested elections

•	Lead Independent Director may call special meetings of directors without management present

•	Executive sessions of independent directors

•	Annual Board and Committee evaluations

•	Risk oversight by Board and Committees

•	Strong investor outreach program

•	Meaningful stock ownership requirements for directors and executives
•	Annual advisory vote on executive compensation

•	Proxy access for shareholders

•	Annual review of Committee charters and Corporate Governance Guidelines

•	Human capital management oversight by Board and Committees

•	Governance Committee oversight of corporate political activities, corporate and investment stewardship-related policies and programs relating to social, environmental and other sustainability matters and BlackRock’s philanthropy program and strategy

Stock Ownership Guidelines

Our stock ownership guidelines require the Company’s GEC

members to own shares with a target value of:

•  $10 million for the CEO;

•  $5 million for the President; and

•  $2 million for all other GEC members.

As of December 31, 2019, all NEOs exceeded our stock ownership guidelines.

Shareholder Engagement and Outreach

Shareholder engagement is essential to our ongoing review of our corporate governance and executive compensation programs and practices. Executive management, Investor Relations and the Corporate Secretary engage with shareholders on a regular basis to understand their perspectives on a variety of corporate governance matters, including executive compensation, corporate governance policies and corporate sustainability practices.

We also communicate with shareholders through a number of routine forums, including:

•	Quarterly earnings presentations;

• SEC filings; • The Annual Report and Proxy Statement; • The annual shareholders meeting; and • Investor meetings, conferences and web communications.	In 2019, we contacted stewardship officers at our top 28 shareholders, representing 43% of our shares outstanding, excluding shares owned by PNC.

We relay shareholder feedback and trends on corporate governance and sustainability developments to our Board and its standing Committees and work with them to enhance our practices and improve our disclosures.

4    BLACKROCK, INC. 2020 PROXY STATEMENT

Proxy Summary    |    Compensation Discussion and Analysis Highlights

Compensation Discussion and Analysis Highlights

Compensation Policies and Practices

Our commitment to designing an executive compensation program that is consistent with responsible financial and risk management is reflected in the following policies and practices:

What We Do	What We Don’t Do

  Review pay and performance alignment;

  Balance short- and long-term incentives, cash and equity and fixed and variable pay elements;

  Maintain a clawback policy;

  Require one-year minimum vesting for awards granted under the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan (the “Stock Plan”);

  Maintain meaningful stock ownership and retention guidelines;

  Prohibit hedging, pledging or short selling of BlackRock securities by Section 16 officers and directors;

  Limit perquisites;

  Assess and mitigate compensation risk;

  Solicit an annual advisory vote on executive compensation; and

  Annually review the independence of the compensation consultant retained by the Compensation Committee.

   No ongoing employment agreements or guaranteed compensation arrangements for NEOs;

   No automatic single trigger vesting of equity awards or transaction bonus payments upon a change-in-control;

   No dividends or dividend equivalents on unearned RSUs, stock options or stock appreciation rights;

   No repricing of stock options;

   No cash buyouts of underwater stock options;

   No tax reimbursements for perquisites;

   No tax gross-ups for excise taxes;

   No supplemental retirement benefits for NEOs; and

   No supplemental severance benefits for NEOs beyond standard severance benefits under BlackRock’s Severance Pay Plan (the “Severance Plan’’).

Incentive Program – Pay-for-Performance Highlights

Our total annual compensation structure embodies our commitment to align pay with performance, as highlighted in the following Compensation Discussion and Analysis sections:

What to Look for	Where to Find it

Compensation program objectives	“Our Compensation Program” beginning on page 62

Performance assessments for NEOs based on weighted, pre-set objectives	“How We Determine Total Incentive Amounts for NEOs” on page 7

Assessments include financials as the highest weighted input, including relative and year-over-year performance	“2019 Financial Performance” on page 6 “2019 NEO Compensation and Performance Summaries” beginning on page 69

Total incentive outcomes tied to formulaic percentage ranges	“Pay and Performance Alignment for NEOs – Total Incentive Award Determination” on page 59 “NEO Total Annual Compensation Summary” on page 8

Actual performance of historical incentive awards	“2016 BPIP Award: Actual Performance and Payout” on page 64

BLACKROCK, INC. 2020 PROXY STATEMENT    5

Proxy Summary    |    Compensation Discussion and Analysis Highlights

2019 Financial Performance(1),(2)

BlackRock’s 2019 results reflect the strength of our global, diverse investment and technology platform and the benefit of the investments we have made to optimize our strategic positioning. We generated a record $429 billion of total net inflows for the full year, representing 7% organic asset growth, delivered revenue and earnings growth and returned $3.8 billion to shareholders while continuing to invest for growth. However, BlackRock’s strategic decision to continue investing responsibly despite a more challenging revenue capture environment created by market volatility in the fourth quarter of 2018 resulted in an as adjusted operating margin decline of 60 basis points year-over-year. Long-term investment performance results across our alpha-seeking and index strategies as of December 31, 2019 remain strong and are detailed in Part I, Item 1 – Business of our 2019 Form 10-K.

Differentiated Organic Growth	Continued Revenue Growth
BlackRock generated record organic asset growth of 7% in 2019	BlackRock grew revenue by 2% in 2019, including technology services revenue growth of 24%

Consistent Capital Return	Earnings Per Share Growth
BlackRock returned $3.8 billion to shareholders in 2019	BlackRock grew diluted earnings per share, as adjusted, by 6%, to $28.48, in 2019

(1)	Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.

(2)

Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to Note 2, Significant Accounting Policies, in the consolidated financial statements in our 2018 Form 10-K.

(3)	Traditional LC Peers refers to Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Eaton Vance, Invesco, Legg Mason and T. Rowe Price.

6    BLACKROCK, INC. 2020 PROXY STATEMENT

Proxy Summary    |    Compensation Discussion and Analysis Highlights

How We Pay NEOs

Each of BlackRock’s NEOs, through their various roles and responsibilities, contributes to the firm-wide objectives summarized below. The Compensation Committee uses the associated weightings to assess each NEO. The Compensation Committee’s performance assessment is directly related to each NEO’s total incentive outcome, which includes all variable pay: annual discretionary cash award; annual discretionary deferred equity award and long-term equity awards.

For each NEO’s performance assessment, please refer to the section “2019 NEO Compensation and Performance Summaries” on page 69.

How We Determine Total Incentive Amounts for NEOs

BlackRock Performance % of Award Opportunity	Measures	Indicative BlackRock Performance Metrics
		2018	2019
Financial Performance	Net New Business ($ billion)	$124	$429
	Net New Base Fee Growth	2%	5%
	Operating Income, as adjusted(1) ($ million)	$5,531	$5,551
	Year-over-year change	+5%	+0%
	Operating Margin, as adjusted(1)	44.3%	43.7%
	Year-over-year change	+ 20bps	- 60bps
	Diluted Earnings Per Share, as adjusted(1)	$26.93	$28.48
	Year-over-year change	+ 20%	+ 6%
	Share Price Data	BLK	Traditional LC Peers(2)
	NTM P/E Multiple(3)	16.5x	10.0x
	Annual appreciation/depreciation	+ 28%	+ 14%
Business Strength	Solve for clients’ evolving needs

Achieved 7% annual organic asset growth, exceeding 5% target, with $429 billion of net inflows. Inflows demonstrate a record for BlackRock and significant differentiation relative to peers.

Drove strong long-term investment performance across active strategies, with 86%, 76% and 84% of Taxable Fixed Income, Fundamental Equity and Systematic Equity assets, respectively, above benchmark or peer median for the trailing three-year period. Performance, combined with the breadth of BlackRock’s active platform, attracted $110 billion of active net inflows, while the overall industry experienced outflows.

Provided clients with comprehensive whole portfolio solutions, including illiquid alternatives and iShares, both areas of highest demand.

Generated $974 million in annual technology services revenue, through strategic acquisition of eFront and continued momentum in Aladdin, representing 24% overall growth in technology services revenue.

	Sharpen execution and accountability	Simplified BlackRock’s operating model through a firm re- organization and the regionalization of institutional client businesses.
	Lead in a changing world

Continued investments in key growth areas, including iShares and illiquid alternatives, generating $226 billion and $14 billion in net inflows, respectively.

Aligned leaders cross-functionally to accelerate the firm’s focus on sustainable investing at the core of risk management, portfolio construction, product design and company engagement. Generated $12 billion in inflows across the iShares Sustainable ETF lineup, ending the year with $22 billion of assets under management.

Organizational Strength	Attract and inspire talent

Took key steps to prepare the next generation of leaders through a firmwide reorganization that provided expanded opportunities for multiple leaders across the firm.

Enhanced succession planning through Talent Bench Reviews, which enables more diverse and complete succession plans, provides deeper insights into potential successors and builds accountability for leadership planning.

	Develop a more diverse and inclusive culture

Continued to focus on Inclusion & Diversity progress, achieving growth in female representation at senior levels.

Increased the firm’s focus on culture and enablement following leadership challenges in 2019.

(1)	Amounts are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.

(2)	Traditional LC Peers refers to Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Eaton Vance, Invesco, Legg Mason and T. Rowe Price.

(3)	NTM P/E multiple refers to the Company’s share price as of December 31, 2019, divided by the consensus estimate of the Company’s expected earnings over the next 12 months. Sourced from Factset.

BLACKROCK, INC. 2020 PROXY STATEMENT    7

Proxy Summary    |    Compensation Discussion and Analysis Highlights

NEO Total Annual Compensation Summary

Following a review of full-year business and individual NEO performance, the Compensation Committee determined 2019 total annual compensation outcomes for each NEO, as outlined in the table below.

		2019 Total Incentive Award

Name	Base Salary	Cash	Deferred Equity	Long-Term Incentive Award (BPIP)	Total Annual Compensation (“TAC”)	% change in TAC vs. 2018

Laurence D. Fink	$1,500,000	$7,750,000	$4,250,000	$11,750,000	$25,250,000	5%

Robert S. Kapito	$1,250,000	$6,250,000	$3,500,000	$8,950,000	$19,950,000	5%

Robert L. Goldstein	$ 500,000	$2,950,000	$2,000,000	$4,400,000	$9,850,000	25%

J. Richard Kushel	$ 500,000	$2,612,500	$1,662,500	$2,900,000	$7,675,000	15%

Gary S. Shedlin	$ 500,000	$2,475,000	$1,525,000	$2,700,000	$7,200,000	12%

The amounts listed above as “2019 Total Incentive Award: Deferred Equity” and “2019 Total Incentive Award: Long-Term Incentive Award (BPIP)” were granted in January 2020 in the form of equity and are separate from the cash award amounts listed above as “2019 Total Incentive Award: Cash.” In conformance with SEC requirements, the “2019 Summary Compensation Table” on page 80 reports equity in the year granted but cash in the year earned.

This table excludes awards under a newly adopted carried interest program. For more information about the program, see “Leadership Retention Carry Plan” on page 65.

Pay-for-Performance Compensation Structure for NEOs

Our total annual compensation structure embodies our commitment to align pay with performance. More than 90% of our regular annual executive compensation is performance based and “at risk.” Compensation mix percentages shown below are based on 2019 year-end compensation decisions for individual NEOs by the Compensation Committee.

(1)

All grants of BlackRock equity, including the portion of the annual incentive awards granted in RSUs and the portion granted under the BlackRock Performance Incentive Plan (“BPIP Awards”), our long-term incentive plan, are approved by the Compensation Committee under the Stock Plan, which has been previously approved by shareholders. The Stock Plan allows for multiple types of awards to be granted.

(2)

The value of the 2019 long-term incentive BPIP Awards and the value of the equity portion of the bonus for 2019 annual incentive awards were converted into RSUs by dividing the award value by $533.58, which represented the average of the high and low prices per share of common stock of BlackRock on January 16, 2020.

(3)	For NEOs other than the CEO and President, higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company’s deferral policy, as detailed on page 62.

8    BLACKROCK, INC. 2020 PROXY STATEMENT

Item 1:

Election of

Directors

“BlackRock’sBoard plays an integral role in our governance, strategy, growth and success. It has always been important that our Board functions as a key strategic governing body that constantly challenges our leadership team to evolve and guide BlackRock into the future.”

Laurence D. Fink

Chairman and Chief Executive Officer

Director Nominees

Our Board has nominated 17 directors for election at this year’s Annual Meeting on the recommendation of our Governance Committee. Each director will serve until our next annual meeting and until his or her successor has been duly elected, or until his or her earlier death, resignation or retirement.

We expect each director nominee to be able to serve if elected. If a nominee is unable to serve, proxies will be voted in favor of the remainder of those directors nominated and may be voted for substitute nominees, unless the Board decides to reduce its total size.

If all 17 director nominees are elected, our Board will consist of 17 directors, 14 of whom, representing approximately 82% of the Board, will be “independent” as defined in the NYSE listing standards.

Stockholder Agreement with PNC

BlackRock’s stockholder agreement with PNC (the “PNC Stockholder Agreement”) provides, subject to the waiver provisions of the PNC Stockholder Agreement, that BlackRock will use its best efforts to cause the election at each annual meeting of shareholders so that the Board will consist of:

•  No more than 19 directors;

•  Not less than two nor more than four directors who will be members of BlackRock management;

•  Two directors who will be designated by PNC; and

•  The remaining directors being independent for purposes of the rules of the NYSE and not designated by or on behalf of PNC or any of its affiliates.

Laurence D. Fink and Robert S. Kapito are members of BlackRock’s management team and are currently members of the Board. PNC has designated one director to the Board, William S. Demchak, Chairman, President and Chief Executive Officer of PNC. PNC has notified BlackRock that for the time being it will not designate a second director to the Board, although it retains the right to do so at any time in accordance with the PNC Stockholder Agreement. PNC has additionally been permitted to invite an observer to attend meetings of the Board as a non-voting guest. The PNC observer is Gregory B. Jordan, the General Counsel and Chief Administrative Officer of PNC. For additional detail on the PNC Stockholder Agreement, see “Certain Relationships and Related Transactions – PNC and its Subsidiaries – PNC Stockholder Agreement” on page 49.

BLACKROCK, INC. 2020 PROXY STATEMENT    9

ITEM 1: Election of Directors    |    Director Nominees

Majority Vote Standard for Election of Directors

Directors are elected by receiving a majority of the votes cast in uncontested elections, which means the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee. In a contested election, directors are elected by receiving a plurality of the shares represented in person or by proxy at any meeting and entitled to vote on the election of directors. A contested election is a situation in which the number of nominees exceeds the number of directors to be elected. Whether an election is contested is determined seven days in advance of when we file our definitive Proxy Statement with the SEC.

Director Resignation Policy

Under the Board’s Director Resignation Policy, any incumbent director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board. The Governance Committee will then make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the date the election results are certified. The director who tenders his or her resignation under the Director Resignation Policy will not participate in the Board’s decision.

Director Nomination Process

The Governance Committee oversees the director nomination process. The Governance Committee leads the Board’s annual review of Board performance and reviews and recommends to the Board BlackRock’s Corporate Governance Guidelines, which includes the minimum criteria for Board membership. The Governance Committee also assists the Board in identifying individuals qualified to become Board members and recommends to the Board a slate of candidates, which may include both incumbent and new director nominees, to nominate for election at each annual meeting of shareholders. The Governance Committee also may recommend that the Board elect new members to the Board to serve until the next annual meeting of shareholders.

Identifying and Evaluating Candidates for Director

The Governance Committee seeks advice from current directors when identifying and evaluating new candidates for director. The Governance Committee also may engage third-party firms that specialize in identifying director candidates to assist with its search. Shareholders can recommend a candidate for election to the Board by submitting director recommendations to the Governance Committee. For information on the requirements governing shareholder nominations for the election of directors, please see “Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders” on page 98.

The Governance Committee then reviews publicly available information regarding each potential director candidate to assess whether the candidate should be considered further. If the Governance Committee determines that the candidate warrants further consideration, then the Chairperson (or a person designated by the Governance Committee) will contact the candidate. If the candidate expresses a willingness to be considered and to serve on the Board, then the Governance Committee typically requests information from the candidate and reviews the candidate’s accomplishments and qualifications against the criteria described below.

The Governance Committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder, although the Governance Committee may consider the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Criteria for Board Membership

Director Independence

The Board determines annually the independence of directors in accordance with NYSE listing standards and applicable SEC rules. No director is considered independent unless the Board has determined that he or she has no material relationship with BlackRock.

The Board has adopted the Categorical Standards of Director Independence (the “Categorical Standards”) to help determine whether certain relationships between the members of the Board and BlackRock or its affiliates and subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with BlackRock) are material relationships for purposes of NYSE listing standards. The Categorical Standards provide that the following relationships are not material for such purposes:

•

Relationships arising in the ordinary course of business, such as asset management, acting as trustee, lending, deposit, banking or other financial service relationships or other relationships involving the provision of products or services, so long as the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers;

•

Relationships with companies of which a director is a shareholder or partnerships of which a director is a partner, provided the director is not a principal shareholder of the company or a principal partner of the partnership;

10    BLACKROCK, INC. 2020 PROXY STATEMENT

ITEM 1: Election of Directors    |    Criteria for Board Membership

•

Contributions made or pledged to charitable organizations of which a director or an immediate family member of the director is an executive officer, director or trustee if (i) within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year and (ii) the charitable organization is not a family foundation created by the director or an immediate family member of the director; and

•	Relationships involving a director’s relative unless the relative is an immediate family member of the director.

As part of its determination, the Board also considers the relationships described under “Certain Relationships and Related Transactions” on page 48.

In March 2020, the Governance Committee made a recommendation to the Board regarding the independence of our directors based on its annual review. In making its independence determinations, the Governance Committee and the Board considered various transactions and relationships between BlackRock and the directors as well as between BlackRock and entities affiliated with a director, including the relationships described under “Certain Relationships and Related Transactions” on page 48. The Governance Committee also considered that Ms. Johnson and Mr. Robbins are employed by organizations that do business with BlackRock, where each of such transactional relationships was for the purchase or sale of goods and services in the ordinary course of BlackRock’s business, and the amount received by BlackRock or such company in each of the previous three years did not exceed the greater of $1 million or 1% of either BlackRock’s or such organization’s consolidated gross revenues. As a result of this review, the Board determined that Mses. Daley, Einhorn, Johnson, Mills and Wagner and Messrs. Alsaad, Cabiallavetta, Ford, Freda, Gerber, Nixon, Robbins, Slim and Wilson are “independent” as defined in the NYSE listing standards and that none of the relationships between these directors and BlackRock are material under the NYSE listing standards. In addition, the Board had previously determined that Sir Deryck Maughan, who retired from the Board effective May 23, 2019, and Ivan G. Seidenberg, who was a director for all of 2019 and is not standing for re-election, were “independent” as defined in the NYSE listing standards.

Following the Annual Meeting, assuming all of the nominated directors are elected, BlackRock’s Board is expected to consist of 17 directors, 14 of whom, representing approximately 82% of the Board, will be “independent” as defined in the NYSE listing standards.

Director Qualifications and Attributes

The Governance Committee and the Board take into consideration a number of factors and criteria when reviewing candidates for nomination to the Board. The Board believes that, at a minimum, a director nominee must demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of BlackRock. Equally important, a director nominee must have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities.

In addition, nominees for director are selected on the basis of experience, diversity, knowledge, skills, expertise, ability to make independent analytical inquiries, understanding of BlackRock’s business environment and a willingness to devote adequate time and effort to the responsibilities of the Board.

Board Diversity

BlackRock and its Board believe diversity in the boardroom is critical to the success of the Company and its ability to create long-term value for our shareholders. The Board has and will continue to make diversity in gender, ethnicity, age, career experience and nationality – as well as diversity of mind – a priority when considering director candidates. The diverse backgrounds of our individual directors help the Board better evaluate BlackRock’s management and operations and assess risk and opportunities for the Company’s business model from a variety of perspectives. BlackRock’s commitment to Board diversity enhances the Board’s involvement in our Company’s multi-faceted long-term strategy and inspires deeper engagement with management, employees and clients around the world.

Our Board has nominated 17 candidates for election, 14 of whom are independent. The slate of director nominees includes 5 women, 1 of whom is African American, and 6 non-U.S. or dual citizens. Several of our nominees live and work overseas in countries and regions that are key areas of growth and investment for BlackRock, including Canada, Mexico, the Middle East and Continental Europe.

BLACKROCK, INC. 2020 PROXY STATEMENT    11

ITEM 1: Election of Directors    |    Criteria for Board Membership

As BlackRock’s business has evolved, so has its Board. Our slate of director nominees consists of senior leaders, including 12 current or former company CEOs, with substantial experience in financial services, consumer products, manufacturing, technology, banking and energy, as well as several director nominees who have held senior policy and government positions. Core qualifications and areas of expertise represented on our Board include:

Senior Executive & Corporate Governance

Directors bring valuable senior executive experience on matters relating to corporate governance, management, operations and compensation.

Global Business

Directors bring international business strategy, operations and substantive expertise in international matters relevant to BlackRock’s global business.

Risk Management & Compliance

Directors have experience in risk management and compliance oversight relevant to exercising corporate and fiduciary responsibilities.

Financial Services

Directors possess in-depth knowledge of the financial services industry or asset management and provide valuable perspectives on issues faced by BlackRock.

Public Company & Financial Reporting

Directors have experience in the oversight of internal controls and reporting of public company financial and operating results.

Public Policy & Government/Regulatory Affairs

Directors possess insight and expertise in managing governmental and regulatory affairs relevant to BlackRock’s business operations.

Branding & Marketing

Directors bring expertise in brand development, marketing and sales in local markets at a scale relevant to BlackRock’s global business.

Technology

Directors possess experience in the development and adoption of new technology as well as leading innovation initiatives at companies.

Board Tenure, Retirement Age and Size

Board Tenure. To ensure the Board has an appropriate balance of experience, continuity and fresh perspective, the Board considers, among other factors, length of tenure when reviewing nominees. The average tenure of BlackRock’s director nominees is approximately eight years and the average tenure of independent director nominees is approximately six years.

Following the Annual Meeting, assuming all of the nominated directors are elected, there will be six directors, comprising 35% of the Board, who have joined the Board within the past five years and bring fresh perspective to Board deliberations. Six directors, comprising 35% of the Board, have served between five and 10 years. Five directors, comprising 30% of the Board, have served more than 10 years and bring a wealth of experience and knowledge concerning BlackRock.

Retirement Age. The Board has established a retirement age policy of 75 years for directors, as reflected in our Corporate Governance Guidelines. The Board believes that it is important to monitor its composition, skills and needs in the context of the Company’s long-term strategic goals, and, therefore, may elect to waive the policy as it deems appropriate. The Board believes it is important to balance refreshment with the need to retain directors who have developed, over time, significant insight into the Company and its operations and who continue to make valuable contributions to the Company that benefit our shareholders.

The Board and Governance Committee recognized that Mr. Cabiallavetta will reach the age of retirement under our Corporate Governance Guidelines this year and would not be eligible to be nominated for re-election to the Board at the Annual Meeting absent a waiver of the age limit by the Board. The Board considered Mr. Cabiallavetta’s global and financial expertise, extensive experience with the Company and the benefit his continued service on the Board would provide, particularly with respect to oversight of BlackRock’s European operations and his knowledge of European financial markets. Additionally, the Board considered its ongoing refreshment of directors, noting that, since 2015, six new directors have been added to the Board and seven longer-tenured directors have, or will have by the date of the Annual Meeting, either retired in accordance with BlackRock’s retirement age policy or earlier. After considering these facts and circumstances and upon the recommendation of our Governance Committee, our Board determined that it is in the best interest of the Company and its shareholders to waive the retirement age limit for Mr. Cabiallavetta this year to allow for his nomination for election at the Annual Meeting.

12    BLACKROCK, INC. 2020 PROXY STATEMENT

ITEM 1: Election of Directors    |    Criteria for Board Membership

Board Size. The Board has not adopted a policy that sets a target for Board size and believes the current size and diverse composition of the Board is best suited to evaluate management’s performance and oversee BlackRock’s global strategy and risk management. The range of insights and experience produced by our large and diverse Board supports the broad scope and multifaceted nature of BlackRock’s business and strategic growth areas, which include our index funds, illiquid alternatives, retirement solutions and technology services.

As described in “Board Evaluation Process” on page 27, the Governance Committee and the Board evaluate Board and Committee performance and effectiveness on at least an annual basis and, as part of that process, ask each director to consider whether the size of the Board and its standing Committees are appropriate. In response to the 2019 Board and Committee evaluations, our directors commented that, while the size of the Board is above average, its members were deeply engaged and the composition of the Board reflected diverse experiences, which added richness to Board discussions. Additionally, it was noted that thoughtful consideration has been given to the refreshment of Board members and that there is an appropriate mix of new and more experienced board members.

Compliance with Regulatory and Independence Requirements

The Governance Committee takes into consideration regulatory requirements, including competitive restrictions and financial institution interlocks, independence requirements under the NYSE listing standards and our Corporate Governance Guidelines in its review of director candidates for the Board and its Committees. The Governance Committee also considers a director candidate’s current and past positions held, including past and present board and committee memberships, as part of its evaluation.

Service on Other Public Company Boards

Each of our directors must have the time and ability to make a constructive contribution to the Board as well as a clear commitment to fulfilling the fiduciary duties required of directors and serving the interests of the Company’s shareholders. Neither BlackRock’s CEO nor President currently serve on the board of directors of any other public company, and none of our current directors serve on more than four public company boards, including BlackRock’s Board.

Director Candidate Search

In order to maintain a Board with an appropriate mix of experience and qualifications, the Governance Committee, with the help of management and an outside consultant, engages in a year-round process to identify and evaluate new director candidates in conjunction with its recurring review of Board and Committee composition. Consistent with our long-term strategic goals and the qualifications and attributes described above, search criteria include significant experience in financial services, the technology sector and consumer branding, as well as international experience. Particular emphasis is also placed on diverse candidates currently serving in leadership positions.

In March of 2019, the Governance Committee identified Bader M. Alsaad as a candidate with significant leadership skills and experience in international business, the Middle East region and the financial sector, and recommended him to the Board for consideration. The Board voted unanimously to nominate Mr. Alsaad for election at the 2019 Annual Meeting of Shareholders. On May 23, 2019, our shareholders elected Mr. Alsaad to join our Board.

Board Recommendation

For this year’s election, the Board has nominated 17 director candidates. The Board believes these director nominees provide BlackRock with the combined depth and breadth of skills, experience and qualities required to contribute to an effective and well-functioning Board.

The following biographical information about each director nominee highlights the particular experience, qualifications, attributes and skills possessed by such director nominee that led the Board to determine that he or she should serve as director. All director nominee biographical information is as of March 23, 2020.

The Board of Directors recommends shareholders vote "FOR" the elections of each of the following 17 director nominees.

BLACKROCK, INC. 2020 PROXY STATEMENT    13

ITEM 1: Election of Directors    |    Director Nominee Biographies

Director Nominee Biographies

Age Tenure 62 0 Years

Bader M. Alsaad

Mr. Alsaad has served as a member of the board of directors of the Kuwait Investment Authority (KIA) since 2003. He was Managing Director of the KIA from December 2003 until April 2017. Prior to his appointment at KIA, Mr. Alsaad served as the Chief Executive Officer of one of the leading investment companies in Kuwait, The Kuwait Financial Center. Mr. Alsaad is currently a member of the Global Advisory Council of Bank of America, a member of the board of directors of the Kuwait Fund for Economic Development and a member of the supervisory board of Daimler AG. He also served as the Chairman and Deputy Chairman of the International Forum of Sovereign Wealth Funds from its inception in 2009 until October 2015.

Qualifications

Mr. AIsaad’s extensive experience in the strategically important Middle East region and over 35 years of experience in investments and the financial sector provides the Board with an experienced outlook on international business strategy and global capital markets.

Other Public Company Directorships (within the past 5 years)

•  Daimler AG (2017 – present)

Committees

• Nominating & Governance

• Risk

Qualifications

• Senior Executive & Corporate              Governance

• Financial Services

• Global Business

• Public Policy & Government/Regulatory Affairs

• Risk Management & Compliance

Mathis Cabiallavetta

Mr. Cabiallavetta served as a member of the board of directors of Swiss Reinsurance Company Ltd. (Swiss Re) from 2008 to 2016 and as the Vice Chairman of its board between 2009 and 2015. Mr. Cabiallavetta retired as Vice Chairman, Office of the Chief Executive Officer of Marsh & McLennan Companies, Inc. and as Chairman of Marsh & McLennan Companies International in 2008. Prior to joining Marsh & McLennan Companies, Inc. in 1999, Mr. Cabiallavetta was Chairman of the board of directors of Union Bank of Switzerland (UBS A.G.).

Qualifications

As a former leader of Swiss Re and Marsh & McLennan Companies, Inc. as well as UBS A.G., Mr. Cabiallavetta brings executive experience from these large and complex multinational businesses and provides substantial expertise in global capital markets, and as a result he offers unique insights to the Board’s oversight of BlackRock’s global operations and risk management.

Other Public Company Directorships (within the past 5 years)

•  Swiss Re Ltd. (2008 – 2016) (Vice Chairman from 2009 – 2015)

Age 75	Tenure 12 Years

Committees

• Audit

• Nominating & Governance

Qualifications

• Senior Executive & Corporate Governance

• Financial Services

• Global Business

• Public Company & Financial Reporting

• Risk Management & Compliance

14    BLACKROCK, INC. 2020 PROXY STATEMENT

ITEM 1: Election of Directors    |    Director Nominee Biographies

Pamela Daley

Ms. Daley retired from General Electric Company (GE) in January 2014, having most recently served as a Senior Advisor to its Chairman from April 2013 to January 2014. Prior to this role, Ms. Daley served as GE’s Senior Vice President of Corporate Business Development from 2004 to 2013 and as Vice President and Senior Counsel for Transactions from 1991 to 2004. As Senior Vice President, Ms. Daley was responsible for GE’s mergers, acquisitions and divestiture activities worldwide. Previously, Ms. Daley was a Partner of Morgan, Lewis & Bockius, a large U.S. law firm, where she specialized in domestic and cross-border tax-oriented financings and commercial transactions.

Qualifications

With over 35 years of transactional experience and more than 20 years as an executive at GE, one of the world’s leading multinational corporations, Ms. Daley brings significant experience and strategic insight to the Board in the areas of leadership development, international operations, transactions, business development and strategy.

Other Public Company Directorships (within the past 5 years)

•  BP p.l.c. (2018 – present)

•  SecureWorks Corp. (2016 – present)

•  Patheon N.V. (2016 – 2017)

•  BG Group p.l.c. (2014 – 2016)

Age 67	Tenure 6 Years

Committees

• Audit (Chair)

• Executive

• Risk

Qualifications

• Senior Executive & Corporate Governance

• Financial Services

• Global Business

• Public Company & Financial Reporting

• Public Policy & Government/ Regulatory Affairs

• Risk Management & Compliance

William S. Demchak

Mr. Demchak has served as Chairman of the board of directors of PNC since April 2014, as Chief Executive Officer since April 2013 and as President since April 2012. Prior to that, Mr. Demchak held a number of supervisory positions at PNC, including Senior Vice Chairman, Head of Corporate and Institutional Banking and Chief Financial Officer. Before joining PNC in 2002, Mr. Demchak served as the Global Head of Structured Finance and Credit Portfolio for J.P. Morgan Chase & Co. and additionally held key leadership roles at J.P. Morgan prior to its merger with Chase Manhattan Corporation in 2000.

Qualifications

As the Chairman, President and Chief Executive Officer of PNC, a large, national, diversified financial services company providing traditional banking and asset management services, Mr. Demchak brings substantial expertise in financial services, risk management and corporate governance to bear as a member of the Board. Mr. Demchak was designated to serve on the Board by PNC pursuant to the PNC Stockholder Agreement.

Other Public Company Directorships (within the past 5 years)

•  PNC (2013 – present) (Chairman from 2014 – present)

Age 57	Tenure 17 Years
Committees • Executive • Risk Qualifications • Senior Executive & Corporate Governance • Branding & Marketing • Financial Services • Public Company & Financial Reporting • Risk Management & Compliance

BLACKROCK, INC. 2020 PROXY STATEMENT    15

ITEM 1: Election of Directors    |    Director Nominee Biographies

Jessica P. Einhorn

Ms. Einhorn served as Dean of the Paul H. Nitze School of Advanced International Studies at The Johns Hopkins University from 2002 until June 2012. Prior to becoming Dean, she was a consultant at Clark & Weinstock, a strategic consulting firm. Ms. Einhorn also spent nearly 20 years at the World Bank, concluding as a Managing Director in 1998. Between 1998 and 1999, Ms. Einhorn was a Visiting Fellow at the International Monetary Fund. Prior to joining the World Bank in 1978, she held positions at the U.S. Treasury, the U.S. State Department and the International Development Cooperation Agency of the United States. Ms. Einhorn currently serves as a Director of the National Bureau of Economic Research and was formerly a Director of the Peterson Institute for International Economics. As of July 2012, Ms. Einhorn is resident at The Rock Creek Group in Washington, D.C., where she is a Senior Advisor and longstanding member of The Rock Creek Group Advisory Board.

Qualifications

Ms. Einhorn’s leadership experience in academia and at the World Bank, along with her experience in the U.S. government and at the International Monetary Fund, provides the Board with a unique perspective and an in-depth understanding of international finance, economics and public policy. Through her service with other public companies, Ms. Einhorn also has developed expertise in corporate governance and risk oversight.

Other Public Company Directorships (within the past 5 years)

•  Time Warner, Inc. (2005 – June 2018)

Age 72	Tenure 7 Years

Committees

• Management Development & Compensation

• Risk

Qualifications

• Senior Executive & Corporate Governance

• Financial Services

• Global Business

• Public Policy & Government/ Regulatory Affairs

• Risk Management & Compliance

Laurence D. Fink

Mr. Fink is founder, Chairman and Chief Executive Officer of BlackRock. He also leads the firm’s Global Executive Committee. He is responsible for senior leadership development and succession planning, defining and reinforcing BlackRock’s vision and culture, and engaging relationships with key strategic clients, industry leaders, regulators and policy makers. Mr. Fink co-founded BlackRock in 1988, and under his leadership, the firm has grown into a global leader in investment management, risk management and advisory services for institutional and retail clients.

Qualifications

As one of the founding principals and Chief Executive Officer of BlackRock since 1988, Mr. Fink brings exceptional leadership skills and in-depth understanding of BlackRock’s businesses, operations and strategy. His extensive and specific knowledge of BlackRock and its business enable him to keep the Board apprised of the most significant developments impacting the Company and to guide the Board’s discussion and review of the Company’s strategy.

Other Public Company Directorships (within the past 5 years)

•  None

Age 67	Tenure 20 Years

Committees

• Executive (Chair)

Qualifications

• Senior Executive & Corporate Governance

• Financial Services

• Global Business

• Public Company & Financial Reporting

• Public Policy & Government/ Regulatory Affairs

• Risk Management & Compliance

16    BLACKROCK, INC. 2020 PROXY STATEMENT

ITEM 1: Election of Directors    |    Director Nominee Biographies

William E. Ford

Mr. Ford has served as the Chief Executive Officer of General Atlantic since 2007. Mr. Ford is actively involved with a number of educational and not-for-profit organizations and also serves on the Executive Committee of the Partnership for New York City, the board of directors of the National Committee on United States-China Relations and is a member of The Council on Foreign Relations. He is also a member of the Steering Committee for the CEO Action for Diversity and Inclusion initiative. Mr. Ford has formerly served on the boards of First Republic Bank, NYSE Euronext, E*Trade, Priceline, NYMEX Holdings and Computershare.

Qualifications

Mr. Ford brings to the Board extensive global investment management experience and financial expertise acquired over his 25 years at General Atlantic, one of the world’s leading growth equity firms.

Other Public Company Directorships (within the past 5 years)

•  IHS Markit Ltd. (2016 – present)

•  Axel Springer (2016 – April 2018)

Age 58	Tenure 2 Years
Committees • Audit • Management Development & Compensation Qualifications • Senior Executive & Corporate Governance • Financial Services • Global Business • Public Company & Financial Reporting

Fabrizio Freda

Mr. Freda has served as President, Chief Executive Officer and as a member of the board of directors of The Estée Lauder Companies Inc. (Estée Lauder) since 2009. Mr. Freda previously served as Estée Lauder’s President and Chief Operating Officer from March 2008 to July 2009. Estée Lauder is a global leader in beauty with more than 25 brands and over 40,000 employees worldwide. Prior to joining Estée Lauder, Mr. Freda held various senior positions at Procter & Gamble Company over the span of 20 years. From 1986 to 1988, Mr. Freda directed marketing and strategic planning for Gucci SpA.

Qualifications

Mr. Freda’s extensive experience in product strategy, innovation and global branding brings valuable insights to the Board. His chief executive experience at Estée Lauder, an established multinational manufacturer and marketer of prestige brands, provides the Board with unique perspectives on the Company’s marketing, strategy and innovation initiatives.

Other Public Company Directorships (within the past 5 years)

•  The Estée Lauder Companies Inc. (2009 – present)

Age 62	Tenure 7 Years
Committees • Nominating & Governance Qualifications • Senior Executive & Corporate Governance • Branding & Marketing • Global Business • Risk Management & Compliance • Technology

BLACKROCK, INC. 2020 PROXY STATEMENT    17

ITEM 1: Election of Directors    |    Director Nominee Biographies

Murry S. Gerber

Mr. Gerber served as Executive Chairman of EQT Corporation, an integrated energy production company, from 2010 until May 2011, as its Chairman from 2000 to 2010, as its President from 1998 to 2007 and as its Chief Executive Officer from 1998 to 2000. Prior to joining EQT Corporation, Mr. Gerber served as the CEO of Coral Energy (now Shell Trading North America) from 1995 to 1998. He is also a member of the board of trustees of the Pittsburgh Cultural Trust. Mr. Gerber currently serves as BlackRock’s Lead Independent Director.

Qualifications

As a former leader of a large, publicly traded energy production company and as a current or former member of the board of directors of three large, publicly traded companies, Mr. Gerber brings to the Board extensive expertise and insight into corporate operations, management and governance matters, as well as expert knowledge of the energy sector.

Other Public Company Directorships (within the past 5 years)

•  U.S. Steel Corporation (2012 – present)

•  Halliburton Company (2012 – present)

Age 67	Tenure 20 Years

Committees

• Audit

• Executive

• Nominating & Governance

Qualifications

• Senior Executive & Corporate Governance

• Global Business

• Public Company & Financial Reporting

• Risk Management & Compliance

• Technology

Margaret L. Johnson

Ms. Johnson has been an Executive Vice President of Business Development at Microsoft Corporation since September 2014. She is responsible for driving strategic business deals and partnerships across various industries. Ms. Johnson joined Microsoft from Qualcomm Incorporated, where she served in various leadership positions across engineering, sales, marketing and business development. She most recently served as Executive Vice President of Qualcomm Technologies, Inc. and President of Global Market Development. Ms. Johnson is an Advisor to Huntington’s Disease Society of America, San Diego Chapter.

Qualifications

Ms. Johnson brings to the Board substantive experience in the field of technology as well as business and strategic development expertise acquired over her 28 years at Microsoft and Qualcomm.

Other Public Company Directorships (within the past 5 years)

•  Live Nation Entertainment (2013 – June 2018)

Age 58	Tenure 2 Years

Committees

• Audit

• Management Development & Compensation

Qualifications

• Senior Executive & Corporate Governance

• Branding & Marketing

• Global Business

• Public Policy & Government/ Regulatory Affairs

• Technology

18    BLACKROCK, INC. 2020 PROXY STATEMENT

ITEM 1: Election of Directors    |    Director Nominee Biographies

Robert S. Kapito

Mr. Kapito has been President of BlackRock since 2007 and is a member of BlackRock’s Global Executive Committee and Chairman of the Global Operating Committee. He also serves as a member of the board of directors of iShares, Inc. Mr. Kapito co-founded BlackRock in 1988. He is responsible for the day-to-day oversight of BlackRock’s key operating units including Investment Strategies, Client Businesses, Technology & Operations and Risk & Quantitative Analysis. Prior to 2007, Mr. Kapito served as Vice Chairman of BlackRock and Head of BlackRock’s Portfolio Management Group.

Qualifications

As one of our founding principals, Mr. Kapito has served as an executive leader of BlackRock since 1988. He brings to the Board industry and business acumen in addition to in-depth knowledge about BlackRock’s businesses, investment strategies and risk management, as well as extensive experience overseeing day-to-day operations.

Other Public Company Directorships (within the past 5 years)

•  None

Age 63	Tenure 13 Years
Committees • None Qualifications • Senior Executive & Corporate Governance • Branding & Marketing • Financial Services • Global Business • Risk Management & Compliance

Cheryl D. Mills

Ms. Mills is Founder and Chief Executive Officer of the BlackIvy Group, a private holding company that grows and builds businesses in Sub-Saharan Africa. Previously, she served as Chief of Staff to former Secretary of State Hillary Clinton and Counselor to the U.S. Department of State from 2009 to 2013. Ms. Mills was with New York University from 2002 to 2009, where she served as Senior Vice President for Administration and Operations, General Counsel and as Secretary of the Board of Trustees. She also served as Deputy Counsel to President Clinton and as the White House Associate Counsel. Ms. Mills previously served on the boards of Cendant Corporation (now Avis Budget Group, Inc.), a consumer real estate and travel conglomerate, and Orion Power, an independent electric power generating company.

Qualifications

Ms. Mills brings to the Board a range of leadership experiences from private equity, government and academia, and through her prior service on the boards of corporations and non-profits, she provides expertise on issues concerning government relations, public policy, corporate administration and corporate governance.

Other Public Company Directorships (within the past 5 years)

•  None

Age 55	Tenure 6 Years

Committees

• Management Development & Compensation

• Nominating & Governance

Qualifications

• Senior Executive & Corporate Governance

• Branding & Marketing

• Global Business

• Public Policy & Government/ Regulatory Affairs

• Risk Management & Compliance

BLACKROCK, INC. 2020 PROXY STATEMENT    19

ITEM 1: Election of Directors    |    Director Nominee Biographies

Gordon M. Nixon, C.M., O.Ont.

Mr. Nixon served as President, Chief Executive Officer and a member of the board of directors of Royal Bank of Canada (RBC) from 2001 to 2014. He first joined RBC Dominion Securities Inc. in 1979, where he held a number of operating positions and from December 1999 to April 2001 was Chief Executive Officer of RBC Capital Markets (the successor company to RBC Dominion Securities Inc.). Mr. Nixon has served on the board of directors of BCE Inc. since 2014 and was named Chairman of the board upon his re-election in April 2016. He is also on the advisory board of Kingsett Capital.

Qualifications

With 13 years of experience leading a global financial institution and one of Canada’s largest public companies, Mr. Nixon brings extensive expertise and perspective to the Board on global markets and an in-depth knowledge of the North American market. His experience growing a diversified, global financial services organization in a highly regulated environment also provides the Board with valuable insight into risk management, compensation and corporate governance matters.

Other Public Company Directorships (within the past 5 years)

•  BCE Inc. (2014 – present)

•  George Weston Limited (2014 – present)

Age 63	Tenure 4 Years

Committees

• Executive

• Management Development & Compensation

• Nominating & Governance
(Chair)

Qualifications

• Senior Executive & Corporate Governance

• Financial Services

• Global Business

• Public Policy & Government/ Regulatory Affairs

• Risk Management & Compliance

Charles H. Robbins

Mr. Robbins serves as the Chairman and Chief Executive Officer of Cisco Systems, Inc. (Cisco). Prior to assuming this role in July 2015, he was Senior Vice President of Cisco’s Worldwide Field Operations and led its Worldwide Sales and Partner Organization where he helped drive and execute many of Cisco’s investment areas and strategy shifts. He serves as Chairman of the U.S.-Japan Business Council, Chair of the IT Governors Steering Committee for the World Economic Forum and is a member of the International Business Council for the World Economic Forum and the Business Roundtable. Mr. Robbins is also on the board of directors for the Business Roundtable and is a Trustee for the Ford Foundation.

Qualifications

Mr. Robbins brings to the Board extensive experience in the fields of technology, global sales and operations acquired over his 20 years at Cisco, one of world’s leading information technology companies.

Other Public Company Directorships (within the past 5 years)

•  Cisco Systems, Inc. (2015 – present) (Chairman from 2017 – present)

Age 54	Tenure 2 Years
Committees • Risk Qualifications • Senior Executive & Corporate Governance • Branding & Marketing • Global Business • Public Policy & Government/ Regulatory Affairs • Technology

20    BLACKROCK, INC. 2020 PROXY STATEMENT

ITEM 1: Election of Directors    |    Director Nominee Biographies

Marco Antonio Slim Domit

Mr. Slim has been Chairman of the board of directors of Grupo Financiero Inbursa, S.A.B. de C.V. since 1997 and previously served as its Chief Executive Officer from 1997 until April 2012. Mr. Slim is also a member of the board of directors of Grupo Carso, S.A.B. de C.V. and Chairman of The Carlos Slim Health Institute and of Impulsora del Desarrollo y el Empleo en América Latina, S.A.B. de C.V. (IDEAL), an infrastructure company. Mr. Slim was a member of the board of directors of Teléfonos de México, S.A.B. de C.V. from 1995 until April 2014.

Qualifications

Mr. Slim’s experience at Grupo Financiero Inbursa provides the Board with knowledge and expertise in international finance, and particular insight into emerging and Latin American markets. In addition, as a member of the board of directors of several international companies that invest globally, Mr. Slim brings substantive expertise in developing new businesses in international markets, shareholder rights, business strategy and integration to the Board.

Other Public Company Directorships (within the past 5 years)

•  Grupo Carso, S.A.B. de C.V. (1991 – present)

•  Grupo Financiero Inbursa, S.A.B. de C.V. (Chairman from 1997 – present)

•  Impulsora del Desarrollo y el Empleo en América Latina, S.A.B. de C.V.

     (Chairman from 2012 – present)

Age 51	Tenure 8 Years

Committees

• Audit

• Management Development & Compensation

Qualifications

• Senior Executive & Corporate Governance

• Financial Services

• Global Business

• Public Company & Financial Reporting

• Risk Management & Compliance

Susan L. Wagner

Ms. Wagner retired as Vice Chairman of BlackRock after serving in that role from 2006 to 2012. Ms. Wagner also served as a member of BlackRock’s Global Executive Committee and Global Operating Committee. Ms. Wagner previously served as BlackRock’s Chief Operating Officer and as Head of Corporate Strategy. She serves as a member of the board of trustees of Wellesley College. Ms. Wagner also currently serves as a director of Color Genomics (privately-held).

Qualifications

As one of the founding principals of BlackRock, Ms. Wagner has over 25 years of experience across various positions. Accordingly, she is able to provide the Board with valuable insight and perspective on risk management, operations and strategy, as well as a broad and deep understanding of the asset management industry.

Other Public Company Directorships (within the past 5 years)

•  Apple Inc. (2014 – present)

•  Swiss Re Ltd. (2014 – present)

Age 58	Tenure 7 Years

Committees

• Audit

• Executive

• Risk (Chair)

Qualifications

• Senior Executive & Corporate Governance

• Financial Services

• Global Business

• Public Company & Financial Reporting

• Risk Management & Compliance

• Technology

BLACKROCK, INC. 2020 PROXY STATEMENT    21

ITEM 1: Election of Directors    |    Director Nominee Biographies

Mark Wilson

Mr. Wilson served as the Chief Executive Officer of Aviva plc (Aviva), a multinational insurance company headquartered in the UK, from January 2013 to October 2018. Prior to joining Aviva, Mr. Wilson worked in Asia for 14 years, including as Chief Executive Officer of AIA Group Limited, a leading pan-Asian company. Mr. Wilson is recognized for his leadership on sustainability issues and is a member of the UN Business and Sustainable Development Commission.

Qualifications

As the former Chief Executive Officer of Aviva, Mr. Wilson brings to the Board extensive experience in Europe and Asia and his operational and executive expertise in the insurance and pensions industry and in international finance provides the Board with an experienced outlook on international business strategy, development and sustainability.

Other Public Company Directorships (within the past 5 years)

•  Aviva plc (2013 – October 2018)

Age 53	Tenure 2 Years

Committees

• Risk

Qualifications

• Senior Executive & Corporate Governance

• Financial Services

• Global Business

• Public Company & Financial Reporting

• Public Policy & Government/ Regulatory Affairs

22    BLACKROCK, INC. 2020 PROXY STATEMENT

Corporate Governance

BlackRock’s corporate governance framework is a set of principles, guidelines and practices that support consistent financial performance and long-term value creation for our shareholders.

Our commitment to corporate governance is integral to our business and reflects not only regulatory requirements, NYSE listing standards and broadly recognized governance practices, but also effective leadership and oversight by our senior management team and Board.

We regularly meet with our shareholders to solicit feedback on our corporate governance framework. We strive to incorporate this feedback through enhanced policies, processes and disclosure.

Our Corporate Governance Framework

Our Board is committed to maintaining the highest standards of corporate governance at BlackRock. Our Board is guided by our Corporate Governance Guidelines, which provide a framework for the governance of the Company and the responsibilities of our Board. The Corporate Governance Guidelines address director qualifications, director orientation and continuing education, director access to management and independent advisors and Board responsibilities, as well as the annual performance evaluations of the Board and its standing Committees.

Because corporate governance practices evolve over time, our Board reviews our Corporate Governance Guidelines, Committee charters and other governance policies at least once a year and approves or updates them as necessary and appropriate. Additionally, both the Board and management recognize that creating long-term value for the Company’s shareholders requires consideration of the concerns of our other stakeholders and interested parties including clients, employees and the communities in which BlackRock operates, as covered in our Corporate Governance Guidelines.

The full versions of our Corporate Governance Guidelines, Committee Charters, Code of Business Conduct and Ethics and other corporate governance policies are available on our website at www.blackrock.com under the headings “Our Company and Sites / About BlackRock / Investor Relations / Governance / Governance Overview.”

Our Board and Culture

BlackRock’s culture is vital to our success

BlackRock’s culture is a key differentiator of our strategy and helps to drive our results and long-term growth. Our culture embraces our fiduciary commitment to serve clients and stay ahead of their needs. Our culture unifies the firm and helps to reinforce ethical behavior at all levels.

Our approach to instilling, reinforcing and enhancing our culture is deliberate and intentional. To learn more, please visit our website www.blackrock.com.

“It is more important than ever that our culture helps us maximize performance and drive excellence every day.” Laurence D. Fink Chairman and Chief Executive Officer

BLACKROCK, INC. 2020 PROXY STATEMENT    23

Corporate Governance    |    Our Board and Culture

Our Board is deeply engaged in understanding the culture at BlackRock

We believe our Board should have a strong understanding of BlackRock’s culture, because it is the foundation for our Company’s strategic plans. We believe our Board should be deeply engaged, provide informed and honest guidance and feedback and maintain an open dialogue with management based on a clear understanding of our strategic plans.

Oversight of Growth Strategy

Our Board plays an integral oversight role in our growth and success. At each Board meeting, we review components of our long-term strategy with our directors and engage in constructive dialogue, which our leadership team embraces. These discussions are not without disagreement – and those honest conversations push us to make the difficult decisions required to build a better BlackRock.

A Global Perspective

Twice a year, Board and standing Committee meetings are held outside of New York, including one set of meetings held outside of the United States. These off-site meetings provide our directors with an opportunity to meet with employees and management based outside of our New York corporate headquarters, focus on reviewing regional strategies and engage with local clients and government officials. These meetings provide our directors with firsthand exposure to BlackRock’s corporate culture and how employees globally demonstrate BlackRock’s principles and purpose. In 2019, the Board traveled to Seattle, Washington and Milan, Italy for off-site Board meetings.

Role in Talent Development

Building a generation of future leaders is vital to BlackRock’s long-term success. Accordingly, our Board plays an active part in our talent development and dedicates at least one meeting per year to talent review. As part of its review, the Board evaluates whether we have the right people in the right places to execute our long-term strategy, examines the results of Employee Opinion Surveys and provides oversight of management to ensure that we are developing people to fill key roles in the future. For more information, please refer to “BlackRock’s Approach to Human Capital Management” on page 36.

Employee Engagement & Additional Resources

Our directors have full and free access to all BlackRock officers and employees at any time to address questions, comments or concerns. Our directors may arrange these meetings independently and without the presence of senior management. Additionally, the Board and its Committees have the power to hire independent legal, financial or other advisors without approval from, or consultation with, BlackRock management.

Embracing Best Practices

Our Board also takes an active role in ensuring we embrace “best practices” in corporate governance. Members of the Governance Committee are briefed on significant trends and developments in corporate governance and regulatory issues, including briefings from BlackRock’s Investment Stewardship and Global Public Policy teams, as well as feedback from shareholders. In 2019, we acted on feedback from our shareholders to enhance disclosure on how the Board approaches its composition and refreshment as well as Board size. For more information, see “Governance Highlights,” “Board Refreshment,” “Board Tenure, Retirement Age and Size” and “Board Refreshment Process” on pages 2, 3, 12 and 28, respectively.

24    BLACKROCK, INC. 2020 PROXY STATEMENT

Corporate Governance    |    Our Board and Culture

Beyond the Boardroom

On-site Visits to BlackRock Offices

In addition to Board and Committee off-site meetings, members of our Board are encouraged to make on-site visits to other BlackRock offices.

During 2019, our newest Board member, Bader M. Alsaad, participated in BlackRock’s “Meet the Board” program – a series of globally broadcast, “fire-side” chats and town halls designed to give directors an opportunity to engage with employees directly and allow employees an opportunity to ask questions and get to know members of the Board.

In the same year, our directors participated in a technology showcase led by BlackRock employees of all levels who specialize in technology development as part of the Company’s tech 2025 strategy, and experienced first-hand our technology and where it is leading us.

Our Investment Stewardship team (“BIS”) hosts an annual Director Dialogue Day, where employees, members of management and independent directors of other companies engage on topics such as BIS’s engagement priorities, emerging trends in U.S. corporate governance and compensation and public policy affecting long-term investments. BlackRock’s directors are invited to, and have attended this event in the past.

Director Orientation

Under the oversight of management and the Board, BlackRock provides each new director with an orientation program conducted over the course of the first three months of their tenure. The orientation program includes the opportunity to rotate through each of the Board’s standing Committees and participate in presentations by senior management to familiarize our new directors with BlackRock’s:

• Financial position and strategic plans; • Significant financial, accounting and risk management policies;	• Compliance programs, conflict policies, Code of Business Conduct and Ethics and other controls; and • Principal officers and internal and independent auditors.

Directors also have full and free access to all BlackRock officers and employees and are encouraged to meet with members of management to further enhance their familiarity with BlackRock’s business and strategy.

Continuing Education

All directors are encouraged to attend continuing educational programs offered by BlackRock or sponsored by universities, stock exchanges or other organizations related to fulfilling their duties as Board or Committee members. For example, members of our Audit Committee have participated in conferences and symposiums hosted by our independent registered public accounting firm, Deloitte.

Every week our directors receive summaries and copies of press coverage, analyst reports and current events relating to our business.

Individual Discussions and Mentoring Management

Outside of regularly scheduled Board and Committee meetings, our directors may have discussions with each other and our CEO at their discretion. Directors have access to management at any time and are encouraged to have small group or individual meetings, as necessary.

All directors are encouraged to meet with management outside of Board and Committee meetings and several directors have established informal mentoring relationships with key members of senior management.

BLACKROCK, INC. 2020 PROXY STATEMENT    25

Corporate Governance    |    Our Board Leadership Structure

Our Board Leadership Structure

Why our Board leadership structure is right for BlackRock

Our Board and Governance Committee regularly review and evaluate the Board’s leadership structure. Mr. Fink serves as both BlackRock’s CEO and Chairman of the Board, which the Board has determined is the most appropriate and effective leadership structure for the Board and the Company at this time. Mr. Fink has served in this capacity since founding BlackRock in 1988 and, as such, brings over 30 years of strategic leadership experience and an unparalleled knowledge of BlackRock’s business, operations and risks to his role as Chairman of the Board.

The Board does not have a policy on whether the roles of the Chairman and CEO should be separated but believes the current combination of the two roles provides BlackRock with, among other things, a clear and effective leadership structure to communicate the Company’s business and long-term strategy to its clients, shareholders and the public. In addition, the Board believes that this structure allows for robust and frequent communication between the Board’s independent directors and management and enables the Board to better understand the Company and work with management to enhance shareholder value.

Under our Lead Independent Director Guidelines, when the positions of Chief Executive Officer and Chairman of the Board are combined or the Chairman is not independent, the independent directors will appoint a Lead Independent Director. The Lead Independent Director will then be appointed annually by BlackRock’s independent directors and serve until a successor is duly appointed and qualified, his or her removal or resignation, or he or she is no longer an independent member of the Board. Although appointed annually, we generally expect the Lead Independent Director to serve for more than one year.

The Board believes the role and responsibilities of the Lead Independent Director help to ensure the exercise of independent judgment by the Board and further facilitate coordination with the independent directors.

Our Lead Independent Director: Murry S. Gerber Serving since 2017

The Role of the Lead Independent Director

Our Lead Independent Director has significant authority and responsibilities to provide for an effective and independent Board. In this role, Mr. Gerber:

•  Develops and approves the agenda for Board meetings, in consultation with the Chairman and Committee Chairs.

•  Leads executive sessions and facilitates discussion of the Company’s strategy, key governance issues (including succession planning) and the performance of BlackRock senior executives at each executive session.

•  Serves as liaison between independent directors and the Chairman.

•  Focuses on Board effectiveness, performance and composition with input from the Governance Committee.

•  Oversees and reports on annual Board and Committee performance evaluations, in consultation with the Governance Committee.

•  Serves as the primary Board contact for shareholder engagement.

Mr. Gerber has substantial experience with corporate governance and public company management, as well as deep knowledge of the Company and its governance practices. The Board believes Mr. Gerber’s long tenure as a director enables him to provide a valuable perspective on BlackRock’s growing business and risk management, as well as enhances his ability to challenge members of senior management.

The Board, as reflected in responses to the 2019 Board and Committee evaluations, particularly commended Mr. Gerber’s effectiveness as Lead Independent Director, highlighting his leadership of executive sessions and encouragement of candid feedback on the performance and effectiveness of the Board.

Executive Sessions

Executive sessions of non-management directors are held at most regularly scheduled Board meetings, and six executive sessions were held in 2019. Each session is chaired by the Lead Independent Director, who facilitates discussion of the Company’s strategy, key governance issues, succession planning and the performance of senior executives. Any non-management director may request that an additional executive session be scheduled. At least once a year, an executive session is held for only those directors determined to be “independent,” within the meaning of the listing standards of the NYSE.

The full versions of our Lead Independent Director Guidelines and other corporate governance policies are available on our website at http://ir.blackrock.com under the headings “Governance / Governance Overview.”

26    BLACKROCK, INC. 2020 PROXY STATEMENT

Corporate Governance    |    Board Evaluation Process

Board Evaluation Process

The effectiveness of the Board and its Committees is critical to BlackRock’s success and to the protection of our shareholders’ long-term interests. To ensure their effectiveness, the Board and each standing Committee annually conduct comprehensive evaluations to identify and assess areas for improvements.

BLACKROCK, INC. 2020 PROXY STATEMENT    27

Corporate Governance    |    Board Refreshment Process

Board Refreshment Process

The Governance Committee is responsible for identifying and evaluating potential director candidates, reviewing Board and Committee composition and making recommendations to the full Board. This ongoing process includes:

Director Recruitment In order to maintain a Board with an appropriate mix of experience and qualifications, the Governance Committee, with the help of management and an outside consultant, engages in a year-round process to identify and evaluate director candidates in conjunction with its recurring review of Board and Committee composition. Director Onboarding All new directors participate in an extensive orientation program, enabling him or her to quickly enhance their strategic value to our board. Board Committee Rotation The Governance Committee also considers the periodic rotation of Committee members and Committee Chairs to introduce fresh perspectives and to broaden and diversify the views and experience represented on the Boards standing Committees. Board and Committee Evaluations Annual Board and Committee evaluations help identify director skills that would enhance Board effectiveness. The Governance Committee actively engages in Board succession planning to anticipate the future needs of the Board and its standing Committees. Director Tenure, Retirement Age Policy To ensure the Board has an appropriate balance of experience, continuity and fresh perspective, the Board considers length of tenure when reviewing nominees. The average tenure of BlackRocks director nominees is approximately eight years, while the average tenure for independent director nominees is approximately six years. The Board has established a retirement age of 75 years for directors. Our tenure and age-based retirement practices help the Board to anticipate future Board turnover. The Board Directors Unanimously recommends you vote FOR the approval of the compensation of our NEOs.

28    BLACKROCK, INC. 2020 PROXY STATEMENT

Corporate Governance    |    Board Committees

Board Committees

Each Committee is governed by a Board-approved Charter.

Board Committee Meetings and Members

The Board has five Committees: the Audit Committee, the Compensation Committee, the Governance Committee, the Risk Committee and the Executive Committee. Below is a summary of our current Committee structure and membership information.

Member	Audit	Compensation	Governance	Risk	Executive

INDEPENDENT DIRECTORS

Bader M. Alsaad			●	●

Mathis Cabiallavetta	●		●

Pamela Daley	●			●	●

Jessica P. Einhorn		●		●

William E. Ford	●	●

Fabrizio Freda			●

Murry S. Gerber (Lead Independent Director)	●		●		●

Margaret L. Johnson	●	●

Cheryl D. Mills		●	●

Gordon M. Nixon		●	●		●

Charles H. Robbins				●

Ivan G. Seidenberg		●	●		●

Marco Antonio Slim Domit	●	●

Susan L. Wagner	●			●	●

Mark Wilson				●

NON-INDEPENDENT DIRECTORS

Laurence D. Fink					●

Robert S. Kapito

William S. Demchak				●	●

Number of Meetings Held in 2019	13	8	6	6	0

● Chairperson

The Board met eight times during 2019. In 2019, each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period for which such director was a member of the Board and (ii) the total number of meetings held by all Committees of the Board on which such director served, if any, during the period served by such director. Directors are encouraged to and do attend the annual meetings of BlackRock shareholders. All 17 directors who were serving on the Board and nominated for re-election in 2019 attended the 2019 Annual Meeting of Shareholders. Ivan G. Seidenberg will not be standing for re-election at the Annual Meeting.

BLACKROCK, INC. 2020 PROXY STATEMENT    29

Corporate Governance    |    Board Committees

Board Committee Refreshment

The Governance Committee considers the periodic rotation of Committee members and Committee Chairs to introduce fresh perspectives and to broaden and diversify the views and experience represented on the Committees.

•

On March 14, 2019, the Board appointed Ms. Wagner to serve as Chair of the Risk Committee and as a member of each of the Audit and Executive Committees, each appointment effective May 23, 2019. Ms. Wagner brings risk management, operations and strategy experience, as well as a deep understanding of the asset management industry as one of the founding principals of the Company.

•

On November 20, 2019, the Board appointed Mr. Alsaad to serve as a member of the Risk Committee and a member of the Governance Committee, each appointment effective January 28, 2020. Mr. Alsaad brings expertise in international business strategy and global capital markets as well as experience in investments and the financial sector.

•

On March 18, 2020, the Board appointed Mr. Ford to serve as Chair of the Compensation Committee and as a member of the Executive Committee, each appointment effective May 21, 2020. Mr. Ford brings extensive management expertise and a valuable perspective on international finance from his experience as Chief Executive Officer of General Atlantic, one of the world’s leading growth equity firms.

Outlined below are the Board’s Committees with brief descriptions of each Committee’s membership, roles and responsibilities as of the date of this Proxy Statement.

Audit Committee

Chair	Pamela Daley	Members	Mathis Cabiallavetta William E. Ford	Murry S. Gerber Margaret L. Johnson	Marco Antonio Slim Domit Susan L. Wagner

Role and Responsibilities

The Audit Committee’s primary responsibilities include oversight of the integrity of BlackRock’s financial statements and public filings, the independent registered public accounting firm’s qualifications, performance and independence, the performance of BlackRock’s internal audit function and BlackRock’s compliance with legal and regulatory requirements.

The Audit Committee receives reports on:

•   The progress and results of the internal audit program, as provided by BlackRock’s Head of Internal Audit, and approves BlackRock’s internal audit plan;

•   External audit findings, as provided by BlackRock’s independent registered public accounting firm, Deloitte;

•   Financial controls regarding compliance with the Sarbanes-Oxley Act of 2002, as prepared by the Head of Financial Controls and presented by management;

•   The Company’s Risk Management program, as provided by BlackRock’s Chief Risk Officer;

•   Financial updates, as provided by the Chief Financial Officer;

•   Cybersecurity updates, as provided by the Chief Information Security Officer;

•   Compliance updates, as provided by the Chief Compliance Officer;

•   Litigation, regulatory and material ethics matters, as provided by BlackRock’s Chief Legal Officer; and

•   Risk matters addressed at the Risk Committee, as provided by the Chair of the Risk Committee.

Additionally, as part of the Audit Committee’s responsibility for oversight of the Company’s major financial risk exposures, the Audit Committee reviews and discusses with management the Company’s approach to assessing and managing risk in coordination with the Risk Committee.

The Audit Committee is also responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm retained to audit BlackRock’s financial statements. The Audit Committee approves all audit engagement fees and terms associated with the retention of Deloitte. In addition to ensuring the regular rotation of the lead audit partner, as required by law, the Audit Committee selects, reviews and evaluates the lead audit partner and determines whether there should be periodic rotation of the independent registered public accounting firm.

The Audit Committee regularly holds separate sessions with BlackRock’s management, internal auditors and Deloitte.

The Board has determined that each member of the Audit Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules, is “financially literate,” and has accounting and related financial management expertise within the meaning of the NYSE listing standards. All members of the Audit Committee, with the exception of Margaret L. Johnson, qualify as “audit committee financial experts” under applicable SEC rules.

30    BLACKROCK, INC. 2020 PROXY STATEMENT

Corporate Governance    |    Board Committees

Management Development & Compensation Committee

Chair	Ivan G. Seidenberg	Members	Jessica P. Einhorn William E. Ford	Margaret L. Johnson Cheryl D. Mills	Gordon M. Nixon Marco Antonio Slim Domit

Role and Responsibilities

•   Reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives and determining and approving the CEO’s overall compensation levels based on this evaluation;

•   Reviewing BlackRock’s executive compensation program and establishing the compensation framework of BlackRock’s executive officers;

•   Periodically reviewing and approving director compensation;

•   Reviewing, approving, recommending to the Board, or delegating to management the oversight of, BlackRock’s benefits plans;

•   Considering and discussing the results of the advisory “say-on-pay” vote;

•   Providing oversight of BlackRock’s executive compensation program and determining whether our program remains effective to attract, motivate and retain senior officers capable of making significant contributions to BlackRock’s long-term success;

•   Reviewing, assessing and making reports and recommendations to the Board on BlackRock’s talent development and succession planning, with an emphasis on performance and succession at the highest management levels; and

•   Appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee.

The Board has determined that each member of the Compensation Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules, qualifies as a “non-employee director” under applicable SEC rules and is an “outside director” within the meaning of the Internal Revenue Code.

Additional information on the Compensation Committee’s processes and procedures for consideration of NEO compensation is addressed in the “Management Development & Compensation Committee Report” on page 55 and “Compensation Discussion and Analysis” beginning on page 56.

Nominating & Governance Committee

Chair	Gordon M. Nixon	Members(1)	Bader M. Alsaad Mathis Cabiallavetta	Fabrizio Freda Murry S. Gerber	Cheryl D. Mills Ivan G. Seidenberg

Role and Responsibilities

•   Recommending to the Board criteria for the selection of new directors to serve on the Board;

•   Identifying individuals qualified to become members of the Board;

•   Recommending to the Board the director nominees for the next annual meeting of shareholders or candidates to fill vacancies or newly created directorships that may occur between annual meetings;

•   Recommending to the Board members for each Committee;

•   Leading the Board in its annual review of the Board’s performance;

•   Evaluating and recommending to the Board corporate governance policies, practices and guidelines applicable to the Company;

•   Overseeing BlackRock’s Related Persons Transaction Policy;

•   Reviewing the Company’s engagement with shareholders on governance matters and considering shareholder proposals and proposed responses; and

•   Periodically reviewing corporate governance trends, best practices and regulations applicable to the corporate governance of the Company.

This year, the Board formalized the review of corporate and investment stewardship-related policies and programs and significant publications relating to environmental (including climate change), social and other sustainability matters at the Governance Committee.

Additionally, in furtherance of BlackRock’s overarching purpose, the Governance Committee also took on responsibility for periodic reviews of the Company’s philanthropic programs and related strategy, as well as the Company’s public policy and advocacy activities, including lobbying priorities, political contributions and memberships in trade associations.

The Board has determined that each member of the Governance Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules.

(1)	Susan L. Wagner served as a member of the Governance Committee until May 23, 2019.

BLACKROCK, INC. 2020 PROXY STATEMENT    31

Corporate Governance    |    Board Committees

Risk Committee

Chair	Susan L. Wagner	Members	Bader M. Alsaad Pamela Daley	William S. Demchak Jessica P. Einhorn	Charles H. Robbins Mark Wilson

Role and Responsibilities

The Risk Committee assists the Board with its oversight of the Company’s levels of risk, risk assessment, risk management and related policies and processes in connection with the following types of risk and related areas:

Enterprise Risks

•	Market risks from volatility in financial markets;

•	Contractually indemnified risks;

•	Operational risks from failed or inadequate processes relating to investment management processes, new products and services, third party relationships, model risk and change;

•	Risks related to regulatory trends and public policy developments;

•	Technology and cybersecurity risks relating to information security, business continuity/resiliency and system capacity; and

•	The impact of firm-wide risk assessments, including the quantification and analysis of requirements (liquidity, insurance, capital or other risk mitigation) associated with BlackRock’s key risks.

Fiduciary Risks

•	Investment risks being taken on behalf of clients in their portfolios or accounts;

•	Risks of default by client counterparties; and

•	Pricing and valuation risk that BlackRock’s counterparties misprice assets in client portfolios or accounts.

Other

•	Reputational risk; and

•	Any other areas of risk delegated to the Risk Committee by the Board.

The Committee regularly reviews a detailed risk profile report prepared by the Chief Risk Officer which covers a wide range of topics and potential issues that could impact BlackRock.

The Risk Committee also reviewed and discussed with management the Risk Factors included in the 2019 Form 10-K and received reports from members of management responsible for identifying and monitoring these risks.

Executive Committee

Chair	Laurence D. Fink	Members	Pamela Daley William S. Demchak	Murry S. Gerber Gordon M. Nixon	Ivan G. Seidenberg Susan L. Wagner

Role and Responsibilities

The Executive Committee has all the powers of the Board, except as prohibited by applicable law, the PNC Stockholder Agreement and BlackRock’s Amended and Restated Bylaws (“Bylaws”), and except to the extent another Committee has been accorded authority over the matter. The Executive Committee may meet to exercise such powers between meetings of the Board.

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Corporate Governance    |    Board Committees

Board and Committee Oversight of Strategy

The Board actively engages with senior management by providing guidance on the formation and implementation of strategic initiatives. On an annual basis, our Global Head of Corporate Strategy previews the Board’s agenda with the Governance Committee, focusing on business reviews and the strategic topics for the coming year, and receives its feedback and input. Based on this agenda, members of senior management and business leads will brief directors on the strategic opportunities, priorities and implementation of strategy for their respective lines of business. These presentations serve as the basis for an active, ongoing dialogue between the Board and senior management about strategic risks and opportunities facing BlackRock and its lines of business.

Board and Committee Oversight of Risk Management

Full Board

The Board has ultimate responsibility for oversight of BlackRock’s risk management activities.

The Risk, Audit, Compensation and Governance Committees assist the Board in fulfilling this important role.

The Board’s standing Committees report to the full Board at least 6 times a year with updates on their areas of designated risk oversight responsibilities. These Committees work together and with the full Board to help ensure that the Committees and the Board have received all information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management activities.

Risk

Committee

Responsible for assessing and overseeing BlackRock’s levels of risk and risk management and related policies and processes in connection with fiduciary and enterprise risks, including an increased focus on cybersecurity risks, and other areas of risk determined by the Board.

Audit

Committee

Responsible for overseeing the integrity of BlackRock’s financial statements and other disclosures, the effectiveness of the internal control environment, the internal audit function and the external auditors and compliance with legal and regulatory requirements.

Compensation Committee Responsible for overseeing risks associated with BlackRock’s executive and employee compensation practices and the effective management of executive succession.	Governance Committee Responsible for overseeing risks related to Board and Committee succession and other corporate governance policies and practices.

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Corporate Governance    |    Board Committees

Board and Committee Oversight of Cybersecurity

Our Board is actively engaged in the oversight of BlackRock’s cybersecurity and information security programs. Our Risk Committee receives reports on the Company’s cybersecurity program and developments in information security at each meeting from our Chief Information Security Officer. Additionally, on an annual basis, senior members of BlackRock’s technology, risk and information security teams provide a comprehensive overview of BlackRock’s cyber risk and information security program to a joint session of the Risk and Audit Committees.

Our global information security team, in collaboration with our technology risk team and independent third parties, assesses both risks and changes in the cyber environment and adjusts our cybersecurity program as needed.

Cybersecurity Governance Highlights:

• BlackRock employs an in-depth, multi-layered strategy of control programs, including monitoring external and internal threats and events, managing access, facilitating use of appropriate authentication options, validating controls and programs by internal teams and independent third parties and testing various compromise scenarios that are overseen by a global information security team.

• BlackRock invests in threat intelligence and participates in financial services industry and government forums to improve both internal and sector cybersecurity defense.

• BlackRock routinely performs penetration tests.

• BlackRock’s cyber risk program incorporates external expertise.

Board and Committee Oversight of Sustainability

BlackRock’s Board has overall responsibility for oversight of BlackRock’s Investment Stewardship and Corporate Sustainability activities. Additionally, the Governance Committee is directly responsible for overseeing:

Investment Stewardship Social Impact Corporate Sustainability

•

With respect to Investment Stewardship, the Governance Committee periodically reviews the group’s policies, programs and significant publications relating to environmental (including climate change), social and other sustainability matters in coordination with the other standing Committees of the Board.

•

In addition, the duties of the Governance Committee include reviews of BlackRock’s philanthropic program (“Social Impact”) and its strategy, which is focused on efforts to support a more inclusive and sustainable economy.

•

Finally, BlackRock is deeply committed to sustainability as an organization and we have implemented a wide range of sustainability initiatives over the last several years that help BlackRock deliver value to all stakeholders over the long-term.

The oversight of the Governance Committee provides an additional layer of accountability to assist in BlackRock’s progress on these important initiatives for the benefit of all stakeholders. As appropriate, the Committee makes recommendations on these matters to be reviewed by the full Board.

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Corporate Governance    |    Sustainability at BlackRock

Sustainability at BlackRock

As an asset manager, we believe that a company’s ability to integrate sustainable business practices into its strategy and operations is integral to delivering long-term value. We also recognize the importance of leading by example, both through the transparency we provide to stakeholders on material and relevant sustainability issues and undertaking sustainable business practices.

In our day-to-day operations	In our business activities

Operating a sustainable corporation We recognize the importance of ensuring the long-term sustainability of our firm to deliver the best outcomes for clients and shareholders. Human capital is central to BlackRocks long-term sustainability. We strive to offer best-in-class benefits and develop our people through strategic training and leadership programs. We seek to advance diversity and inclusion in all forms across the organization. We manage our environmental impact of our operations by pursuing a strategy that seeks to decouple company growth from our impact on the environment. Making Sustainable Investing Our Standard Over the past few years, more and more of our clients have focused on the impact of sustainability on their portfolios. Because sustainable investment options have the potential to offer clients better outcomes, we are making sustainability integral to the way BlackRock manages risk, constructs portfolios, designs products, and engages with companies. We are deepening the integration of environmental, social, and governance (ESG) factors into risk management and active investment processes across BlackRock. We are putting ESG analysis at the center of our technology platform by integrating measurement tools that deepen our understanding of material ESG risks into Aladdin. Making a Positive Social Impact In February 2020, BlackRock made a charitable contribution of 15.6 million shares of PennyMac Financial Services, Inc. with a market value of $589 million to fund the firms social impact efforts to advance a more inclusive and sustainable economy. BlackRocks Social Impact team identifies, funds and partners with high-potential organizations to test and build evidence for innovative solutions with potential long-term impact, strong leadership and measurable outcomes. The team also supports and empowers BlackRocks employees to give back to their communities. Responsible Stewards of Our Clients Assets Investment stewardship is an essential component of our fiduciary responsibility. BlackRocks Investment Stewardship team engages with companies to understand how they are managing and disclosing sustainability-related risks. The Investment Stewardship team uses its voice as an investor to encourage companies to adopt business practices consistent with delivering sustainable long-term financial returns. The team performs independent research and analysis, carefully arriving at proxy vote decisions that are consistent with its voting guidelines and that it believes are in the best long-term economic interest of our clients. The team is increasing transparency in its stewardship practices and intensifying engagement with companies on sustainability-related matters. The first phase of work has focused on tackling financial insecurity. In 2019, BlackRock committed $50 million to launch a new Emergency Savings Initiative to build, test and pilot custom short-term savings tools and strategies for people living on low incomes. We are committed to cultivating diversity in all forms as well as building a strong culture one in which inclusion and belonging are paramount. we believe that sustainability-integrated portfolios can provide better risk-adjusted returns to investor holding boards accountable where the team believes there are shortfalls.

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Corporate Governance    |    Sustainability at BlackRock

Recent Milestones

BlackRock is committed to providing transparency on meaningful sustainability-related information to stakeholders. We made significant progress in 2019 and we are working to further enhance our corporate sustainability strategy and disclosure in the years ahead.

•  Centralized function for corporate sustainability disclosure and accelerated corporate sustainability strategy.

•  Evolved grass roots employee-driven Green Teams into an official BlackRock Employee Network. The Green Team Network’s mission is to provide a forum for colleagues to connect around their shared passion for improving BlackRock’s sustainability as a firm, to create and lead sustainability initiatives within our offices and to steward conservation efforts within the communities in which we operate.

•  Launched Emergency Savings Initiative, a $50 million philanthropic commitment to help people living on low-to moderate-incomes gain access to and increase usage of savings strategies and tools to help them establish an important safety net.

•  BlackRock actively participated in the Vatican’s second dialogue on “The Energy Transition & Care for Our Common Home,” where we signed two statements calling for improved climate risk disclosure and underscoring the need for an effective carbon pricing regime.

•  Launched The BlackRock Foundation and a philanthropic commitment of $589 million to promote an inclusive and sustainable economy.

•  Joined Climate Action 100+, an investor-led initiative to encourage the world’s largest corporate greenhouse gas emitters to take necessary action on climate change.

•  Published first SASB-aligned disclosure, which includes information regarding our workforce diversity, risk management and incorporation of ESG factors in our investment management processes.

•  Published disclosure around the carbon footprint of our operations.

•  Announced acceleration of sustainable investing efforts, making sustainability our new standard for investing.

BlackRock’s Approach to Human Capital Management

As a human capital-intensive business, our long-term sustainability depends on our people. And as BlackRock grows, the importance of our talent strategy has only intensified. For those reasons, we are committed to taking a differentiated approach to talent and culture.

Culture, Inclusion and Diversity

At BlackRock, we are committed to cultivating and advancing diversity in all forms as well as building a strong culture – one in which inclusion and belonging are paramount, where all BlackRock citizens strive to be open and inclusive leaders and teammates. Our culture is what unifies our employees across our diverse business model, ensures we are best positioned to serve our diverse clients globally and propels BlackRock’s continuous evolution. Our culture is rooted in our guiding principles, which you can read more about on our website at www.blackrock.com.

Talent Vision and Strategy

Our people and culture are critical to BlackRock’s long-term success. As such, our talent vision and strategy focus on:

•	Enabling high-performing teams that generate career opportunities for our people, create future leaders of the firm and thought leaders in the industry.

•	Creating an environment of inclusion, belonging and diversity, where we work with purpose and everyone feels seen, heard and known.

•	Promoting emotional ownership and entrepreneurship throughout BlackRock.

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Corporate Governance    |    BlackRock’s Approach to Human Capital Management

Our talent vision and strategy must be implemented in the context of an evolving BlackRock business – we continue to be one of the world’s largest and most diversified asset managers in a rapidly evolving industry. In order to reflect the ongoing transformation in our industry, we are focused on:

•	Reinforcing our culture and diversity as a source of competitive advantage.

•	Delivering a consistent, fair and high-quality experience for our people.

•	Designing an organizational model that supports a diversified asset management and growing technology business.

•	Developing a scalable technology platform to effectively manage our human capital operations and processes.

Talent Development

We believe a critical driver of our firm’s future growth is our ability to grow leaders. We are committed to identifying and developing talent to help those employees accelerate their growth and achieve their career goals.

Employee Career Development We provide developmental opportunities for our employees through a robust set of formal and informal programs.
BlackRock Academies focus on enabling employees to build skills and thought leadership in specific facets of our business.	• These educational experiences and resources include topics such as client relationships, technology, investments, compliance, leadership and management, and professional development.
Knowing BlackRock Core is a set of resources and immersive experiences built around a series of Harvard Business School case studies about the Company.	• Resources and experiences that are designed to help employees explore our history and engage in shaping our future.

Leadership programs, such as the Women’s Leadership Forum, Enterprise Leadership Acceleration at BlackRock, and Leadership Excellence and Development, make a differentiated investment in our high potential, strong performing employees as we strive to deepen, enhance and diversify our leadership bench.

• These programs are intense, year-long experiences that include structured learning, assessments, external coaching, sponsorship and hands-on work, and provide a blend of full cohort, small group and individually tailored development.

Employee Feedback

We value continuous dialogue with our employees about their experiences. We have several employee feedback mechanisms including:

•	Our annual Employee Opinion Survey, which has a more than 90% participation rate annually and provides us with actionable feedback for each team and for BlackRock as a whole; and

•	Our annual People Manager assessment, which provides managers with upward feedback on how they are progressing against their expectations as managers.

2019 Employee Opinion Survey highlights 89% are proud to work at BlackRock 88% believe we are living our mission of creating a better financial future for our clients

Each year, we directly address employee feedback received through these mechanisms. We believe the high participation rates reflect conviction among employees that their responses will lead to action by management.

Employee Networks

We provide additional forums and opportunities for employees with diverse backgrounds, experiences and perspectives to connect with one another and shape our culture through our Employee Networks. These networks are sponsored by senior leaders and are designed by employees, for employees.

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Corporate Governance    |    BlackRock’s Approach to Human Capital Management

In 2020, we launched the Green Team Network. Its mission is to provide a forum for colleagues to connect around their shared passion for improving BlackRock’s sustainability as a firm, to create and lead sustainability initiatives within our offices and to steward conservation efforts within the communities in which we operate. Climate change is not just important to driving investment outcomes; it is something about which BlackRock employees are personally passionate.

Transparency and Accountability

Transparency and accountability are critical to informing and improving our recruiting and development practices as we seek to continually create a more inclusive and diverse workforce. We track and monitor voluntarily disclosed diversity data to review hiring, promotion and attrition at the firm, regional and functional levels. We also review performance data and promotion and compensation information to ensure fair and objective decision-making. During the firm’s Quarterly Business Reviews of each business unit, senior management engages in focused conversations with each business about their plans and progress with respect to diversity and inclusion.

We deliberately align employee incentives with the risk and performance frameworks of the firm. BlackRock’s pay-for-performance philosophy connects individual, business and company results to employee compensation, providing employees with opportunities to share in the firm’s growth and success.

Board Oversight of Human Capital Management

Our Board plays a critical role in the oversight of talent and culture at BlackRock and devotes one full meeting annually to an in-depth review of BlackRock’s culture, talent development, retention and recruiting initiatives, inclusion and diversity strategy, leadership and succession planning and employee feedback. Employee feedback and metrics on talent and diversity initiatives are shared with and reviewed by the Board on a regular basis. Moreover, senior leaders are held accountable for progress on diversity through bonus pool allocations and individual compensation decisions.

The Board and Compensation Committee routinely engage with senior leadership on talent and culture. The Compensation Committee oversees our GEC’s compensation and bonus pools, which are determined, in part, by how members of the GEC deliver against annual organizational strength objectives. For a discussion on how organizational strength objectives, such as attracting and inspiring talent and developing a more diverse and inclusive culture, are factored into performance assessments of BlackRock’s NEOs, see “2019 NEO Compensation and Performance Summaries” beginning on page 69.

38    BLACKROCK, INC. 2020 PROXY STATEMENT

Corporate Governance    |    Corporate Governance Practices and Policies

Corporate Governance Practices and Policies

Management Succession Planning

Our Board recognizes the importance of succession planning for the CEO and other key executives at BlackRock. The Board, in consultation with the Compensation Committee, dedicates at least one full meeting per year to talent development review to ensure BlackRock has the right people in place to execute our long-term strategic plans and appropriate succession for key individuals.

DURING THESE REVIEWS, THE BOARD DISCUSSES:

•	Our succession process and pipeline, including diversity, inclusion and Company culture goals for building future senior leaders;

•	Potential successors to the CEO in the event of an emergency or the CEO’s retirement; and

•	CEO recommendations and evaluations of potential successors for BlackRock’s top executives, along with a review of any development plans for these individuals.

Retaining Key Leaders. In the fourth quarter of 2017, we granted long-term incentive awards in the form of performance-based stock options to a select group of senior leaders who we believe will play critical roles in BlackRock’s future. For more information about these awards, see “Performance-Based Stock Options” on page 65.

BlackRock Public Policy Engagement and Political Participation Policies

As part of our responsibilities to our shareholders and clients, BlackRock advocates for public policies that we believe are in our shareholders’ and clients’ long-term best interests. We support the creation of regulatory regimes that increase financial market transparency, protect investors and facilitate responsible growth of capital markets, while preserving consumer choice and properly balancing benefits versus implementation costs. BlackRock comments on public policy topics through, among other things, our published ViewPoints, which examine public policy issues and assess their implications for investors, and through comment letters and consultation responses that we submit to policy makers. We believe in the value of open dialogue and transparency on these important issues; our position papers and letters are available on the “Insights – Public Policy” section of our website.

Governance of Public Policy Engagement

BlackRock believes that responsible corporate citizenship requires active engagement in legislative and regulatory processes. Our engagement with policy makers and advocacy on public policy issues is coordinated by our Global Public Policy Group. Members of the Global Public Policy Group work closely with BlackRock’s business and legal teams to identify legislative and regulatory priorities, both regionally and globally, that will protect investors, increase shareholder value and facilitate responsible economic growth.

The head of the Global Public Policy Group is a member of BlackRock’s Global Executive and Operating Committees and regularly briefs these committees on our public policy priorities and related advocacy efforts. BlackRock’s Chief Legal Officer and the head of the Global Public Policy Group regularly brief both the Board’s Risk and Governance Committees to keep directors apprised of, and engaged in, BlackRock’s legislative and regulatory priorities and advocacy initiatives. The Global Public Policy Group and executive leadership regularly meet with and exchange views on legislation and regulatory priorities with public officials and policy makers, regionally and globally, and provide such individuals with educational materials to help inform their decisions.

Trade Associations

As part of BlackRock’s engagement in the public policy process, BlackRock participates in a number of trade associations that advocate for and shape public policy positions that are important to the asset management industry and the global business community. Trade associations also provide educational, training and professional networking opportunities for their members. BlackRock participates in these associations for such opportunities and to help build consensus on issues that we believe will serve investors, increase shareholder value and facilitate responsible economic growth. Our membership and participation in these organizations is not an endorsement of all the activities and positions of these organizations. Accordingly, there may be instances where their positions diverge from those of BlackRock.

BLACKROCK, INC. 2020 PROXY STATEMENT    39

Corporate Governance    |    Corporate Governance Practices and Policies

As an asset manager, BlackRock focuses on issues that impact the asset management industry and the clients for whom we act as agent in managing assets. In general, BlackRock’s efforts are focused at the national or regional level, rather than at a state-specific level.

Political Participation

Our ability to engage policy makers and participate in the public policy arena is subject to extensive laws and regulations at the international, federal, state and local levels. Under United States federal law, BlackRock may not contribute corporate funds or make in-kind contributions to candidates for federal office or to national party committees. In addition to federal limits on corporate political action, our political contributions at the state and local level in the United States are governed by Municipal Securities Rulemaking Board Rule G-37, Rule 206(4)-5 of the Investment Advisers Act of 1940 and CFTC Rule 23.451, as well as applicable state and local law. Accordingly, BlackRock does not contribute corporate funds to candidates, political party committees, political action committees or any political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. Although permitted under federal law, BlackRock has voluntarily elected not to spend corporate funds directly on independent expenditures, including electioneering communications, and does not currently engage in “grassroots lobbying” or support or oppose ballot initiatives. Information about BlackRock’s lobbying activities, including contributions required to be disclosed under the Lobbying Disclosure Act, is publicly available at http://www.senate.gov/legislative/lobbying.

BlackRock maintains a federal PAC that is funded in accordance with applicable federal law on a voluntary basis by U.S.-based employees of the Company. The PAC makes contributions at the federal level on a bi-partisan basis consistent with the Company’s contribution policies and public policy goals and without regard to the private political preferences of management. As required by law, all political contributions by the PAC are reported to the Federal Election Commission and are publicly disclosed at www.fec.gov.

BlackRock maintains compliance processes designed to ensure that its activities are conducted in accordance with our Public Policy Engagement and Political Participation Policies and all relevant laws governing political contributions in the United States. All employees are required to annually review and acknowledge their compliance responsibilities regarding political contributions and must submit all of their proposed personal political contributions to our Legal and Compliance Department to determine if such contributions are consistent with applicable legal restrictions.

Shareholder Engagement and Outreach

Our Shareholder Engagement Process

We conduct shareholder outreach throughout the year to engage with shareholders on issues that are important to them. We report back to our Board on this engagement as well as specific issues to be addressed.

ENGAGEMENT Executive management, Investor Relations and the Corporate Secretary engage on a regular basis with shareholders to solicit feedback on a variety of corporate governance matters, including but not limited to executive compensation, corporate governance policies and corporate sustainability practices. Our directors have also engaged directly with shareholders during the last two years. COMMUNICATION BlackRock also routinely interacts and communicates with shareholders through a number of other forums, including quarterly earnings presentations, SEC filings, the Annual Report and Proxy Statement, the annual shareholder meeting, investor meetings and conferences and web communications. FEEDBACK We share our shareholder feedback and trends and developments about corporate governance matters with our Board and its Committees as we seek to enhance our governance and sustainability practices and improve our disclosures. + +

Also see “Compensation Discussion and Analysis” beginning on page 56 for a discussion of our compensation related shareholder engagement initiatives and our historical say-on-pay vote results.

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Corporate Governance    |    Communications with the Board

Communications with the Board

Shareholders and other interested parties may contact any member (or all members) of the Board, any Committee or any Chair of any such Committee by mail or electronically.

Correspondence may be sent by:

Mail: BlackRock, Inc. Attn: Board of Directors c/o Corporate Secretary 40 East 52nd Street New York, New York 10022

Online:

Go to the BlackRock website at www.blackrock.com. Under the headings “Our Company and Sites / About BlackRock / Investor Relations / Governance / Governance Overview / Contact Our Board of Directors,” you will find a link that may be used for writing an electronic message to the Board, the Lead Independent Director, any individual director or any group or committee of directors.

BlackRock’s Corporate Communications, Investor Relations and Legal and Compliance Departments will review all communications received to determine whether the contents represent a message or matter for our directors’ review. Requests for a meeting with any member of the Board will also be reviewed accordingly and, if appropriate, arranged by Investor Relations and the Corporate Secretary. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairperson of the Audit Committee and handled in accordance with procedures established for reporting certain matters to the Audit Committee.

Shareholders are encouraged to visit the “Governance / Governance Overview” page of the BlackRock website at http://ir.blackrock.com to see the Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Chief Executive and Senior Financial Officers and additional information about BlackRock’s Board and its Committees and corporate governance policies.

The charters for each of the Audit Committee, the Compensation Committee, the Governance Committee, the Risk Committee and the Executive Committee can be found at the same website address. In addition, BlackRock intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics for Chief Executive and Senior Financial Officers by posting such information on its corporate website.

BlackRock will provide a copy of these documents without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022.

2019 Director Compensation

Directors receive compensation, including retainers and reimbursements of expenses, for their service and dedication to our Company. We recognize the substantial time and effort required to serve as a director of a large global investment firm. The goal of our director compensation program is to help attract, motivate and retain directors capable of making significant contributions to the long-term success of our Company. In order to align the interest of our directors with the interests of our shareholders, our independent directors are required to own a minimum target number of shares, as described below.

The Compensation Committee is responsible for reviewing director compensation periodically and making recommendations to the Board. The Compensation Committee also reviews the director compensation practices of peer corporations. For more information on these peer groups, please refer to “Role of the Compensation Consultant” on page 67.

How Our Director Compensation Program Aligns with Long-Term Shareholder Interests

FOCUS ON EQUITY COMPENSATION	STOCK/EQUITY OWNERSHIP REQUIREMENT
The largest portion of independent director compensation is the annual equity grant, payable in deferred stock units.

All independent directors are required to own shares valued at a minimum of $375,000 (over four times the annual board retainer) within five years of being elected to the Board. All directors have met or are on track to meet this requirement.

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Corporate Governance    |    2019 Director Compensation

In 2018, the Compensation Committee engaged its independent compensation consulting firm, Semler Brossy, to conduct a competitive market study of our director compensation program. Based on the study’s findings, and in light of increasing demands and engagement from our Board, the Compensation Committee determined that it was appropriate to simplify and modify our director compensation program effective as of the 2018 Annual Meeting of Shareholders. The Compensation Committee determined that the modifications made in 2018 to total director compensation preserve our program’s emphasis on deferred equity compensation, which aligns the interests of our directors with the performance of the firm in addition to promoting long-term shareholder interests, and that no changes to our director compensation program were necessary for 2019.

2019 Elements of Director Compensation

For services provided in 2019, each independent director received an annual retainer paid quarterly in arrears at an annualized rate of $85,000, as well as Committee annual retainers paid quarterly in arrears at the following annualized rates: $40,000 for Chair, and $25,000 for members of, the Audit Committee; and $30,000 for Chairs, and $15,000 for members of, the Compensation, Governance and Risk Committees. Our Lead Independent Director received an additional annual retainer paid quarterly in arrears at an annualized rate of $100,000. In addition, each independent director had the right to elect to receive BlackRock common stock valued at an equivalent fair market value in lieu of all or a portion of his or her annual retainer and Committee annual retainers.

In addition, each independent director received an annual equity grant, awarded in deferred stock units valued at $240,000 and granted on the last business day of the first quarter of 2019. These deferred stock units are fully vested on the date of grant and are generally settled in shares of BlackRock common stock on the earlier of the third anniversary of the date of grant and the date the director ceases to be a member of the Board. Directors also have a right to elect, no later than December of the prior calendar year, to receive their annual retainers in the form of deferred stock units that are fully vested on the date of grant, and to elect for such deferred stock units, as well as deferred stock units granted as part of the annual equity grant, to be settled in shares of BlackRock common stock in a lump sum on the date the director ceases to be a member of the Board or in five equal installments beginning on the date the director ceases to be a member of the Board and continuing on each of the next four anniversaries of such date.

The following table shows the elements of director compensation provided by BlackRock for services in 2019.

Director Compensation Element	Payment or Value of Equity

Board Service(1)			Board Service Annual Payments Cash/Equity
Annual Retainer(2)	$ 85,000
Annual Equity Grant(3)	$240,000	deferred stock units

Lead Independent Director	$100,000

Committee Service(2)
Committee Annual Retainers	Chair	Member
Audit Committee	$ 40,000	$ 25,000
Compensation Committee	$ 30,000	$ 15,000
Governance Committee	$ 30,000	$ 15,000
Risk Committee	$ 30,000	$ 15,000

(1)

Directors have the right to elect to receive their annual retainers in the form of BlackRock common stock. Directors also have a right to elect, no later than December of the prior calendar year, to receive their annual retainers in the form of deferred stock units that are fully vested on the date of grant, and to elect for such deferred stock units, as well as deferred stock units granted as part of the annual equity grant, to be settled in shares of BlackRock common stock in a lump sum on the date the director ceases to be a member of the Board or in five equal installments beginning on the date the director ceases to be a member of the Board and continuing on each of the next four anniversaries of such date.

(2)

Retainers are paid in January, April, July and October, based on service during the prior quarter. New Board members rotating through the standing Committees receive one general Committee retainer. From time to time, the Company also makes available, as an accommodation to all of its directors upon request, basic office space at its existing locations and administrative support, as needed.

(3)

Annual award granted on the last business day of the first quarter of each year to all directors serving on that date and delivered on the earlier of (i) the third anniversary of the date of grant and (ii) the date a director ceases to be a member of the Board. The 2019 award was valued at $240,000 and was granted on the last business day of the first quarter in 2019.

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Corporate Governance    |    2019 Director Compensation

2019 Total Director Compensation

Directors in 2019 who were also employees of BlackRock or PNC’s designee are not listed in the table below because they did not receive compensation for serving as directors or Committee members. In 2019, directors who were not employees of BlackRock or PNC each received the amounts set forth below and were also reimbursed for reasonable travel and related expenses. Each director who received compensation had the right to elect to receive BlackRock common stock valued at an equivalent fair market value in lieu of all or a portion of his or her annual retainers. In addition, each director who received compensation had the right to elect to receive their annual retainers in the form of deferred stock units, and to elect for such deferred stock units, as well as deferred stock units granted as part of the annual equity grant, to be settled in shares of BlackRock common stock in a lump sum on the date the director ceases to be a member of the Board or in five equal installments beginning on the date the director ceases to be a member of the Board and continuing on each of the next four anniversaries of such date.

2019 Total Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Bader M. Alsaad(3)	70,607	0	70,607

Mathis Cabiallavetta	124,223	239,755	363,978

Pamela Daley	138,791	239,755	378,546

Jessica P. Einhorn	115,361	239,755	355,116

William E. Ford	124,534	239,755	364,289

Fabrizio Freda	99,249	239,755	339,004

Murry S. Gerber	225,000	239,755	464,755

Margaret L. Johnson	124,223	239,755	363,978

Sir Deryck Maughan(4)	70,223	239,755	309,978

Cheryl D. Mills	114,436	239,755	354,191

Gordon M. Nixon	129,121	239,755	368,876

Charles H. Robbins	99,249	239,755	339,004

Ivan G. Seidenberg	129,121	239,755	368,876

Marco Antonio Slim Domit	123,936	239,755	363,691

Susan L. Wagner	136,893	239,755	376,648

Mark Wilson	98,833	239,755	338,588

(1)

Includes fees paid in cash and shares of common stock granted on March 31, June 30, September 30 and December 31, 2019, respectively, based on closing market prices on such dates of $427.37, $469.30, $445.64 and $502.70, respectively, awarded at the election of the director in lieu of all or a portion of his or her annual retainers. Each of the following directors elected to receive common stock in lieu of the following amounts: Mr. Alsaad – $23,104; Mr. Cabiallavetta – $40,885; Ms. Daley – $138,791; Ms. Einhorn – $0; Mr. Ford – $124,534; Mr. Freda – $99,249; Mr. Gerber – $0; Ms. Johnson – $40,885; Sir Deryck – $0; Ms. Mills – $114,436; Mr. Nixon – $129,121; Mr. Robbins – $99,249; Mr. Seidenberg – $129,121; Mr. Slim – $82,273; Ms. Wagner – $45,222; and Mr. Wilson – $32,163.

(2)

Includes the annual grants to each non-employee director of 561 deferred stock units of BlackRock with a grant date fair value of $240,000 pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 18 to the consolidated financial statements in our 2019 Form 10-K. As of December 31, 2019, each non-employee director held the following outstanding deferred stock units: 1,876 deferred stock units for Ms. Daley; 1,865 deferred stock units for Mr. Seidenberg; 1,637 deferred stock units for Mr. Nixon; 1,536 deferred stock units for Mr. Slim; 1,365 deferred stock units for Mr. Gerber; 1,340 deferred stock units for each of Messrs. Cabiallavetta, Freda and Mses. Einhorn, Mills and Wagner; 1,316 deferred stock units for Mr. Ford; 957 deferred stock units for Mr. Wilson; 953 deferred stock units for Ms. Johnson and 884 deferred stock units for Mr. Robbins. Mr. Alsaad did not have any deferred stock units outstanding as he joined the Board on May 23, 2019. Sir Deryck did not have any deferred stock units outstanding as his units were settled upon retirement from the Board on May 23, 2019.

(3)	Mr. Alsaad joined the Board effective May 23, 2019.

(4)	Sir Deryck retired from the Board effective May 23, 2019.

BLACKROCK, INC. 2020 PROXY STATEMENT    43

Corporate Governance    |    Other Executive Officers

Other Executive Officers

In addition to Messrs. Fink and Kapito, whose biographical information is included on pages 16 and 19, respectively, the following is a list of individuals serving as executive officers of BlackRock as of the date of this Proxy Statement, each of whom also serves on BlackRock’s GEC. All of BlackRock’s executive officers serve at the discretion of the Board and CEO.

Geraldine Buckingham age 42

Senior Managing Director, has been Head of Asia Pacific since 2019. In this role, Ms. Buckingham is responsible for all business activities in the region, which includes Greater China, Japan, Australia, Singapore, India and Korea. From 2014 to 2019, Ms. Buckingham served as Global Head of Corporate Strategy. Prior to joining BlackRock in 2014, Ms. Buckingham was a partner with McKinsey & Company’s financial services practice based in New York.

Robert L. Goldstein age 46

Senior Managing Director, has been Chief Operating Officer since 2014 and has been the Head of BlackRock Solutions, which leverages the Company’s unique risk analytics capabilities and capital markets insights to deliver unbiased advice and expertise to other institutions, since 2009. He led BlackRock’s Institutional Client Business from 2012 to 2014. Mr. Goldstein has spent his entire career at BlackRock, beginning in 1994 as an analyst in the Company’s Portfolio Analytics Group.

J. Richard Kushel age 53

Senior Managing Director, has been Head of Multi-Asset Strategies and Global Fixed Income since 2018. Mr. Kushel was Chief Product Officer and Head of Strategic Product Management from 2014 to 2016, Deputy Chief Operating Officer of BlackRock from 2012 to 2014, Head of the Portfolio Management Group of BlackRock from 2010 to 2012 and Chairman of BlackRock’s International platform from 2009 to 2010. Mr. Kushel has been with BlackRock since 1991.

Rachel Lord age 54

Senior Managing Director, has been Head of EMEA since 2017. Ms. Lord also chairs the EMEA Executive Committee and is the Global Executive Sponsor of the Women’s Initiative Network. From 2013 to 2017, she was EMEA Head of iShares and Head of Global Clients, ETF and Index Investments. Ms. Lord joined BlackRock in November 2013 from Citigroup where she was the Global Head of Corporate Equity Derivatives.

Mark S. McCombe age 54

Senior Managing Director, has been Chief Client Officer since 2019. Previously, he served as Head of Americas from 2017 to 2019, Global Head and Chairman of BlackRock Alternative Investors from 2015 to 2017, Global Head of BlackRock’s Institutional Client Business from 2014 to 2016 and Head of BlackRock’s Asia Pacific region from 2012 to 2014. Before joining BlackRock, Mr. McCombe served as Chief Executive Officer in Hong Kong for HSBC from 2010 to 2012.

Christopher J. Meade age 51

Senior Managing Director, has been Chief Legal Officer of BlackRock since 2016 and General Counsel since 2015. Before joining BlackRock in 2015, Mr. Meade was the General Counsel of the U.S. Department of the Treasury. Previously, he was a partner with the law firm of Wilmer Cutler Pickering Hale and Dorr. Earlier in his career, Mr. Meade served as a law clerk to Justice John Paul Stevens on the U.S. Supreme Court and Judge Harry T. Edwards of the U.S. Court of Appeals for the D.C. Circuit.

Manish Mehta age 49

Senior Managing Director, has been Global Head of Human Resources since 2019. Prior to this, Mr. Mehta was Global Head of Markets & Investments for ETF and Index Investments from 2016 to 2019, Head of Product & Markets for iShares from 2015 to 2016 and Chief Operating Officer for iShares from 2011 to 2015. Mr. Mehta joined BlackRock in 2009 as part of the acquisition of Barclays Global Investors, where he was Head of Strategy and Corporate Development and Chief of Staff to the CEO.

Gary S. Shedlin age 56

Senior Managing Director, has been Chief Financial Officer of BlackRock since 2013. Prior to joining BlackRock, Mr. Shedlin was Vice Chairman, Investment Banking and a Managing Director in the Financial Institutions Group at Morgan Stanley from 2010 to 2013. Prior to that, Mr. Shedlin worked at Citigroup from 2004 to 2010, where he most recently served as Chairman of the Financial Institutions Group. Previously, Mr. Shedlin served as the Co-Head of the Financial Institutions Group at Lazard Ltd.

Mark Wiedman age 49

Senior Managing Director, has been Head of International and of Corporate Strategy since 2019. From 2011 to 2019, Mr. Wiedman served as Global Head of iShares and Index Investments. Mr. Wiedman joined BlackRock in 2004 to help start what became the Financial Markets Advisory Group. Prior to joining BlackRock, he was Senior Advisor to the Under Secretary for Domestic Finance at the U.S. Treasury and a management consultant at McKinsey & Company.

44    BLACKROCK, INC. 2020 PROXY STATEMENT

Ownership of BlackRock

Common and Preferred Stock

Common Stock

The following table includes certain information about the beneficial ownership of BlackRock’s voting securities as of March 31, 2020, by:

•	Each person who is known by BlackRock to own beneficially more than 5% of any class of outstanding voting securities of BlackRock;

•	Each of BlackRock’s directors and nominees;

•	Each of the executive officers named in the 2019 Summary Compensation Table; and

•	All of BlackRock’s executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of voting securities shown. The number of shares of voting securities shown in the following Security Ownership Table as beneficially owned by each director and executive officer is determined under the rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the Security Ownership Table, beneficial ownership includes any shares of voting securities as to which the individual has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days of March 31, 2020, through the exercise of any option, warrant or right. All fractional shares have been rounded to the nearest whole number.

BLACKROCK, INC. 2020 PROXY STATEMENT    45

Ownership of BlackRock Common and Preferred Stock     |     Common Stock

As of March 31, 2020, there were 154,262,618 shares of BlackRock’s common stock outstanding.

	Amount of beneficial ownership of common stock(1)		Percent of common stock outstanding	Deferred/ Restricted Stock Units(2)	Total

The PNC Financial Services Group, Inc. and affiliates	34,042,326	(3)	21.94%	–	34,042,326	(3)

One PNC Plaza 249 Fifth Avenue Pittsburgh, PA 15222

The Vanguard Group, Inc.	8,998,815	(4)	5.82%	–	8,998,815	(4)
100 Vanguard Blvd. Malvern, PA 19355

Bader M. Alsaad	48		*	0	48

Mathis Cabiallavetta(5)	6,674		*	884	7,558

Pamela Daley	3,823		*	884	4,707

William S. Demchak	1,200		*	0	1,200

Jessica P. Einhorn	2,868		*	884	3,752

Laurence D. Fink	819,439		*	17,578	837,017

William E. Ford	9,565		*	884	10,449

Fabrizio Freda	4,384		*	884	5,268

Murry S. Gerber	40,057		*	884	40,941

Robert L. Goldstein	33,491		*	8,367	41,858

Margaret L. Johnson	186		*	884	1,070

Robert S. Kapito(5)	384,760		*	14,314	399,074

J. Richard Kushel(5)	155,881		*	7,157	163,038

Cheryl D. Mills	2,887		*	884	3,771

Gordon M. Nixon	1,193		*	884	2,077

Charles H. Robbins	630		*	884	1,514

Ivan G. Seidenberg	13,550		*	884	14,434

Gary S. Shedlin	10,525		*	6,366	16,891

Marco Antonio Slim Domit	3,958		*	884	4,842

Susan L. Wagner	476,220		*	884	477,104

Mark Wilson	104		*	884	988

All directors and executive officers as a group (27 persons)(5)	2,025,321		1.31%	91,963	2,117,284

*	The number of shares of common stock held by such individual is less than 1.0% of the outstanding shares of common stock.

(1)	Does not include unvested/unsettled RSUs and unvested stock options.

(2)	Does not include BPIP Awards.

(3)	Based on the Schedule 13G of The PNC Financial Services Group, Inc. and affiliates filed on February 7, 2020.

(4)	Based on the Schedule 13G of The Vanguard Group, Inc. filed on February 12, 2020.

(5)	Includes shares of BlackRock common stock held jointly, indirectly and/or in trust (other than shares the beneficial ownership of which has been disclaimed).

Preferred Stock

As of March 31, 2020, there were 823,188 shares of BlackRock’s Series B non-voting convertible participating preferred stock issued and outstanding, which has a liquidation preference of $0.01 per share (the “Series B Preferred Stock”). As of March 31, 2020, PNC owned all issued and outstanding shares of our Series B Preferred Stock.

46    BLACKROCK, INC. 2020 PROXY STATEMENT

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, Section 16 officers and persons who own more than 10% of a registered class of BlackRock’s equity securities to file reports of holdings of, and transactions in, BlackRock shares with the SEC and the NYSE. To the best of BlackRock’s knowledge, based on copies of such reports and representations from these reporting persons, we believe that in 2019, our directors, Section 16 officers and 10% holders met all applicable SEC filing requirements, except for one late Form 4 filing made on behalf of Cheryl D. Mills reporting a transaction on December 31, 2019 due to a technical error that occurred when the Company attempted to timely file the Form 4 report.

BLACKROCK, INC. 2020 PROXY STATEMENT    47

Certain Relationships and

Related Transactions

PNC and its Subsidiaries

As of March 31, 2020, PNC beneficially owned approximately 22.0% of BlackRock’s common stock outstanding and 22.4% of BlackRock’s capital stock, which includes outstanding common stock and non-voting preferred stock.

William S. Demchak, Chairman, President and Chief Executive Officer of PNC, serves as a director of BlackRock. Although PNC has a right to, and reserves the right to do so under the PNC Stockholder Agreement, PNC has elected not to appoint a second director to the Board at this time. In addition, PNC has been permitted to invite a non-voting observer to attend Board meetings. Gregory B. Jordan, General Counsel & Chief Administrative Officer of PNC, is the PNC observer.

BlackRock provides investment advisory and administration services to certain PNC subsidiaries and separate accounts for a fee based on assets under management. The amount of investment advisory and administration fees earned from PNC and its affiliates in relation to these services in 2019 totaled $1.9 million.

BlackRock provides risk management advisory and technology services to PNC’s corporate and line of business asset/liability management committees, for which it received an annual fee of $8.5 million for 2019. BlackRock also recorded revenue of $2.8 million related to non-discretionary trading services.

BlackRock incurred expenses of $2.1 million to PNC affiliates in 2019 for service fees related to certain retail and institutional clients.

Transactions between BlackRock Funds and Client Accounts and PNC and its Subsidiaries

From time to time in the ordinary course of our business, acting predominantly as agent for its clients, BlackRock effects transactions in securities and other financial assets with PNC and its subsidiaries. The amount of compensation or other value received by PNC in connection with those transactions is dependent on the capacity in which it participates in each of them, as principal or agent for other principals, and the type of security or financial asset involved. PNC may also act as the underwriter of securities purchased by BlackRock-managed funds and accounts. We principally engage in fixed income transactions with PNC. PNC (including its subsidiaries) was among one of BlackRock’s many fixed income trading counterparties in 2019. Fixed income transactions are typically not traded on a commission basis and, accordingly, the amounts earned by PNC and its subsidiaries on such transactions cannot be determined.

PNC may, from time to time in the ordinary course of business, make loans to funds or separately managed accounts or commit to make future loans on substantially the same terms as those prevailing at the time for comparable loans to third parties and may enter into caps, hedges or swaps in connection with these loans. BlackRock may be an investor in or co-investor alongside these funds and accounts. BlackRock products and client accounts also enter into a variety of other arrangements with PNC and its subsidiaries on an arm’s length basis in the ordinary course of business. Such arrangements include, but are not limited to, serving as custodian or transfer agent or providing principal protection warranties as well as book value protection and co-administration, sub-administration, fund accounting, networking, leases of office space to PNC or its subsidiaries, bank account arrangements, derivative transactions, letters of credit, securities lending, loan servicing and other administrative services for BlackRock-managed funds and accounts. In certain instances, the fees that may be incurred by BlackRock funds or other products are capped at a fixed amount. In these cases, BlackRock may be responsible for payment of fees incurred in excess of these caps and amounts would be reflected in the fees for administrative services described above. Additionally, PNC or its subsidiaries or affiliates may invest in BlackRock funds or other products or buy or sell assets to or from BlackRock funds and separate accounts.

48    BLACKROCK, INC. 2020 PROXY STATEMENT

Certain Relationships and Related Transactions     |     PNC and its Subsidiaries

PNC Stockholder Agreement

BlackRock is a party to the PNC Stockholder Agreement, which governs PNC’s ownership interests in and relationship with BlackRock. BlackRock and PNC are also parties to a registration rights agreement. The following table describes certain key provisions of the PNC Stockholder Agreement as amended and restated.

Share Ownership

The PNC Stockholder Agreement provides for a limit on the percentage of BlackRock capital stock that may be owned by PNC at any time (the “PNC ownership cap”). Due to the PNC ownership cap, PNC is generally not permitted to acquire any additional capital stock of BlackRock if, after such acquisition, it would hold greater than 49.9% of the total voting power of the capital stock of BlackRock issued and outstanding at such time or 38% of the sum of the total voting securities and participating preferred stock of BlackRock issued and outstanding at such time and issuable upon the exercise of any options or other rights outstanding at that time.

In addition, PNC may not acquire any shares of BlackRock from any person other than BlackRock or a person that owns 20% or more of the total voting power of the capital stock of BlackRock (other than itself) if, after such acquisition, it would hold capital stock of BlackRock representing more than 90% of the PNC voting ownership cap.

Prohibited Actions

PNC is prohibited from taking part in, soliciting, negotiating with, providing information to or making any statement or proposal to any person, or making any public announcement, with respect to:

•   An acquisition which would result in PNC holding more than the PNC ownership cap, or holding any equity securities of any controlled affiliate of BlackRock;

•   Any business combination or extraordinary transaction involving BlackRock or any controlled affiliate of BlackRock, including a merger, tender or exchange offer or sale of any substantial portion of the assets of BlackRock or any controlled affiliate of BlackRock;

•   Any restructuring, recapitalization or similar transaction with respect to BlackRock or any controlled affiliate of BlackRock;

•   Any purchase of the assets of BlackRock or any controlled affiliate of BlackRock, other than in the ordinary course of its business;

•   Being a member of a “group”, as defined in Section 13(d)(3) of the Exchange Act, for the purpose of acquiring, holding or disposing of any shares of capital stock of BlackRock or any controlled affiliate of BlackRock;

•   Selling any BlackRock capital stock in an unsolicited tender offer that is opposed by the BlackRock Board;

•   Any proposal to seek representation on the Board of BlackRock except as contemplated by the PNC Stockholder Agreement;

•   Any proposal to seek to control or influence the management, Board or policies of BlackRock or any controlled affiliate of BlackRock except as contemplated by the PNC Stockholder Agreement; or

•   Any action to encourage or act in concert with any third party to do any of the foregoing.

Additional Purchase of Voting Securities	The PNC Stockholder Agreement gives PNC the right, in any issuance of BlackRock voting stock, (1) to purchase an amount of such stock or, at PNC’s option, Series B Preferred Stock, upon such issuance that would result in PNC holding the lesser of (a) the PNC ownership cap or (b) an ownership percentage in BlackRock equal to what it held prior to the issuance and (2) if as a result of such stock issuance PNC’s beneficial ownership of the total voting power of BlackRock capital stock decreases to less than 38%, to exchange such number of shares of Series B Preferred Stock for shares of common stock on a one-for-one basis such that following the stock issuance, PNC will beneficially own shares of voting securities representing not more than 38% of the total voting power of BlackRock capital stock, unless such issuance constitutes a public offering and would not, together with any stock issuance constituting a public offering since September 29, 2006, after taking into account any share repurchases by BlackRock since September 29, 2006 and transfers by PNC, decrease PNC’s total voting power to 90% or less of the PNC ownership cap.

Share Repurchase	If BlackRock engages in a share repurchase, BlackRock may require PNC to sell an amount of securities to BlackRock that will cause its beneficial ownership of BlackRock capital stock not to exceed its total ownership cap or voting ownership cap.

BLACKROCK, INC. 2020 PROXY STATEMENT    49

Certain Relationships and Related Transactions     |     PNC and its Subsidiaries

Transfer Restrictions	PNC may not transfer any capital stock of BlackRock beneficially owned by it, except for transfers to its respective affiliates and transfers in certain other specified categories of transactions, which would result in the beneficial ownership, by any person, of more than 10% of the total voting power of issued and outstanding BlackRock capital stock with respect to transfers to persons who would be eligible to report their holdings of BlackRock capital stock on Schedule 13G or of more than 5% of the total voting power of issued and outstanding capital stock with respect to any other persons.

Right of Last Refusal	PNC must notify BlackRock if it proposes to sell shares of BlackRock capital stock in a privately negotiated transaction. Upon receipt of such notice, BlackRock will have the right to purchase all of the stock being offered, at the price and terms described in the notice. These notification requirements and purchase rights do not apply in the case of tax-free transfers to charitable organizations or foundations and tax-deferred transfers.

Corporate Governance

Board Designation: The PNC Stockholder Agreement provides that BlackRock will use its best efforts to cause the election at each annual meeting of shareholders such that the Board will consist of no more than 19 directors:

•   Not less than two nor more than four directors who will be members of BlackRock management;

•   Two directors who will be designated by PNC, provided, however, that if for any period greater than 90 consecutive days PNC and its affiliates shall beneficially own less than 10% of the BlackRock capital stock issued and outstanding, PNC shall promptly cause one of such PNC designees to resign and the number of PNC designees shall be reduced to one; and provided further, that, if for any period greater than 90 consecutive days PNC and its affiliates shall beneficially own less than 5% of the BlackRock capital stock issued and outstanding, PNC shall promptly cause the second PNC designee to resign and the number of PNC designees shall be reduced to zero; and

•   The remaining directors who will be independent for purposes of the rules of the NYSE and will not be designated by or on behalf of PNC or any of its affiliates.

Of the current directors, William S. Demchak was designated by PNC. PNC has elected not to appoint a second director to the Board at this time, though it reserves the right to do so. In addition, PNC has been permitted to invite a non-voting observer to attend Board meetings. Gregory B. Jordan, General Counsel & Chief Administrative Officer of PNC, is the PNC observer.

Voting Agreement: PNC has agreed to vote all of its voting shares in accordance with the recommendation of the Board on all matters to the extent consistent with the provisions of the PNC Stockholder Agreement, including the election of directors.

Approvals: Under the PNC Stockholder Agreement, the following may not be done without prior approval of all of the independent directors, or at least two-thirds of the directors, then in office:

•   Appointment of a new Chief Executive Officer of BlackRock;

•   Any merger, issuance of shares or similar transaction in which beneficial ownership of a majority of the total voting power of BlackRock capital stock would be held by persons different from those currently holding such majority of the total voting power, or any sale of all or substantially all assets of BlackRock;

•   Any acquisition of any person or business that has a consolidated net income after taxes for its preceding fiscal year that equals or exceeds 20% of BlackRock’s consolidated net income after taxes for its preceding fiscal year if such acquisition involves the current or potential issuance of BlackRock capital stock constituting more than 10% of the total voting power of BlackRock capital stock issued and outstanding immediately after completion of such acquisition;

•   Any acquisition of any person or business constituting a line of business that is materially different from the lines of business BlackRock and its controlled affiliates are engaged in at that time if such acquisition involves consideration in excess of 10% of the total assets of BlackRock on a consolidated basis;

•   Except for repurchases otherwise permitted under their respective stockholder agreements, any repurchase by BlackRock or any subsidiary of shares of BlackRock capital stock such that, after giving effect to such repurchase, BlackRock and its subsidiaries shall have repurchased more than 10% of the total voting power of BlackRock capital stock within the 12-month period ending on the date of such repurchase;

50    BLACKROCK, INC. 2020 PROXY STATEMENT

Certain Relationships and Related Transactions     |     PNC and its Subsidiaries

•   Any amendment to BlackRock’s certificate of incorporation or Bylaws;

•   Any matter requiring shareholder approval pursuant to the rules of the NYSE; or

•   Any amendment, modification or waiver of any restriction or prohibition on any significant shareholder (other than PNC or its affiliates) provided for under its stockholder agreement.

Committees: Consistent with applicable laws, rules and regulations, the Audit Committee, the Compensation Committee and the Governance Committee are to be composed solely of independent directors. The Risk Committee and Executive Committee are not subject to any similar laws, rules or regulations, and as such, are composed of a mix of independent and non-independent directors. The PNC Stockholder Agreement provides that the Executive Committee will consist of not less than five members, of which one must be designated by PNC.

Significant Stockholder Transactions	The PNC Stockholder Agreement prohibits BlackRock or its affiliates from entering into any transaction with PNC or its affiliates, unless such transaction was in effect as of September 29, 2006, is in the ordinary course of business of BlackRock or has been approved by a majority of the directors of BlackRock, excluding those appointed by the party wishing to enter into the transaction.

Termination of the PNC Stockholder Agreement

The PNC Stockholder Agreement will terminate on the first day on which PNC and its affiliates own less than 5% of the capital stock of BlackRock, unless PNC sends a notice indicating its intent to increase its beneficial ownership above such threshold within 10 business days after it has fallen below such threshold, and PNC buys sufficient capital stock of BlackRock within 20 business days after PNC has sent notice that it has fallen below 5% of BlackRock capital stock such that it continues to own greater than 5% of BlackRock capital stock.

Transactions with BlackRock Directors, Executive Officers and Other Related Parties

From time to time, certain directors, their family members and related charitable foundations may have investments in various BlackRock investment vehicles or accounts. For certain types of products and services offered by BlackRock’s subsidiaries, BlackRock directors may receive discounts that are available to our employees generally. In addition, certain of the companies or affiliates of the companies that employ BlackRock’s independent directors may have investments in various BlackRock investment vehicles or accounts or may receive advisory, technology and risk management services. These investments and services are entered into in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with similarly situated customers and eligible employees.

How We Review, Approve or Ratify Transactions with Related Persons

On February 27, 2007, the Board adopted a written policy regarding related person transactions, which governs and establishes procedures for approving and ratifying related person transactions.

The policy defines a related person transaction as any transaction or arrangement in which the amount involved exceeds $120,000, where BlackRock or any of its subsidiaries is a participant and a related person has a direct or indirect material interest. For purposes of the policy, a “related person” is any person who is, or was during the last fiscal year, a BlackRock director or executive officer, or a director nominee, or any person who is a beneficial owner of more than 5% of any class of BlackRock’s voting securities, or any immediate family member of any of the foregoing persons.

Related person transactions must be approved or ratified by a majority of the members of the Governance Committee or the Board. In the event it is not practicable for BlackRock to wait for approval until the next meeting of the Governance Committee or the Board, the Chairperson of the Governance Committee may approve the transaction. In reviewing any related person transaction, all of the relevant facts and circumstances must be considered, including:

•	The related person’s relationship to BlackRock and his or her interest in the transaction;

•	The benefits to BlackRock;

•

The impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	The availability of comparable products or services that would avoid the need for a related person transaction; and

•	The terms of the transaction and the terms available to unrelated third parties or to employees generally.

BLACKROCK, INC. 2020 PROXY STATEMENT    51

Certain Relationships and Related Transactions     |    Transactions with BlackRock Directors, Executive Officers and Other Related Parties

PNC Approval Process

The policy provides that transactions (other than transactions in the ordinary course of business) with PNC are governed by the special approval procedures detailed in the PNC Stockholder Agreement. Those approval procedures prohibit BlackRock or its affiliates from entering into any transaction (other than any transaction in the ordinary course of business) with PNC or its affiliates unless such transaction was in effect as of September 29, 2006 or has been approved by a majority of the directors of BlackRock, excluding those designated for appointment by the party wishing to enter into the transaction. Of the current directors, William S. Demchak was designated by PNC.

Prior to the adoption of this policy, related person transactions, including certain of the transactions described above under “— PNC and its Subsidiaries” and “— PNC Stockholder Agreement,” were reviewed with the Board at the time of entering into such transactions.

52    BLACKROCK, INC. 2020 PROXY STATEMENT

Management Development &

Compensation Committee

Interlocks and Insider

Participation

The members of the Compensation Committee during 2019 were Mses. Einhorn, Johnson and Mills and Messrs. Ford, Nixon, Seidenberg (Chairperson) and Slim. No member of the Compensation Committee was, during the fiscal year, an officer or employee, or formerly an officer or employee, involved in any related person transactions requiring disclosure in this Proxy Statement.

No executive officer of BlackRock served as a:

•

Member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Compensation Committee of BlackRock;

•	Director of another entity, one of whose executive officers served on the Compensation Committee of BlackRock; or

•

Member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of BlackRock.

BLACKROCK, INC. 2020 PROXY STATEMENT    53

Item 2:

Approval, in a Non-Binding

Advisory Vote, of the Compensation

for Named Executive Officers

We are asking our shareholders to approve the compensation of our NEOs as disclosed in this Proxy Statement.

While this vote is advisory, and not binding on the Company, it will provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices. We value the opinions of our shareholders and, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Before You Vote

In considering your vote, we encourage shareholders to review the information on BlackRock’s compensation policies and decisions regarding our NEOs presented in the summary of our executive compensation practices on page 77, as well as our “Compensation Discussion and Analysis” beginning on page 56.

Our pay-for-performance compensation philosophy is structured to align management’s interests with our shareholders’ interests. A significant portion of total compensation for executives is closely linked to BlackRock’s financial and operational performance as well as BlackRock’s common stock price performance. BlackRock has adopted strong governance practices for its employment and compensation programs. Compensation programs are reviewed annually to ensure that they do not promote excessive risk taking.

Board Recommendation

The Board of Directors Unanimously recommends you vote FOR the approval of the compensation of our NEOs.

54    BLACKROCK, INC. 2020 PROXY STATEMENT

Management Development &

Compensation Committee

Report

Management Development & Compensation Committee Report on Executive Compensation for Fiscal Year 2019

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

Ivan G. Seidenberg, Chair

Jessica P. Einhorn

William E. Ford

Margaret L. Johnson

Cheryl D. Mills

Gordon M. Nixon

Marco Antonio Slim Domit

BLACKROCK, INC. 2020 PROXY STATEMENT    55

Executive Compensation

Compensation Discussion and Analysis

BlackRock’s executive compensation program is designed to align management incentives with the long-term interests of our shareholders. Our total annual compensation structure embodies our commitment to align pay with performance. This Compensation Discussion and Analysis provides shareholders with information about BlackRock’s business and 2019 financial performance, our disciplined compensation approach and 2019 compensation decisions for our NEOs, listed below.

Laurence D. Fink Chairman and Chief Executive Officer	Robert S. Kapito President	Robert L. Goldstein Chief Operating Officer	J. Richard Kushel Global Head of Multi-Asset Strategies and Global Fixed Income	Gary S. Shedlin Chief Financial Officer

56    BLACKROCK, INC. 2020 PROXY STATEMENT

Compensation Discussion and Analysis    |    1. Introduction

1.

Introduction

Shareholder Engagement on Executive Compensation

Our Board recognizes the importance of executive compensation decisions to our shareholders. The annual say-on-pay advisory vote provides our shareholders with the opportunity to:

•	Evaluate our executive compensation philosophy, policies and practices;

•	Evaluate the alignment of the compensation of BlackRock’s NEOs with BlackRock’s results; and

•	Cast an advisory vote to approve the compensation of BlackRock’s NEOs.

At the 2019 Annual Meeting of Shareholders, the say-on-pay advisory vote received majority support, with approximately 96% of the votes cast in favor of our executive compensation policies, practices and determinations. Our Board encourages an open and constructive dialogue with shareholders on compensation to ensure alignment on policies and practices.

As in prior years, we invite all shareholders to provide feedback to us on our compensation programs. In advance of this year’s Annual Meeting, we extended engagement requests to shareholders representing 43% of outstanding shares (excluding shares owned by PNC) to incorporate their views as we continue to enhance our compensation programs. Shareholders who provided feedback generally reported that executive compensation at BlackRock was reasonable and well-aligned to performance. No consistent or prevalent concerns were raised from our engagements.

BlackRock Shareholder Value Framework

BlackRock is committed to delivering long-term shareholder value. While our financial results can be affected by global capital market conditions that are beyond our control, management has the ability to influence key drivers of shareholder value.

As described below, BlackRock’s framework for long-term value creation is based on our ability to:

•	Generate differentiated organic growth;

•	Leverage our scale for the benefit of clients and shareholders; and

•	Return capital to shareholders on a consistent and predictable basis.

BlackRock’s commitment to delivering shareholder value is aligned with the way we manage our business. By putting clients’ interests first and delivering investment, portfolio construction and technology solutions to help meet their objectives, we are able to grow our business by adding new assets under management (“AUM”) and increasing technology services revenue, resulting in Organic Revenue growth.(1)

BlackRock’s scale is one of the firm’s key strategic advantages and is an important driver of operating leverage that benefits clients and shareholders. We take advantage of scale in numerous areas of our business including our index-based investment strategies, brand spend, technology platform, including our Aladdin business, and our external vendor relationships.

In addition to leveraging our scale, investing for the long-term is a key element of our strategy. Our diversified platform, in terms of styles, products, client types and geographies, enables us to generate stable cash flow through market cycles and positions BlackRock to consistently invest for future growth and return capital to our shareholders. For more details, refer to “Business Outlook” on page 35 of our 2019 Form 10-K.

During 2019, we returned $3.8 billion to our shareholders through a combination of share repurchases and dividends.

(1)

Organic Revenue growth is a measure of the expected annual revenue impact of BlackRock’s total net new business in a given year, including net new technology services revenue, excluding the effect of market appreciation/(depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in a given year.

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Compensation Discussion and Analysis    |    BlackRock 2019 Performance

BlackRock 2019 Performance(1),(2)

BlackRock’s 2019 results reflect the strength of our global, diverse investment and technology platform and the benefit of the investments we have made to optimize our strategic positioning. We generated a record $429 billion of total net inflows for the full year, representing 7% organic asset growth, delivered revenue and earnings growth and returned $3.8 billion to shareholders while continuing to invest for growth. However, BlackRock’s strategic decision to continue investing responsibly despite a more challenging revenue capture environment created by market volatility in the fourth quarter of 2018 resulted in an as adjusted operating margin decline of 60 basis points year-over-year. Long-term investment performance results across our alpha-seeking and index strategies as of December 31, 2019 remain strong and are detailed in Part I, Item 1 — Business of our 2019 Form 10-K.

Differentiated Organic Growth

BlackRock generated record organic asset growth of 7% in 2019

•	Total net inflows of $429 billion, positive across all client channels, asset classes and regions, represented organic asset growth of 7%, compared to Traditional LC Peers who generated, on average, -1% organic asset decay; and

•	Base fees grew 2% in 2019, to $11.8 billion, despite the impact of significant global equity market declines in the fourth quarter of 2018, which reduced BlackRock’s 2019 entry rate of AUM.

Continued Revenue Growth

BlackRock grew revenue 2% in 2019, including record technology services revenue growth of 24%

•	Total revenue increased 2% from 2018, to $14.5 billion, despite the impact of significant global equity market declines in the fourth quarter of 2018; and

•	Technology services revenue grew 24% year-over-year, to a record $974 million, reflecting the impact of the eFront acquisition and continued growth in Aladdin.

Consistent Capital Return

BlackRock returned $3.8 billion to shareholders in 2019

•	Annual dividend of $13.20 per share reflected an increase of 10% from $12.02 in 2018; and

•	$1.7 billion of shares were repurchased during 2019, resulting in a net reduction of 4.0 million shares.

Earnings Per Share Growth

BlackRock grew diluted earnings per share, as adjusted, by 6%, to $28.48, in 2019

•	Execution of our shareholder value framework and higher non-operating results drove a 6% increase in earnings per share.

(1)	Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.

(2)

Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to Note 2, Significant Accounting Policies, in the consolidated financial statements in our 2018 Form 10-K.

(3)	Traditional LC Peers refers to Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Eaton Vance, Invesco, Legg Mason and T. Rowe Price.

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Compensation Discussion and Analysis    |    Our Compensation Framework

Our Compensation Framework

Our annual total compensation program for NEOs includes base salary, annual incentive awards (cash and deferred equity) and long-term performance-based incentive awards.

Pay and Performance Alignment for NEOs – Total Incentive Award Determination

Under the NEO total incentive award determination framework, the Compensation Committee assesses each NEO’s performance individually, based on the three categories outlined below. Each category is assigned a weighting factor, with 50% of the award opportunity dependent on BlackRock’s financial performance, 30% dependent on BlackRock’s business strengths and 20% dependent on BlackRock’s organizational strengths.

At the beginning of the year, the Compensation Committee and management engages in a rigorous review and approval of objectives for the CEO, President and other NEOs. The objectives reinforce BlackRock’s shareholder value framework and commitment to serving client needs holistically and through market cycles. Throughout the year, the Compensation Committee receives updates on the Company’s performance against these goals and objectives. At the end of the year, the Compensation Committee assesses each NEO’s performance against these objectives, while considering internal performance measures and peer group comparisons.

The Compensation Committee’s performance assessment directly impacts each NEO’s total incentive outcome, which includes all variable pay (annual discretionary cash award, annual discretionary deferred equity award and long-term equity awards). Based on the Compensation Committee’s performance assessment, total incentive awards can range from 0% to 125% of the prior year’s total incentive pay.

Once the total incentive award is determined, the Compensation Committee determines the appropriate mix between cash, deferred equity and long-term equity. For all NEOs, at least half of their total incentive award is delivered through equity. Additionally, for Messrs. Fink and Kapito, at least half of their equity awards are delivered through the BPIP Awards, which are contingent on future financial performance rather than time-based vesting.

Each NEO, through their various roles and responsibilities, contributes to the firm-wide objectives summarized below. For the NEO performance assessments, please refer to the section “2019 NEO Compensation and Performance Summaries” on page 69.

(1)	For reconciliation with GAAP, please see Annex A.

(2)	Total incentive includes the NEO’s annual discretionary cash award, annual discretionary deferred equity award and long-term equity award.

(3)	2019 total incentive compensation is calculated using 2018 total incentive outcome multiplied by performance incentive percentage.

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Compensation Discussion and Analysis    |    NEO Total Annual Compensation Summary

NEO Total Annual Compensation Summary

Following a review of full-year business and individual NEO performance, the Compensation Committee determined 2019 total annual compensation outcomes for each NEO, as outlined in the table below.

		2019 Total Incentive Award

Name	Base Salary	Cash	Deferred Equity	Long-Term Incentive Award (BPIP)	Total Annual Compensation (TAC)	% change in TAC vs. 2018	Performance Assessment

Laurence D. Fink	$1,500,000	$7,750,000	$4,250,000	$11,750,000	$25,250,000	5%	Meets/Exceeds

Robert S. Kapito	$1,250,000	$6,250,000	$3,500,000	$8,950,000	$19,950,000	5%	Meets/Exceeds

Robert L. Goldstein	$500,000	$2,950,000	$2,000,000	$4,400,000	$9,850,000	25%	Far Exceeds

J. Richard Kushel	$500,000	$2,612,500	$1,662,500	$2,900,000	$7,675,000	15%	Far Exceeds

Gary S. Shedlin	$500,000	$2,475,000	$1,525,000	$2,700,000	$7,200,000	12%	Far Exceeds

The amounts listed above as “2019 Total Incentive Award: Deferred Equity” and “2019 Total Incentive Award: Long-Term Incentive Award (BPIP)” were granted in January 2020 in the form of equity and are separate from the cash award amounts listed above as “2019 Total Incentive Award: Cash.” In conformance with SEC requirements, the 2019 Summary Compensation Table on page 80 reports equity in the year granted, but cash in the year earned.

This table excludes awards under a newly-adopted carried interest program. For more information about the program, see “Leadership Retention Carry Plan” on page 65.

Pay-for-Performance Compensation Structure for NEOs

Our total annual compensation structure embodies our commitment to align pay with performance. More than 90% of our regular annual executive compensation is performance based and “at risk.” Compensation mix percentages shown below are based on 2019 year-end compensation decisions for individual NEOs by the Compensation Committee.

(1)

All grants of BlackRock equity, including the portion of the annual incentive awards granted in RSUs and the portion granted under the BPIP Awards, are approved by the Compensation Committee under the Stock Plan, which has been previously approved by shareholders. The Stock Plan allows for multiple types of awards to be granted.

(2)

The value of the 2019 long-term incentive BPIP Awards and the value of the equity portion of the bonus for 2019 annual incentive awards was converted into RSUs by dividing the award value by $533.58, which represented the average of the high and low prices per share of common stock of BlackRock on January 16, 2020.

(3)	For NEOs other than the CEO and President, higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company-wide deferral policy, as detailed on page 62.

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Compensation Discussion and Analysis    |    Pay-for-Performance - Chairman and CEO

Pay-for-Performance – Chairman and CEO

The graph below reflects BlackRock’s financial growth as well as CEO total compensation decisions during the period from 2010 to 2019. We strive to keep pay decisions aligned with performance.

Pay-for-Performance – Other NEOs

We strive to keep pay decisions aligned with performance. Our rigorous assessment and pay determination process has resulted in disciplined pay levels that have been outpaced by financial and market value growth over time, as demonstrated by CEO pay in the chart above. The average year-over-year total compensation growth for the CEO and the President was 0% and +2%, respectively, since 2010. The average year-over-year total compensation growth for the other NEOs (excluding the CEO and the President) was +2% since 2010. The year-to-year decisions have been made to align compensation with annual performance and our talent strategy.

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Compensation Discussion and Analysis    |    2. Our Compensation Program

2.

Our Compensation Program

Compensation Program Objectives

Our compensation program is designed to:

•	Appropriately allocate BlackRock’s profitability between shareholders and employees;

•	Determine overall compensation based on a combination of firm, business area and individual employee performance;

•

Align the interests of our senior-level employees, including NEOs, with those of shareholders through the use of long-term performance-based equity awards and accumulation of meaningful share ownership positions;

•	Discourage excessive risk-taking; and

•	Attract, motivate and retain high-performing employees.

Compensation Elements

Element/How it is Paid	Purpose	Description
Base Salary Cash	To provide competitive fixed compensation based on knowledge, skills, experience and responsibilities.

Base salary is a relatively small portion of total annual compensation for NEOs and other senior-level employees; this approach allows BlackRock to effectively manage its fixed expenses.

Base salary levels are reviewed periodically in light of market practices and changes in responsibilities.

Annual Incentive Award

Cash and Deferred Equity

(Time-vested RSUs)

Terms:

The deferred equity portion of the annual incentive award is converted into a fixed number of RSUs using a conversion price.(1)

The deferred equity portion of the annual incentive award vests in equal installments over the three years following grant.

Dividend equivalents accumulate during the vesting period and are paid following delivery of shares.

Expense is recognized over the
vesting period.

To reward achievement of goals and objectives.

Aligns with Company-wide performance and business
unit / function performance.

Deferred equity component aligns compensation with
multi-year shareholder outcomes.

Annual incentive award determinations do not rely on a specific formula. A variety of factors are considered to determine the size of the CEO, President and other NEOs’ annual incentive awards. The Compensation Committee considers absolute and/or relative performance outcomes against Company, business and individual NEO goals and objectives, as well as the context in which they were achieved. These goals and objectives are set in the first quarter of each year and performance against them is assessed at year-end. See “Compensation Determination Process” beginning on page 66.

For Messrs. Fink and Kapito, the Compensation Committee determines the appropriate pay mix between cash and equity for their annual incentive awards. For the other NEOs, annual incentive awards are subject to deferral percentages, in accordance with the Company-wide deferral policy. Deferral amounts follow a step-function approach, starting at 15% of the total award and increasing to 70% of the total award for the portion of the bonus in excess of $10 million.

(1)

For 2019 deferred equity, the award value was converted into a number of RSUs by dividing the award value by $533.58, which represented the average of the high and low prices per share of common stock of BlackRock on January 16, 2020.

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Compensation Discussion and Analysis    |    Compensation Elements

Element/How it is Paid	Purpose	Description

Long-Term Incentive Award

BlackRock Performance Incentive Plan (BPIP)

(Performance-Based RSUs)

Terms:

The target BPIP Award value is converted into a base number of RSUs using a conversion price.(1)

The final number of RSUs delivered at settlement is variable based on certain financial metrics achieved over a three-year performance period.

Dividend equivalents accumulate during the vesting period and are paid in cash after the performance period with respect to the number of shares that are delivered in settlement of the award.

Expense, based on the expected number of awards to be delivered, is recognized over the vesting period.

To recognize the scope of an individual employee’s role, business expertise and leadership skills.

To recognize prior year performance and anticipate continued performance and long-term focus over a multi-year period.

Aligns the interests of senior-level employees with those of shareholders by aligning compensation with long-term drivers of shareholder value.

The Compensation Committee considers the role and influence of the NEO on setting long-term strategy and in executing long-term objectives in determining individual award amounts, although no specific formulas or weights are used to determine the size of a long-term incentive award. See “Compensation Determination Process” beginning on page 66.

The performance-based RSUs are settled in a number of shares of common stock that is determined based on attainment of pre-established Organic Revenue growth and Operating Margin, as adjusted, targets over a three-year performance period.

The maximum number of shares that may be earned under the program is equal to 165% of the base number of RSUs granted. No shares will be earned in the event of negative Organic Revenue growth and Operating Margin, as adjusted, below a threshold level of performance over a three-year performance period. More details on the 2019 BPIP Awards are provided below.

(1)

For 2019 BPIP Awards, the award value was converted into a base number of RSUs by dividing the award value by $533.58, which represented the average of the high and low prices per share of BlackRock common stock on January 16, 2020.

BlackRock Performance Incentive Plan (BPIP)

BlackRock believes in aligning the interests of our senior-level employees, including our NEOs, with those of our shareholders and in closely aligning compensation with long-term performance. BPIP was designed to further align compensation with BlackRock’s framework for long-term shareholder value creation. A portion of each NEO’s incentive compensation for 2019 was provided in the form of a BPIP Award granted in January 2020. In addition to recognizing an NEO’s performance in the prior year, the BPIP Awards are intended to incent continued performance and focus over a multi-year period. BlackRock is focused on balancing investment to drive future Organic Revenue growth and the impact those investments have on Operating Margin, as adjusted.

Each year, the Compensation Committee approves the BPIP Awards and Award Determination Matrix, following a comprehensive review of future performance goals and expectations, potential pay outcomes for employees, shareholder input and market trends. BPIP Awards are granted in the form of RSUs that vest after three years. The number of shares vesting under BPIP is based on attainment of specified levels of Organic Revenue growth and Operating Margin, as adjusted, over the three-year performance period. Awards are settled in the form of common stock.

The 2019 BPIP Award Determination Matrix (performance period beginning January 1, 2020 and ending on December 31, 2022) is outlined below. Additionally, we have included the actual performance and payout for the 2016 BPIP Award, which vested on January 31, 2020 (performance period began January 1, 2017, and ended on December 31, 2019).

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Compensation Discussion and Analysis    |    BlackRock Performance Incentive Plan (BPIP)

BPIP Financial Metrics

BPIP is tied to two key drivers of shareholder value – Organic Revenue growth and Operating Margin, as adjusted, over a three-year performance period – that are directly influenced by BlackRock’s senior-level employees across market cycles.

•   Organic Revenue growth is a measure of the expected annual revenue impact of BlackRock’s total net new business in a given year, including net new technology services revenue, excluding the effect of market appreciation/(depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in a given year.

•   Operating Margin, as adjusted, is a measure of BlackRock’s ability to efficiently manage our expense base in the context of the revenue we generate.

2019 BPIP Award Determination Matrix

Performance Period (2020-2022)

For the 2019 BPIP Awards granted in January 2020, the number of shares that a recipient ultimately receives upon settlement will be equal to the base number of RSUs granted, multiplied by a percentage determined in accordance with the 2019 BPIP Award Determination Matrix below. The percentage will be determined by BlackRock’s average annual Organic Revenue growth and Operating Margin, as adjusted, during the performance period; performance between two adjacent points on the matrix will be interpolated.

A summary version of the matrix for the 2019 BPIP Awards granted in January 2020 is shown below.

	3-yr Average Organic Revenue growth ($ million)

3-yr Average Operating Margin, as Adjusted	<=0	400	600	800	>=1,000

>=50.5%	100%	122%	133%	149%	165%

48.5%	83%	111%	122%	138%	154%

46.5%	67%	100%	111%	127%	143%

44.5%	50%	83%	100%	116%	133%	Target Level

42.5%	33%	67%	83%	105%	122%

40.5%	17%	50%	67%	92%	111%

<=38.5%	0%	33%	50%	75%	100%

If Target Level performance is achieved (i.e., during the three-year performance period, average annual Organic Revenue growth equals $600 million and average annual Operating Margin, as adjusted, equals 44.5%), then a participant will receive a number of shares equal to 100% of the base number of units granted to the participant.

If during the three-year performance period, BlackRock has zero or negative average annual Organic Revenue growth and average annual Operating Margin, as adjusted, of 38.5% or less, then the participant will not be entitled to any shares under his or her 2020 BPIP Award.

If maximum level performance is achieved, then a participant will receive the maximum number of shares (meaning that during the performance period, BlackRock delivered average annual Organic Revenue growth equal to or greater than $1 billion and an average annual Operating Margin, as adjusted, equal to or greater than 50.5%). The maximum number of shares a participant may receive under BPIP is equal to 165% of the base number of units.

2016 BPIP Award: Actual Performance and Payout

Performance Period (2017-2019)

For the 2016 BPIP Awards granted in January 2017 as part of 2016 NEO incentive compensation, the number of shares that a recipient received upon settlement was equal to the base number of RSUs granted, multiplied by 110.9%, which was determined in accordance with the 2016 BPIP Award Determination Matrix. The percentage was determined by BlackRock’s average annual Organic Revenue growth and Operating Margin, as adjusted, during the January 1, 2017 to December 31, 2019 performance period.

BlackRock achieved above Target Level results in the 2017-2019 performance cycle, with three-year average annual Organic Revenue growth of $466 million and Operating Margin, as adjusted, of 44.0%. This resulted in the recipients’ award units settling at 110.9% of the base number of units granted.

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Compensation Discussion and Analysis    |    BlackRock Performance Incentive Plan (BPIP)

Actual Payout – Example

BPIP Award Value	$2 million

For Performance Year 2016 and in anticipation of continued performance and long-term focus over a multi-year period

Conversion Price	$375.22

The average of the high and low prices per share of common stock of BlackRock on January 17, 2017 (the grant date)

Base number of units granted	5,330

Determined by dividing the dollar value of the recipient’s award by the conversion price	($2,000,000 / $375.22)

Actual Performance Results(1)	$466 million

Jan 1, 2017 to Dec 31, 2019 (three-year) average Organic Revenue growth	(above Target Level of $400 million)

Jan 1, 2017 to Dec 31, 2019 (three-year) average Operating Margin, as adjusted	44.0% (above Target Level of 43%)

Resulting Award Payout (%) Based on Award Determination Matrix	110.9%

Resulting Award Payout (Number of units)	5,911

Base number of units granted x Award Payout (%)	(5,330 x 110.9%)

(1)	For further details on the 2016 BPIP Awards granted in January 2017, including the full Award Determination Matrix, please refer to page 53 of BlackRock’s 2017 Proxy Statement.

Leadership Retention Carry Plan

In 2019, BlackRock adopted a carried interest incentive program, referred to as the BlackRock Leadership Retention Carry Plan, pursuant to which senior-level employees (excluding the CEO), as may be determined by the Compensation Committee from time to time, are eligible to receive grants of percentage points entitling them to receive a portion of the total carried interest distributions payable to BlackRock, Inc. from participating BlackRock carry funds. Participating carry funds consist of BlackRock carry vehicles that had an initial close during the period commencing in the year of grant of the percentage points and ending on the date of the participant’s termination of employment. In 2019, Mr. Kapito received an award of percentage points under the BlackRock Leadership Retention Carry Plan in order to promote his long-term retention and drive future growth.

Carried interests generally represent the right to receive distributions only if distributions are made to investors in the participating carry funds following the realization of an investment and a specified return is achieved with respect to such investments. Consequently, the actual amount of any potential carried interest distributions received by BlackRock, Inc., and therefore any participant in the BlackRock Leadership Retention Carry Plan, is solely a function of the performance of the eligible carry fund and the realization of its underlying investments. For these reasons, the Compensation Committee believes that participation in the BlackRock Leadership Retention Carry Plan aligns the interests of participants with those of our shareholders by closely aligning compensation with the long-term performance of our business.

Recognizing the long-term nature of private investment funds, the cash distributions, if any, with respect to any percentage points granted under the BlackRock Leadership Retention Carry Plan will only be paid over a multi-year period beginning after the participant has terminated his or her employment due to qualified retirement (or by virtue of death or disability), subject to his or her execution of a release of claims and continued compliance with any applicable restrictive covenant obligations following such qualifying termination. Participants will not receive any cash distributions in the event of a termination of employment for any other reason. Any payments received under the BlackRock Leadership Retention Carry Plan will be treated as ordinary income and not long-term capital gains.

Performance-Based Stock Options

BlackRock has a robust leadership plan that is reviewed regularly by the Compensation Committee and the full Board, including ongoing succession planning and development initiatives for the senior leadership team. In the fourth quarter of 2017, BlackRock implemented a key component of our long-term management succession plan by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. We did not grant performance-based stock options to any of our NEOs in 2019 and we do not consider these awards to be part of our regular annual compensation determinations.

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Compensation Discussion and Analysis    |    3. Compensation Determination Process

3.

Compensation

Determination Process

Compensation Timeline and Process

The Compensation Committee structures the timing and process for determining individual NEO compensation so that compensation is appropriately aligned with the financial performance of BlackRock. This also ensures recognition of individual NEO leadership and operating contributions toward achieving our overall strategic priorities.

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Compensation Discussion and Analysis    |    Competitive Pay Positioning – Market Data

Competitive Pay Positioning – Market Data

BlackRock engages McLagan Partners (“McLagan”), a compensation consultant that specializes in conducting proprietary compensation surveys and interpreting compensation trends. The Company used McLagan surveys to evaluate its competitive position overall, including by functional business and by title, and make comparisons on an individual NEO basis, where survey data was available and appropriate.

Survey results were analyzed to account for differences in the scale and scope between BlackRock and other survey participants.

Survey participants include both stand-alone, publicly traded asset management companies as well as a broader set of privately held or subsidiary asset management organizations for which publicly available compensation data is not available. Confidentiality obligations to McLagan and to its survey participants prevent BlackRock from disclosing the companies included in the surveys.

The Compensation Committee reviews market data to understand compensation practices and trends in the broader marketplace. Individual NEO compensation decisions are primarily based on assessments of individual NEO and Company performance.

Role of the Compensation Consultant

In 2019, the Compensation Committee continued to engage Semler Brossy for objective advice on compensation practices and the competitive landscape for the compensation of BlackRock’s executive officers.

Semler Brossy reports directly to the Compensation Committee and interacts with BlackRock management when necessary and appropriate. Semler Brossy provides services only to the Compensation Committee as an independent consultant and does not have any other consulting engagements with, or provide any other services to, BlackRock. The independence of Semler Brossy has been assessed according to factors stipulated by the SEC and the Compensation Committee concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the Compensation Committee.

A representative from Semler Brossy met with the Compensation Committee in formal Committee meetings and at key points throughout the year to provide objective advice to the Compensation Committee on existing and emerging compensation practices among financial services companies, as well as companies in the asset management sector. The representative from Semler Brossy also meets with the Compensation Committee in executive sessions throughout the year to discuss compensation practices and industry pay trends.

Peer Group Composition

The Compensation Committee, with assistance from Semler Brossy, reviews the composition of our peer group to ensure the group continues to serve as an appropriate market reference for executive compensation purposes. In considering the composition of our peer group, the Compensation Committee considers companies that are in our industry or have similar lines of business, are competitors for our executive talent, are large, complex organizations with global reach and/or are similarly sized from a revenue and market cap perspective. Our peer group reflects our current scale, business and strategic priorities.

2019 PEER GROUP

Affiliated Managers Group Ameriprise Financial Bank of New York Mellon Charles Schwab	Franklin Resources Goldman Sachs Invesco Morgan Stanley	Northern Trust State Street T. Rowe Price Group

As previously noted, the McLagan analyses, which include both publicly traded companies as well as private companies in a variety of industries and sectors, offer additional comparisons through which BlackRock can understand the competitiveness of its executive compensation programs overall, by functional business and by title/individual. Semler Brossy independently reviewed the results and the companies included in the McLagan analyses. BlackRock does not engage in formal benchmarking in setting executive compensation levels.

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Compensation Discussion and Analysis    |    Risk Assessment of Compensation Plans

Risk Assessment of Compensation Plans

Our employee compensation programs are structured to discourage excessive and unnecessary risk taking. The Board recognizes that potential risks to BlackRock may be inherent in employee compensation programs. The Compensation Committee periodically reviews BlackRock’s employee compensation programs to ensure that they are structured so as not to unintentionally promote excessive risk taking. As a result of these periodic reviews, we believe that our employee compensation programs are appropriately structured and do not pose risks that are reasonably likely to have a materially adverse effect on BlackRock.

The Compensation Committee considers the following when evaluating whether employee compensation programs encourage BlackRock employees to take unreasonable risks:

•	Performance goals that are reasonable in light of past performance and market conditions;

•	Longer-term expectations for earnings and growth;

•	The base salary component of compensation does not encourage risk taking because it is a fixed amount;

•	A greater portion of annual compensation is deferred at higher annual incentive award levels;

•	Deferred compensation is delivered in the form of equity, vests over time, and the value is therefore dependent on the future performance of BlackRock; and

•	BlackRock’s Clawback Policy and stock ownership guidelines.

Essential to the success of BlackRock’s business model is the ability to both understand and manage risk. These fundamentals are inherent in the design of our employee compensation programs, which reward employees for strong performance in their management of client assets and in managing risk within the risk profiles appropriate to each BlackRock client. As such, employees are not rewarded for engaging in high-risk transactions outside of established parameters.

Our compensation practices reinforce the fundamentals of BlackRock’s business model in that they:

•	Do not provide undue incentives for short-term planning or action toward short-term financial rewards;

•	Do not reward unreasonable risk-taking; and

•	Provide a reasonable balance between the risks that are inherent in the business of investment management, risk management and advisory services.

The Company’s operating income, as adjusted, on which compensation is primarily based, does not include net investment income or gains/losses on BlackRock’s seed or co-investments. While BlackRock may make seed or co-investments in its various funds alongside clients, it does not engage in proprietary trading.

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Compensation Discussion and Analysis    |    4. 2019 NEO Compensation and Performance Summaries

4.

2019 NEO Compensation and Performance Summaries

Linking Pay and Performance

Here we provide the 2019 NEO performance assessments and total incentive award decisions

As outlined in “Our Compensation Framework” on page 59, the Compensation Committee assesses each NEO against financial performance objectives (50%), business strength objectives (30%) and organizational strength objectives (20%). The performance assessments have a direct link to the total incentive outcome (annual discretionary cash award, annual discretionary deferred equity award, and long-term equity awards) for each NEO.

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Compensation Discussion and Analysis    |    4. 2019 NEO Compensation and Performance Summaries

Laurence D. Fink Chairman and CEO	2019 Compensation

Responsibilities:

Mr. Fink guides and oversees BlackRock’s long-term strategic direction to deliver value for clients and shareholders.

He is responsible for senior leadership development and succession planning, defining and reinforcing BlackRock’s mission and culture, and engaging with key strategic clients, industry leaders, regulators and policy makers.

	(Thousands)
	Base Salary	$1,500
	Annual Incentive Award – Cash	$7,750
	Annual Incentive Award – Equity	$4,250
	Long-Term Incentive Award	$11,750
	Total Annual Compensation	$25,250

Overall Assessment: Meets/Exceeds

Mr. Fink led the successful execution of BlackRock’s strategy throughout 2019, which delivered strong financial results, record net inflows and overall outperformance relative to Traditional LC Peers(2). He drove the firm’s focus on delivering differentiated solutions to clients and oversaw continued investments in key growth areas, including iShares, illiquid alternatives and technology, to meet clients’ changing needs. Mr. Fink increased his focus on Organizational Strength, where the firm faced challenges in its leadership and employee representation. Overall, the Compensation Committee’s assessment of Mr. Fink’s performance resulted in a Meets/Exceeds determination. Based on the performance assessment, the Compensation Committee set Mr. Fink’s 2019 total compensation at $25.25 million, up 5% from 2018.

Compensation Scorecard

Performance Category	Performance Highlights			Assessment
Financial Performance

•   Achieved record-high revenue and earnings growth in 2019, despite entering the year with lower AUM as a result of significant fourth quarter 2018 market volatility.

•   Generated record annual net inflows of $429 billion, representing 7% organic asset growth and 5% organic base fee growth.

•   Continued to generate differentiated organic growth and financial results, leading to stock price outperformance and a 50% P/E multiple premium versus Traditional LC Peers at 2019 year-end.

				Meets/Exceeds
	Measures	BlackRock Performance
		2018	2019
	Net New Base Fee Growth	2%	5%
	Operating Income, as adjusted(1) ($ million)	$5,531	$5,551
	Operating Margin, as adjusted(1)	44.3%	43.7%
	Diluted Earnings Per Share, as adjusted(1)	$26.93	$28.48
	Share Price Data	BlackRock	Traditional LC Peers(2) Average
	NTM P/E Multiple(3)	16.5x	10.0x
	% Change in Share Price vs. Prior Year	+28%	+14%

(1)	Amounts are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.
(2)	Traditional LC Peers refers to Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Eaton Vance, Invesco, Legg Mason and T. Rowe Price.
(3)	NTM P/E multiple refers to the Company’s share price as of December 31, 2019, divided by the consensus estimate of the Company’s expected earnings over the next 12 months. Sourced from Factset.

70    BLACKROCK, INC. 2020 PROXY STATEMENT

Compensation Discussion and Analysis    |    4. 2019 NEO Compensation and Performance Summaries

Performance Category	Performance Highlights	Assessment
Business Strength

Solve for clients’ evolving needs

•   In partnership with Mr. Kapito, drove strong long-term investment performance across BlackRock’s active platform, with 86%, 76% and 84% of Taxable Fixed Income, Fundamental Equity and Systematic Equity products, respectively, above benchmark or peer median for the trailing three-year period.

•   Oversaw the acquisition of eFront, strengthening BlackRock’s ability to take a whole portfolio approach in managing assets and enhancing Aladdin’s alternative investment capabilities for clients.

•   Engaged in more than 400 client meetings and external events with institutions, governments and central banks around the world bringing relevant perspectives back to the business and increasing BlackRock’s ability to respond to client needs.

•   Continued to deepen client partnerships and serve as a key thought leader for BlackRock’s clients and shareholders.

Far Exceeds

Sharpen execution and accountability

•   Simplified BlackRock’s operating model through a firm re-organization and the regionalization of institutional client businesses. These changes allowed BlackRock to allocate resources to the highest growth areas, while ensuring the consistent delivery of the entire platform.

•   Recognizing shifts in client demand, drove BlackRock to leverage its scale and expertise to deliver outsourced Chief Investment Officer (“OCIO”) solutions and cash management solutions for clients, resulting in 2019 net inflows of $16 billion and $93 billion, respectively.

Lead in a changing world

•   Continued to oversee investments in three future growth areas, including iShares, illiquid alternatives and technology.

•   Oversaw significant momentum in illiquid alternatives, generating $14 billion of net inflows, driven by demand for infrastructure, real estate, Long Term Private Capital (“LTPC”) and private credit.

•   Guided Mark Wiedman, Head of International and of Corporate Strategy, in the formation of a task force to accelerate BlackRock’s focus on sustainable investing at the core of risk management, portfolio construction, product design and company engagement.

Organizational Strength

Attract and inspire talent

•   Elevated leaders into key roles, including naming Mark Wiedman Head of International and of Corporate Strategy, Mark McCombe Chief Client Officer and Salim Ramji Head of ETF and Index Investments.

•   Directly involved in improving succession planning efforts through the creation of Talent Bench Reviews, which provide deeper insights into potential leadership successors and increased ownership of succession plans.

•   Created an environment and mechanisms that enable employees to provide feedback. As measured by BlackRock’s 2019 Employee Opinion Survey, employee engagement remains high with over 90% participation and 70% of employees showing positive scores in engagement.

Partially Meets

Develop a more diverse and inclusive culture

•   Continued to emphasize the importance of inclusion and diversity through multiple firmwide initiatives focused on increasing diverse representation at the firm.

•   Expanded female representation at the senior level from 28.4% to 28.9% at the firm. However, missed the publicly-stated goal of 30% of female representation in senior roles by 2020.

•   In partnership with Mr. Kapito, exited two executives for personal conduct violations. These departures were necessary to uphold BlackRock’s principles.

BLACKROCK, INC. 2020 PROXY STATEMENT    71

Compensation Discussion and Analysis    |    4. 2019 NEO Compensation and Performance Summaries

Robert S. Kapito President	2019 Compensation

Responsibilities:

Mr. Kapito is responsible for executing BlackRock’s strategic plans and overseeing the global business operations of the Company.

He ensures connectivity and coordination of operating processes across all groups in the organization, in part through his leadership, along with Mr. Goldstein, of the Global Operating Committee.

He is also responsible for spearheading initiatives to drive investment performance and the results within each of BlackRock’s businesses.

	(Thousands)
	Base Salary	$1,250
	Annual Incentive Award – Cash	$6,250
	Annual Incentive Award – Equity	$3,500
	Long-Term Incentive Award	$8,950
	Total Annual Compensation	$19,950

Overall Assessment: Meets/Exceeds

In 2019, Mr. Kapito fostered key client relationships and led strong long-term investment performance across BlackRock’s businesses. He played a critical role in several firmwide strategic initiatives, including the realignment of BlackRock’s global institutional client segments. Mr. Kapito led a renewed focus on Organizational Strength and culture at the firm. Overall, the Compensation Committee’s assessment of Mr. Kapito’s performance resulted in a Meets/Exceeds determination. Based on the performance assessment, the Compensation Committee set Mr. Kapito’s 2019 total compensation at $19.95 million, up 5% from 2018.

Compensation Scorecard

Performance Category	Performance Highlights				Assessment
Financial Performance					Meets/Exceeds

•   Mr. Kapito’s operational responsibility for BlackRock’s distribution channels and client-facing businesses, including maintaining relationships with key intermediary partners, contributed to 7% organic asset growth and 5% organic base fee growth.

•   Guided robust and efficient processes and leadership for the oversight and management of record AUM of $7.43 trillion, including nearly $2 trillion in active, nearly $5 trillion in iShares ETFs & Index and nearly $550 billion in cash management strategies.

•   Led industry growth and adoption of key ETF categories, resulting in BlackRock’s record $112 billion of net inflows in fixed income ETFs, while also capturing the #1 share in industry factor and sustainable ETF flows.

•   Delivered on day-to-day oversight of the firm’s business operations, partnering with Mr. Goldstein and Mr. Shedlin to manage an Operating Margin, as adjusted, of 43.7%, down 60 basis points from 2018. The decrease reflected BlackRock’s strategic decision to continue investing responsibly in 2019, despite the growth challenges of entering 2019 with headwinds created by market volatility and declines in the fourth quarter of 2018.

	Measures		2018	2019
	Operating Income, as adjusted(1) ($ million)		$5,531	$5,551
	Operating Margin, as adjusted(1)		44.3%	43.7%
	Diluted Earnings Per Share, as adjusted(1)		$26.93	$28.48

Business Strength

Solve for clients’ evolving needs

•   Led strong long-term investment performance across active products, achieving $110 billion of active net inflows while the industry experienced overall active outflows.

					Far Exceeds
	Actively managed AUM above benchmark or peer median	1-Yr	3-Yr	5-Yr
	Taxable Fixed Income	87%	86%	89%
	Tax-Exempt Fixed Income	61%	79%	77%
	Fundamental Equity	71%	76%	82%
	Systematic Equity	54%	84%	82%

•   Oversaw the $1.4 billion close of the BlackRock Science & Technology Trust II, BlackRock’s largest closed-end fund launch in the last seven years and the industry’s largest in the last five years.

•   Continued to play an integral role in expanding client relationships, sponsoring multiple “client summits” across business lines globally.

(1)	Amounts are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.

72    BLACKROCK, INC. 2020 PROXY STATEMENT

Compensation Discussion and Analysis    |    4. 2019 NEO Compensation and Performance Summaries

Performance Category	Performance Highlights	Assessment

Sharpen execution and accountability

•   Realigned global institutional client segments and restructured its leadership to drive growth across the Americas, Europe and Asia.

•   Streamlined the firm’s product governance structure with more robust product management roles and oversight across asset classes.

Lead in a changing world

•   Guided BlackRock’s alternatives business into its next phase of growth, through the full integration of Tennenbaum Capital Partners, the close of its Global Credit Opportunities fund and three successful fundraising closes of its LTPC vehicle.

Organizational Strength

Attract and inspire talent

•   Continued to lead key programs and committees to engage key talent across the firm, which proved to be crucial after a firm reorganization early in the year.

•   Elevated key leaders across the investment businesses and drove progress in developing deep and diverse succession plans.

Partially Meets

Develop a more diverse and inclusive culture

•   Continued to increase BlackRock’s focus on inclusion and diversity, particularly across the investment teams through the Growing More Great Investors initiative.

•   While exemplifying our culture and principles internally, partnered with Mr. Fink to exit and manage the unplanned departures of two executives for personal conduct violations.

BLACKROCK, INC. 2020 PROXY STATEMENT    73

Compensation Discussion and Analysis    |    4. 2019 NEO Compensation and Performance Summaries

Robert L. Goldstein COO	2019 Compensation

Responsibilities:

As COO, Mr. Goldstein is responsible for ensuring that the Company’s investment, client, risk analytics, technology and operating functions have the necessary connectivity, coordination and scalable processes in place to succeed.

Mr. Goldstein also leads the BlackRock Solutions (“BRS”) business, delivering investment and risk analytics technology to clients.

Mr. Goldstein co-chairs, along with Mr. Kapito, the BlackRock Global Operating Committee. He also co-chairs, along with Mr. Shedlin, the Planning, Budgeting and Alignment (“PBA”) Committee, which is responsible for developing the Company’s budget, evaluating new initiatives aimed at driving growth and achieving strategic objectives of the firm.

	(Thousands)
	Base Salary	$500
	Annual Incentive Award – Cash	$2,950
	Annual Incentive Award – Equity	$2,000
	Long-Term Incentive Award	$4,400
	Total Annual Compensation	$9,850

Overall Assessment: Far Exceeds

In 2019, Mr. Goldstein’s leadership significantly contributed to BlackRock’s overall financial growth and advancement of key technology initiatives. He led the acquisition and integration of eFront and drove a 24% year-over-year increase in technology services revenue. His involvement in key strategic and organizational initiatives had a measurable impact on BlackRock’s success. Overall, the Compensation Committee’s assessment of Mr. Goldstein’s performance resulted in a Far Exceeds determination. In light of Mr. Goldstein’s expanding responsibilities and the substantial growth of the businesses he oversees, the Committee approved incentive compensation to recognize his high performance for the year and to also acknowledge his larger role. To that end, Mr. Goldstein’s 2019 total compensation was set at $9.85 million, including incentive pay at 127% of goal, reflecting both a “Far Exceeds” performance determination as well as market movement in his total pay.

Performance Category	Performance Highlights	Assessment
Financial Performance

•   Under Mr. Goldstein’s leadership, BlackRock generated a record $974 million of 2019 technology services revenue and 24% year-over-year growth. Mr. Goldstein enhanced BlackRock’s range of technology capabilities by enhancing and expanding Aladdin to support the entire asset management value chain. He drove the acquisition of eFront and developed a partnership with BNY Mellon to deliver integrated technology and servicing capabilities across the investment lifecycle.

•   Delivered on day-to-day oversight of the firm’s business operations, partnering with Mr. Kapito and Mr. Shedlin to manage an Operating Margin, as adjusted, of 43.7%, down 60 basis points from 2018. The decrease reflected BlackRock’s strategic decision to continue investing responsibly in 2019, despite a more challenging overall revenue capture environment created by market volatility in the fourth quarter of 2018.

Far Exceeds

Business Strength

•   As COO, Mr. Goldstein was involved in a variety of key firm-wide initiatives, including evolving the client experience, managing a firmwide re-organization and opening BlackRock’s Atlanta office.

•   Increased risk management protocols, enhancing connectivity of risk management groups across the firm and streamlining the firm’s ability to respond to issues effectively and efficiently.

•   Led the PBA Committee, with co-chair Mr. Shedlin, in establishing a reallocation framework to direct resources into high-growth areas.

•   As Head of BlackRock Solutions, oversaw strategic partnerships and multiple implementations across BRS, involving the delivery of technology solutions and servicing tools. Mr. Goldstein drove the successful acquisition of eFront, which elevated the capabilities of BlackRock’s technology platform. He was critical to the integration of eFront employees and oversaw development efforts on a joint offering to clients. Aladdin and eFront are now being used by over 900 clients in 68 countries, including 16 wealth managers that have 35,000 financial advisors serving millions of end investors.

Far Exceeds

Organizational Strength

•   Shared key insights with business leaders on the future of the firm through its talent initiatives and committees, most notably during the roll-out of Talent Bench Reviews in 2019.

•   Upgraded leadership across technology teams, hiring a Head of the Aladdin Product Group and providing stretch opportunities for key leaders in Aladdin Wealth. He also provided strategic direction to ensure the right leadership was in place in the technology operations group.

•   Mr. Goldstein’s focus on inclusion and diversity progress has led to an increase in female representation across technology services groups. He has personally sponsored stretch roles for senior leaders in technology groups and across the firm.

Far Exceeds

74    BLACKROCK, INC. 2020 PROXY STATEMENT

Compensation Discussion and Analysis    |    4. 2019 NEO Compensation and Performance Summaries

J. Richard Kushel Head of Multi-Asset Strategies and Global Fixed Income	2019 Compensation

Responsibilities:

As Global Head of Multi-Asset Strategies (“MAS”) and Global Fixed Income (“GFI”) and with oversight of Client Portfolio Solutions (“CPS”), Mr. Kushel is responsible for the firm’s multi-asset and global fixed income products, asset allocation and client portfolio solutions capabilities.

As Global Head of MAS and GFI and with oversight of CPS,

Mr. Kushel oversees management of a variety of balanced funds and bespoke mandates for a diversified client base that leverages broad investment expertise in global equities, bonds, currencies and commodities and BlackRock’s extensive risk management capabilities.

	(Thousands)
	Base Salary	$500

	Annual Incentive Award – Cash	$2,613

	Annual Incentive Award – Equity	$1,663

	Long-Term Incentive Award	$2,900

	Total Annual Compensation	$7,675

Overall Assessment: Far Exceeds

In 2019, Mr. Kushel played a critical role in BlackRock’s record asset gathering and strong financial performance. Under his leadership, MAS, GFI and CPS generated strong organic growth and delivered improved investment performance relative to benchmarks. Mr. Kushel’s focus on strategic and organizational initiatives had a positive impact on the investment teams’ high-performance culture. Overall, the Compensation Committee’s assessment of Mr. Kushel’s performance resulted in a Far Exceeds determination. Based on the performance assessment, the Compensation Committee set Mr. Kushel’s 2019 total compensation at $7.675 million, up 15% from 2018.

Performance Category	Performance Highlights	Assessment
Financial Performance

•   Under Mr. Kushel’s leadership, MAS generated $19 billion in net new business and had strong investment performance across the portfolio, driven by macro factor, global tactical allocation and income strategies.

•   GFI generated $264 billion in net new business, reflecting strength across active, index and iShares strategies. GFI continued to deliver strong long-term investment performance, with 87%, 86% and 89% of Taxable Fixed Income products above benchmark or peer median for the trailing one-, three- and five-year period, respectively.

•   Growth in CPS continued to accelerate, with strong flows across both institutional and wealth clients and strong investment performance.

Meets/Exceeds

Business Strength

•   Directly engaged with and fostered key long-term client relationships that are expected to drive future growth for the firm.

•   In partnership with Mr. Kapito, re-structured and assigned new leadership in certain investment teams, resulting in tangible performance improvement.

•   Positioned CPS to address increased client demand for outsourced mandates, model portfolios and OCIO capabilities by unifying BlackRock’s capabilities in CPS and Aladdin, enabling BlackRock to reach and serve more clients than ever before.

Far Exceeds

Organizational Strength

•   Drove the talent agenda across his groups and rolled-out performance excellence and skill-building initiatives, including the “Citizen Coder” initiative to increase programming skills.

•   Led progress in gender representation, growing the female investor population in MAS and elevating senior female investors in GFI.

•   Continued to develop a more inclusive investment culture across his groups, highlighted by the roll-out of career aspiration sessions and mentorship programs.

Meets/Exceeds

BLACKROCK, INC. 2020 PROXY STATEMENT    75

Compensation Discussion and Analysis    |    4. 2019 NEO Compensation and Performance Summaries

Gary S. Shedlin CFO	2019 Compensation

Responsibilities:

As CFO, Mr. Shedlin is responsible for managing BlackRock’s overall financial condition, including resource and capital allocation, and expense discipline.

He is also responsible for overseeing all corporate finance functions, including financial planning and analysis, accounting, finance operations and controls, tax, treasury, investor relations, corporate development and corporate sustainability.

Mr. Shedlin also co-chairs, along with Mr. Goldstein, the PBA Committee, which makes recommendations regarding the Company’s budget, evaluating new initiatives aimed at driving growth, and achieving strategic objectives.

	(Thousands)
	Base Salary	$500

	Annual Incentive Award – Cash	$2,475

	Annual Incentive Award – Equity	$1,525

	Long-Term Incentive Award	$2,700

	Total Annual Compensation	$7,200

Overall Assessment: Far Exceeds

In 2019, Mr. Shedlin meaningfully contributed to BlackRock’s success through prudent resource and capital allocation, while providing insights across a variety of strategic initiatives. He drove progress in Organizational Strength across the Finance function and at the firm more broadly. The Compensation Committee’s assessment of Mr. Shedlin’s performance resulted in a Far Exceeds determination, and based on the performance assessment, the Compensation Committee set Mr. Shedlin’s total compensation at $7.2 million, up 12% from 2018.

Performance Category	Performance Highlights	Assessment
Financial Performance

•   Drove BlackRock’s capital management strategy, returning $3.8 billion to shareholders in 2019, highlighted by a strategic $1.3 billion share repurchase in March 2019. He also oversaw the allocation of over $750 million of new seed and co-investment capital to support growth, leading to BlackRock’s investment portfolio exceeding $3 billion for the first time.

•   Delivered savings through cost-effective resource allocation across the firm.

•   Delivered day-to-day oversight of the firm’s business operations, partnering with Mr. Kapito and Mr. Goldstein to manage an Operating Margin, as adjusted, of 43.7%, down 60 basis points from 2018. The decrease reflected BlackRock’s strategic decision to continue investing responsibly in 2019, despite a more challenging overall revenue capture environment created by market volatility in the fourth quarter of 2018.

Meets/Exceeds

Business Strength

•   Oversaw and executed several key strategic investments and acquisitions for the firm, highlighted by the successful $1.3 billion acquisition and related financing of eFront.

•   Led the PBA Committee, with co-chair Mr. Goldstein, in establishing a reallocation framework to direct resources into growth areas.

•   In partnership with enterprise leaders, engaged on multiple market entry options in strategic geographies and across businesses.

•   Oversaw the Finance functions’ support of the firm’s businesses through enhanced quarterly reviews and increased automation using BlackRock’s technology capabilities.

•   Played a critical role in the formation of BlackRock’s Corporate Sustainability function, helping the firm establish a cohesive vision, strategy and corporate reporting framework across the firm, including publishing BlackRock’s first SASB-aligned disclosure.

Far Exceeds

Organizational Strength

•   Strengthened the Finance leadership bench, led succession planning and continued to provide stretch opportunities for high performers.

•   Continued to develop the Finance Talent Development committee, which focuses on the development of employees, people managers, inclusion and diversity, and overall satisfaction across the function.

•   Led year-over-year improvement in gender diversity across the Finance function, driven by strong hiring. Continued to drive an increased focus on ethnic representation, particularly at the more senior levels.

Meets/Exceeds

76    BLACKROCK, INC. 2020 PROXY STATEMENT

Compensation Discussion and Analysis    |    5. Compensation Policies and Practices

5.

Compensation Policies

and Practices

Summary of Executive Compensation Practices

Our compensation program reflects our commitment to responsible financial and risk management and is exemplified by the following policies and practices:

What We Do	What We Don’t Do

Review pay and performance alignment;

  No employment agreements or guaranteed compensation arrangements with our NEOs;

  No arrangements with our NEOs providing for automatic single trigger vesting of equity awards upon a change-in-control or transaction bonus payments upon a change-in-control;

  No dividends or dividend equivalents on unearned RSUs;

  No dividend equivalents on stock options or stock
appreciation rights;

  No repricing of stock options;

  No cash buyouts of underwater stock options;

  No tax reimbursements for perquisites or tax gross-ups for excise taxes incurred due to the application of Section 280G of the Internal Revenue Code;

  No supplemental retirement benefit arrangements with our NEOs; and

  No supplemental severance benefit arrangements with our NEOs outside of the standard severance benefits under BlackRock’s Severance Plan.

Balance short- and long-term incentives, cash and equity and fixed and variable pay elements;

Maintain a clawback policy that allows for the recoupment of annual and long-term performance-based compensation in the event that financial results require a significant restatement due to the actions of an employee;

Require one-year minimum vesting for awards granted under our Stock Plan, subject to limited exceptions;
Maintain meaningful stock ownership and retention guidelines for GEC members;
Maintain trading policies that:

•  Prohibit all employees from short selling BlackRock securities;

•  Prohibit Section 16 officers and directors from pledging BlackRock securities as collateral for a loan (among other items);

•  Prohibit Section 16 officers and directors from engaging in any transactions that have the effect of hedging the economic risks and rewards of BlackRock securities;

Limit perquisites;
Assess and mitigate risk in compensation plans, as described in “Risk Assessment of Compensation Plans” on page 68;
Solicit an annual advisory vote on executive compensation in order to provide shareholders with a frequent opportunity to give feedback on compensation programs; and
Annually review the independence of the Compensation Committee’s independent compensation consultant.

BLACKROCK, INC. 2020 PROXY STATEMENT    77

Compensation Discussion and Analysis    |    5. Compensation Policies and Practices

Stock Ownership Guidelines

Our stock ownership guidelines require the Company’s GEC members to own a target number of shares (i.e., shares owned outright, not including unvested shares or unexercised stock options), the dollar amount of which is set out below. Until these stock ownership guidelines are met, GEC members must retain 50% of the net (after-tax) shares delivered from BlackRock equity awards. The Compensation Committee monitors the progress made by our GEC in achieving their stock ownership guidelines and, if circumstances warrant, may modify the guidelines and/or time frames for one or more members of our GEC.

•	$10 million for the CEO;

•	$5 million for the President; and

•	$2 million for all other GEC members.

As of December 31, 2019, all of our NEOs exceeded the stock ownership guidelines.

Prohibition on Hedging and Pledging BlackRock Securities

BlackRock has a policy that prohibits the hedging or pledging of BlackRock securities by BlackRock’s Section 16 officers and directors. Pursuant to this policy, BlackRock’s Section 16 officers and directors are prohibited from:

•	Using BlackRock securities as collateral in a margin account;

•	Pledging BlackRock securities as collateral; or

•	Engaging in any transactions that have the effect of hedging the economic risks and rewards of BlackRock securities held by such Section 16 officer or director.

Clawback Policy

All performance-based compensation (including annual and long-term incentive awards and all equity compensation) is subject to BlackRock’s Clawback Policy and is subject to recoupment if an employee is found to have engaged in fraud or willful misconduct that caused the need for a significant restatement of BlackRock’s financial statements.

Benefits

BlackRock provides medical, dental, life and disability benefits and retirement savings vehicles in which all eligible employees may participate. Our NEOs also have the option to participate in a comprehensive health exam offered to our executives. BlackRock makes contributions to 401(k) accounts of our NEOs on a basis consistent with other employees. None of our NEOs participate in any Company-sponsored defined benefit pension program.

Other benefits include voluntary deferrals of all or a portion of the cash element of our NEOs’ annual incentive awards pursuant to the Amended and Restated BlackRock, Inc. Voluntary Deferred Compensation Plan (the “VDCP”).

Severance

Our NEOs are eligible for standard severance benefits under the Severance Plan in the event of involuntary termination of employment without cause (as defined under the Severance Plan) by BlackRock. The Severance Plan provides a lump sum cash payment equal to two weeks of salary per year of service, with a minimum of 12 weeks and a maximum of 54 weeks, to all U.S.-based employees who are involuntarily terminated without cause in conjunction with a reduction in force or position elimination.

Perquisites

The Compensation Committee considers perquisites and other benefits available to our NEOs, such as financial planning, investment offerings and personal use of travel services to be a reasonable part of the executive compensation program. In approving these, the Committee considers their purpose and alignment to BlackRock’s compensation philosophy, as well as external market practices.

A financial planning perquisite is offered to our NEOs. In addition, investment offerings may be provided without charging management or performance fees consistent with the terms offered to other employees who meet the same applicable legal requirements.

Transportation services are provided by BlackRock and/or third-party suppliers and are made available to our NEOs for business and personal use. Messrs. Fink and Kapito are required by the Board to utilize private airplane services for all business and personal travel in the interest of protecting their personal security. BlackRock incurs incremental costs to provide these services, though these costs are capped below a level the Compensation Committee considers reasonable. NEOs must reimburse BlackRock for the cost of airplane services beyond the cap, and Mr. Fink did so in 2019. The compensation attributed to each of our NEOs for 2019 for perquisites is described in footnote (4) to the “2019 Summary Compensation Table” on page 80.

78    BLACKROCK, INC. 2020 PROXY STATEMENT

Compensation Discussion and Analysis    |    5. Compensation Policies and Practices

Tax Reimbursements

BlackRock did not provide tax reimbursements for any perquisites or other compensation paid to our NEOs.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid to any executive officers subject to Section 162(m) (the “Covered Employees”) to $1 million during any fiscal year unless such compensation qualifies as “performance-based” (although this exception was severely limited beginning in 2018, as described below). Historically, the Company administered its incentive compensation arrangements in a manner that would comply with these tax rules. However, the Compensation Committee maintains the flexibility to pay non-deductible incentive compensation if it determines it is in the best interest of the Company and its shareholders.

The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) and, among other things, eliminated the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to Covered Employees in excess of $1 million is generally nondeductible, whether or not it is performance-based. In addition, beginning in 2018, the Covered Employees include any individual who served as the CEO or CFO at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year. Once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

The Tax Cuts and Jobs Act includes a transition relief rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Company may avail itself of this transition relief rule. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company and its shareholders, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company and its shareholders.

BLACKROCK, INC. 2020 PROXY STATEMENT    79

Compensation Discussion and Analysis    |    Executive Compensation Tables

Executive Compensation Tables

The following 2019 Summary Compensation Table contains information concerning compensation provided by BlackRock for the years indicated to the NEOs. Pursuant to SEC rules, the compensation table below includes only those equity-based awards granted in a particular year and not any awards granted after year-end, even if awarded for services in that year. It additionally discloses any cash compensation earned in a particular year, even if such payments are made after year-end.

2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards (Fair Value of Awards) ($)(2)	Performance-Based Option Awards (Fair Value Awards) ($)(3)	All Other Compensation ($)(4)	Total ($)
Laurence D. Fink Chairman and Chief Executive Officer	2019	$1,500,000	$7,750,000	$14,750,004	—	$308,250	$24,308,254
	2018	$1,500,000	$7,750,000	$17,049,844	—	$243,500	$26,543,344
	2017	$900,000	$10,000,000	$16,599,733	—	$243,500	$27,743,233

Robert S. Kapito President	2019	$1,250,000	$6,250,000	$11,499,899	—	$257,151	$19,257,050
	2018	$1,250,000	$6,250,000	$13,140,275	—	$201,694	$20,841,969
	2017	$750,000	$8,125,000	$12,834,775	—	$274,675	$21,984,450

Robert L. Goldstein Senior Managing Director and Chief Operating Officer	2019	$500,000	$2,950,000	$4,399,808	—	$46,125	$7,895,933
	2018	$500,000	$2,950,000	$4,425,029	—	$55,280	$7,930,309
	2017	$500,000	$3,275,000	$3,999,470	$10,460,528	$54,500	$18,289,498

J. Richard Kushel Senior Managing Director and Global Head of Multi-Asset Strategies and Global Fixed Income	2019	$500,000	$2,612,500	$3,462,238	—	$46,125	$6,620,863
	2018	$500,000	$2,712,500	$3,600,293	—	$50,455	$6,863,248
	2017	$500,000	$2,950,000	$3,509,763	$7,845,347	$49,425	$14,854,535

Gary S. Shedlin Senior Managing Director and Chief Financial Officer	2019	$500,000	$2,475,000	$3,474,958	—	$13,250	$6,463,208
	2018	$500,000	$2,475,000	$3,599,726	—	$18,500	$6,593,226
	2017	$500,000	$2,700,000	$3,249,781	$7,845,347	$18,500	$14,313,628

(1)

Bonus. These amounts represent the cash portion of discretionary annual bonuses for the respective periods awarded pursuant to BlackRock’s annual incentive compensation program. The amount of incentive compensation awarded to each NEO in January 2020 (for fiscal year 2019) was based on subjective criteria, as more fully described on pages 70 to 76 of the “Compensation Discussion and Analysis.”

As described on page 60 of the “Compensation Discussion and Analysis,” on January 16, 2020, Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin were awarded RSUs as part of their discretionary annual bonuses for the 2019 fiscal year. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, these awards had grant date values of $4,250,000, $3,500,000, $2,000,000, $1,662,500 and $1,525,000, respectively, based on the average of the high and low prices per share of BlackRock common stock on January 16, 2020, which was calculated to be $533.58. Additionally, Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin received discretionary BPIP Awards consisting of performance-based RSU awards with grant date values of $11,750,000, $8,950,000, $4,400,000, $2,900,000 and $2,700,000, respectively. The base number of units granted pursuant to BPIP Awards was determined by dividing the individual’s award value by the average of the high and low prices per share of BlackRock common stock on January 16, 2020.

(2)

Stock Awards. Reflects the grant date fair value of awards made during each calendar year as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 18 to the consolidated financial statements in our 2019 Form 10-K. The amount included with respect to the BPIP Awards granted in January 2019 is based on the grant date fair value assuming target level of performance. If maximum level of performance had been assumed, the grant date fair value of the BPIP Awards would have been (i) $17,325,141 for Mr. Fink, (ii) $13,199,834 for Mr. Kapito, (iii) $3,959,950 for Mr. Goldstein, (iv) $2,804,913 for Mr. Kushel and (v) $3,217,280 for Mr. Shedlin. The percentage points granted to Mr. Kapito under the BlackRock Leadership Retention Carry Plan had no grant date fair value as determined pursuant to FASB ASC Topic 718 and therefore are not reflected in this table.

(3)

Performance-Based Option Awards. In the fourth quarter of 2017, BlackRock implemented a key strategic part of our long-term management succession plan by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. Amounts reflect the grant date fair value of performance-based option awards made during the calendar year as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 18 to the consolidated financial statements in our 2019 Form 10-K.

(4)

All Other Compensation. For each of the NEOs, $13,250 was attributable to contributions made by BlackRock under its tax-qualified defined contribution (401(k)) plan in 2019. For Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin, $0, $32,875, $32,875, $32,875 and $0, respectively, was attributable to financial planning services. In 2019, for Messrs. Fink and Kapito, $295,000 and $211,026, respectively, was attributable to personal use of the company-provided aircraft services. These amounts reflect the incremental cost to BlackRock to provide the aircraft services. Aircraft incremental cost is based on, as applicable, (i) variable operating cost per flight hour for the BlackRock corporate aircraft (including fuel and variable maintenance expenses) plus any trip-specific incremental costs (such as crew expenses, catering expenses and fees associated with landing, parking and flight planning) or (ii) actual charter cost, in each case, less reimbursement received from the NEO. Messrs. Fink and Kapito are required by the Board to utilize these airplane services for all business and personal travel in the interest of protecting their personal security. For more information regarding perquisites, see “Perquisites.” on page 78. No nonqualified deferred compensation earnings were determined to be above-market. None of the NEOs participate in any BlackRock-sponsored defined benefit pension plans.

80    BLACKROCK, INC. 2020 PROXY STATEMENT

Compensation Discussion and Analysis    |    Executive Compensation Tables

2019 Grants of Plan-Based Awards

The following table sets forth information concerning equity incentive plan-based compensation provided by BlackRock in 2019 to our NEOs.

				Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date(1)	Date of Committee Action		Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock and Option Awards($)(4)
Laurence D. Fink	1/17/2019	1/14/2019	(2)				10,358	$4,250,043
	1/17/2019	1/14/2019	(3)	—	25,590	42,224		$10,499,961

Robert S. Kapito	1/17/2019	1/14/2019	(2)				8,530	$3,499,987
	1/17/2019	1/14/2019	(3)	—	19,497	32,170		$7,999,912

Robert L. Goldstein	1/17/2019	1/14/2019	(2)				4,874	$1,999,875
	1/17/2019	1/14/2019	(3)	—	5,849	9,651		$2,399,932

J. Richard Kushel	1/17/2019	1/14/2019	(2)				4,295	$1,762,303
	1/17/2019	1/14/2019	(3)	—	4,143	6,836		$1,699,935

Gary S. Shedlin	1/17/2019	1/14/2019	(2)				3,717	$1,525,141
	1/17/2019	1/14/2019	(3)	—	4,752	7,841		$1,949,817

(1)	Grant Date. Grant date is the date on which approved award values were converted to a number of RSUs based on the average of the high and low prices of BlackRock common stock on that date.

(2)

These January 17, 2019 awards represent grants of RSUs awarded to Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin as part of their 2018 bonus awards and represent the stock portion of such annual bonuses. These awards vest one-third on each of the first three anniversaries beginning on January 31, 2020. At the time of vesting, the NEOs are entitled to payment of accrued dividends with respect to the shares underlying the vested RSUs.

(3)

These January 17, 2019 awards represent BPIP Awards granted to Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin in respect of services performed in 2018. To determine the base number of RSUs comprising each BPIP Award, the award value was divided by the grant price ($410.315). The grant price represents an average of the high and low price of BlackRock common stock on January 17, 2019 (two trading days following the release of earnings for the fourth quarter of 2018). The BPIP Awards will be eligible to vest on January 31, 2022, subject to the Company’s attainment of the applicable financial targets during the three-year performance period commencing on January 1, 2019 and ending on December 31, 2021. The number of shares of common stock each NEO will receive upon settlement of the award will be equal to the base number of RSUs, multiplied by a percentage determined by application of the award determination matrix set forth in the NEO’s award agreement. The percentage multiplier is determined by the Company’s average annual Organic Revenue growth and Operating Margin, as adjusted, during the performance period. If performance is below the minimum thresholds set forth on the award determination matrix for both performance metrics, the award payout will be zero. If the Company attains the maximum (or greater) level of performance for both performance metrics, the award payout will be equal to 165% of the base number. Performance at target would result in the NEO receiving 100% of the base number.

(4)

Grant Date Fair Value of Stock and Option Awards. Reflects the grant date fair value of awards as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 18 to the consolidated financial statements in our 2019 Form 10-K. The amount included with respect to the BPIP Awards is based on the grant date fair value assuming target level of performance.

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Compensation Discussion and Analysis    |    Executive Compensation Tables

2019 Outstanding Equity Awards at Fiscal Year-End

		Performance-Based Option Awards				Stock Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Laurence D. Fink	1/17/2017	—	—	—		3,687	(2)	$1,853,455
	1/17/2017	—	—	—		36,796	(3)	$18,497,349
	1/16/2018	—	—	—		5,414	(2)	$2,721,618
	1/16/2018	—	—	—		18,462	(3)	$9,280,847
	1/17/2019	—	—	—		10,358	(2)	$5,206,967
	1/17/2019	—	—	—		26,460	(3)	$13,301,442

Robert S. Kapito	1/17/2017	—	—	—		2,851	(2)	$1,433,198
	1/17/2017	—	—	—		28,450	(3)	$14,301,815
	1/16/2018	—	—	—		4,136	(2)	$2,079,167
	1/16/2018	—	—	—		14,275	(3)	$7,176,043
	1/17/2019	—	—	—		8,530	(2)	$4,288,031
	1/17/2019	—	—	—		20,160	(3)	$10,134,432

Robert L. Goldstein	1/17/2017	—	—	—		1,688	(2)	$848,558
	1/17/2017	—	—	—		6,205	(3)	$3,119,254
	12/4/2017	108,190	513.5	12/4/2026	(4)	—		—
	1/16/2018	—	—	—		2,737	(2)	$1,375,890
	1/16/2018	—	—	—		3,114	(3)	$1,565,408
	1/17/2019	—	—	—		4,874	(2)	$2,450,160
	1/17/2019	—	—	—		6,048	(3)	$3,040,330

J. Richard Kushel	1/17/2017	—	—	—		1,368	(2)	$687,694
	1/17/2017	—	—	—		5,822	(3)	$2,926,719
	12/4/2017	81,142	513.5	12/4/2026	(4)	—		—
	1/16/2018	—	—	—		2,354	(2)	$1,183,356
	1/16/2018	—	—	—		2,373	(3)	$1,192,907
	1/17/2019	—	—	—		4,295	(2)	$2,159,097
	1/17/2019	—	—	—		4,284	(3)	$2,153,567

Gary S. Shedlin	1/17/2017	—	—	—		1,244	(2)	$625,359
	1/17/2017	—	—	—		5,467	(3)	$2,748,261
	12/4/2017	81,142	513.5	12/4/2026	(4)	—		—
	1/16/2018	—	—	—		2,060	(2)	$1,035,562
	1/16/2018	—	—	—		2,743	(3)	$1,378,906
	1/17/2019	—	—	—		3,717	(2)	$1,868,536
	1/17/2019	—	—	—		4,914	(3)	$2,470,268

(1)

Market Value of Shares or Units of Stock That Have Not Vested. Amounts reflect the year-end value of RSUs and BPIP Awards, based on the closing price of $502.70 per share of BlackRock common stock on December 31, 2019. With respect to the BPIP Awards, the value shown is based on the number of shares that the NEO would receive upon settlement of the award assuming actual performance through December 31, 2019 and 100% of target for the remainder of the performance period.

(2)	One-third of these RSUs vest on each of the first three anniversaries after the year in which the grant date occurs (beginning on January 31 following the year of grant).

(3)

These BPIP Awards vest subject to the Company’s attainment of certain financial targets during the three-year performance period commencing with the year of grant. The number of units shown reflects the number of shares that the NEO would receive upon settlement of the award assuming actual performance relative to the performance targets through December 31, 2019 and target-level performance for the remainder of the performance period (which equals 110.9% of target for the BPIP Awards granted January 17, 2017, 84% of target for the BPIP Awards granted January 16, 2018, and 103.4% of target for the BPIP Awards granted January 17, 2019). See “Potential Payments Upon Termination of Employment or a Change in Control” on page 86 for additional details regarding these awards.

(4)

In the fourth quarter of 2017, BlackRock implemented a key strategic part of our long-term management succession plan by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. These awards represent performance-based option awards granted to Messrs. Goldstein, Kushel and Shedlin in connection with the strategic initiative. One-third of these performance-based stock options will vest on each of the fifth, sixth and seventh anniversaries of the date of grant, provided a stock price hurdle of at least 25% growth from the strike price of $513.50 (the closing stock price on the date of grant) is met and maintained for 20 consecutive trading days within five years of grant and positive Organic Revenue growth during the performance period is achieved. The term of the stock options is nine years. Consistent with the intent of these grants, if a participant voluntarily terminates employment for any reason, including retirement, all unvested awards are forfeited.

82    BLACKROCK, INC. 2020 PROXY STATEMENT

Compensation Discussion and Analysis    |    Executive Compensation Tables

2019 Option Exercises and Stock Vested

The following table sets forth the number of shares acquired and the value realized by our NEOs during the fiscal year ended December 31, 2019 on the exercise of options or the vesting and/or settlement of RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Laurence D. Fink	—	—	52,738	$21,534,508

Robert S. Kapito	—	—	39,294	$16,044,919

Robert L. Goldstein	—	—	11,989	$4,895,468

J. Richard Kushel	—	—	10,699	$4,368,723

Gary S. Shedlin	—	—	9,793	$3,998,776

(1)	Value realized reflects (i) the closing price per share of BlackRock common stock on the day prior to the vesting date, multiplied by (ii) the number of RSUs that vested.

2019 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Laurence D. Fink	—	—	$688,474	—	$2,995,450

Robert S. Kapito	—	—	$15,335	—	$238,208

Robert L. Goldstein	—	—	$(2,726,297)	$3,262,560	$7,182,731

J. Richard Kushel	$542,500(2)	—	$346,802	—	$3,049,275

Gary S. Shedlin	—	—	—	—	—

(1)	Represents earnings on balances in the VDCP (as described below), none of which were determined to be above-market.

(2)	The amount of Mr. Kushel’s contribution to the VDCP is included in the $2,712,500 shown for 2018 for Mr. Kushel in the Bonus column of the 2019 Summary Compensation Table.

Voluntary Deferred Compensation Plan

BlackRock maintains the VDCP, which allows participants to elect to defer between 1% and 100% of the cash element of their annual incentive compensation that is not mandatorily deferred under another arrangement. The participants must specify a deferral period of up to 10 years and distributions may be in up to 10 installments. The benchmark investments available for the NEOs are the same as those for all other participants. Deferred amounts and any benchmark returns are vested at the time of deferral or crediting, as applicable, under the VDCP.

Potential Payments Upon Termination or Change in Control

As described previously, the NEOs do not have individual employment, severance or change in control agreements with BlackRock.

Pursuant to the terms of the applicable equity award agreements, an NEO whose employment is terminated may be entitled to accelerated vesting and payment (or continued eligibility for vesting and payment) with respect to such NEO’s outstanding awards. In addition, upon a termination of employment by the Company without cause, an NEO may be eligible to receive severance benefits under the Severance Plan. The applicable terms and estimated payment amounts with respect to the foregoing are set forth in the tables on pages 84 and 86, in each case assuming a termination of employment of the NEO on December 31, 2019.

BLACKROCK, INC. 2020 PROXY STATEMENT    83

Compensation Discussion and Analysis    |    Executive Compensation Tables

Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control

Type of Award	Voluntary Resignation	Termination For Cause	Involuntary Termination Without Cause(1)	Qualified Retirement / Disability	Death
RSUs Granted as Part of Annual Incentive Awards (“Year-End Awards”)	Unvested awards are forfeited.	Unvested awards are forfeited.

Awards will continue to vest in accordance with their schedule following termination. Any portion of the award that remains unvested on the one-year anniversary of termination will become fully vested on that date. For awards granted after 2016, if termination occurs within the one-year period following a change in control of BlackRock, the awards will vest at the time of termination.

Awards will continue to
vest in accordance with
their schedule following
termination. Any portion
of the award that
remains unvested on
the one-year
anniversary of
termination will become
fully vested on that date.

Immediate vesting and settlement.

RSUs Granted as BPIP Awards	Unvested awards are forfeited.	Unvested awards are forfeited.

Awards granted in January 2017 will be eligible to vest on a pro rata basis (based on length of service during the performance period), subject to attainment of the applicable performance targets. If termination occurs within the 12-month period following a change in control, awards granted will fully vest at target level.

Awards granted after January 2017 will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets and non-engagement in any Competitive Activity prior to the vesting date. If termination occurs within the 12-month period following a change in control, awards granted will fully vest at target level.

Awards will continue to
be eligible to fully vest
following the end of the
performance period,
subject to attainment of
the applicable
performance targets
and non-engagement in
any Competitive Activity
prior to the vesting date.

Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets.

Performance-Based Option Awards	Unvested awards are forfeited; vested but unexercised awards remain exercisable for a 90-day period following separation.	Unvested awards are forfeited; vested and unexercised awards are cancelled.	Awards will vest on a pro rata basis with respect to each tranche (based on length of service during the vesting period), plus a one-year service credit, and will remain exercisable through the full term, subject to achievement of the applicable performance conditions. If termination occurs within the 12-month period following a change in control, awards will fully vest and remain exercisable through the full term.	Qualified Retirement:
Unvested awards are
forfeited; vested but
unexercised awards
remain exercisable for a
90-day period following
separation.

Disability: Awards will
continue to be eligible to
fully vest on each
vesting date, subject to
achievement of the
applicable performance
conditions. Any vested
options will remain
exercisable through the
full term.

Awards will continue

to be eligible to

fully vest on each

vesting date,

subject to

achievement of the

applicable

performance

conditions. Any

vested options will

remain exercisable

through the full

term.

(1)

Treatment described in the event of a termination without cause following a change in control applies if outstanding awards are assumed or substituted by the acquirer. If outstanding awards are not assumed or substituted, such awards would become vested at the time of the change in control (at target level for performance-based awards).

84    BLACKROCK, INC. 2020 PROXY STATEMENT

Compensation Discussion and Analysis    |    Executive Compensation Tables

Voluntary Deferred Compensation Plan: Upon a change in control of BlackRock, Inc. or a termination (with respect to deferrals prior to the 2016 plan year) of an NEO’s employment for any reason, such NEO’s VDCP balance would be paid out. Upon a termination of an NEO’s employment for any reason with respect to deferrals for the 2016 plan year and beyond, such NEO’s VDCP balance would be paid in accordance with their deferral election. All outstanding VDCP balances were fully vested as of December 31, 2019. Accordingly, no amounts have been included in the table on page 86 with respect to VDCP balances. For additional information, please refer to the “2019 Nonqualified Deferred Compensation” table on page 83.

Leadership Retention Carry Plan: Percentage points granted under the Leadership Retention Carry Plan in 2019 had no grant date fair value as determined pursuant to FASB ASC Topic 718. In the event of a termination of employment due to voluntary resignation, termination for cause or involuntary termination without cause, all percentage points granted are forfeited. In the event of a termination of employment due to qualified retirement, death or disability, each recipient would begin receiving cash distributions in accordance with the schedule described below, with respect to his or her percentage points granted under the BlackRock Leadership Retention Carry Plan, subject to the execution of a release of claims and compliance with restrictive covenant obligations. An initial distribution would be made on the first payroll date following June 30th of the calendar year immediately following the year in which the qualifying termination occurs, with additional distributions occurring on the first payroll dates following the dates that are 48 and 108 months, respectively, following the initial distribution date. In each case, the distributions would be based on the actual carried interest distributions to BlackRock, Inc. from the participating BlackRock carry funds as of the applicable measurement date; provided that, each of first two distributions will be limited to 80% of the distributions calculated as of the applicable measurement date. For purposes of each distribution, the measurement date will be December 31st preceding the year in which the distribution is made. For additional information, please refer to “Leadership Retention Carry Plan” on page 65.

BLACKROCK, INC. 2020 PROXY STATEMENT    85

Compensation Discussion and Analysis    |    Executive Compensation Tables

Potential Payments Upon Termination of Employment or a Change in Control

The amounts in the table below reflect an assumed termination of employment on December 31, 2019 and are based on the closing price of BlackRock common stock on December 31, 2019, which was $502.70. Any amounts payable upon or due to an NEO’s termination by BlackRock other than for cause, due to the NEO’s disability or upon a qualified retirement (as such terms are defined in the applicable award agreements) are subject to the NEO’s (i) execution of a release of claims against BlackRock and (ii) continued compliance with covenants restricting the NEO’s solicitation of clients or employees of BlackRock for the one-year period following termination.

Name	Involuntary Termination Without Cause	Involuntary Termination Without Cause Following a Change in Control	Qualified Retirement / Disability / Death	Voluntary Resignation / Termination for Cause

Laurence D. Fink

Year-End Awards(1)	$9,782,039	$9,782,039	$9,782,039	—

BPIP Awards(2), (3), (4)	$41,079,639	$42,410,286	$41,079,639	—

Severance(9)	$1,557,692	$1,557,692	—	—

Total(11)	$52,419,370	$53,750,017	$50,861,678	—

Robert S. Kapito

Year-End Awards(1)	$7,800,396	$7,800,396	$7,800,396	—

BPIP Awards(2), (3), (4)	$31,612,290	$32,645,841	$31,612,290	—

Severance(9)	$1,298,077	$1,298,077	—	—

Total(10), (11)	$40,710,762	$41,744,314	$39,412,685	—

Robert L. Goldstein

Year-End Awards(1)	$4,674,607	$4,674,607	$4,674,607	—

BPIP Awards(2), (3), (4)	$7,724,991	$7,923,055	$7,724,991	—

Option Awards(5), (6), (7), (8)	—	—	—	—

Severance(9)	$500,000	$500,000	—	—

Total(11)	$12,899,598	$13,097,662	$12,399,598	—

J. Richard Kushel

Year-End Awards(1)	$4,030,146	$4,030,146	$4,030,146	—

BPIP Awards(2), (3), (4)	$6,273,193	$6,429,533	$6,273,193	—

Option Awards(5), (6), (7), (8)	—	—	—	—

Severance(9)	$519,231	$519,231	—	—

Total(11)	$10,822,570	$10,978,910	$10,303,339	—

Gary S. Shedlin

Year-End Awards(1)	$3,529,457	$3,529,457	$3,529,457	—

BPIP Awards(2), (3), (4)	$6,597,435	$6,778,910	$6,597,435	—

Option Awards(5), (6), (7), (8)	—	—	—	—

Severance(9)	$134,615	$134,615	—	—

Total(11)	$10,261,507	$10,442,981	$10,126,892	—

(1)

This reflects an amount equal to (i) the number of unvested RSUs awarded as Year-End Awards outstanding as of December 31, 2019, multiplied by (ii) $502.70 (the closing price of BlackRock common stock on December 31, 2019). For additional detail on the Year-End Awards, please refer to the “2019 Outstanding Equity Awards at Fiscal Year-End” table on page 82 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 84.

(2)

BPIP Awards upon an involuntary termination without cause (other than following a change in control): For the January 2017 BPIP Awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2019 multiplied by (ii) $502.70 (the closing price of BlackRock common stock on December 31, 2019). For both January 2018 BPIP Awards and January 2019 BPIP Awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance

86    BLACKROCK, INC. 2020 PROXY STATEMENT

Compensation Discussion and Analysis    |    Executive Compensation Tables

relative to the performance targets through December 31, 2019 and target-level performance for the remainder of the applicable performance period, multiplied by (ii) $502.70. The actual number of shares that an NEO would receive following the end of the three-year performance period will be based on the Company’s actual performance over the duration of the performance period. For additional detail on the BPIP Awards, please refer to the “2019 Grants of Plan-Based Awards” table on page 81, the “2019 Outstanding Equity Awards at Fiscal Year-End” table on page 82 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 84.

(3)

BPIP Awards upon an involuntary termination without cause within 12 months following a change in control: For the January 2017 BPIP Awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2019 multiplied by (ii) $502.70 (the closing price of BlackRock common stock on December 31, 2019). For both January 2018 BPIP Awards and 2019 BPIP Awards, the table reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award at target-level performance during the performance period, multiplied by (ii) $502.70. Under the terms of the Stock Plan, any outstanding awards that are not assumed by the acquirer in the event of a change in control would become fully vested (at target level for performance-based awards).

(4)

BPIP Awards upon a termination due to death, disability or qualified retirement: For January 2017 BPIP Awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance through December 31, 2019 multiplied by (ii) $502.70 (the closing price of BlackRock common stock on December 31, 2019). For both January 2018 and January 2019 BPIP Awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2019 and target-level performance for the remainder of the applicable performance period, multiplied by (ii) $502.70. The actual number of shares that an NEO would receive following the end of the three-year performance period will be based on the Company’s actual performance over the duration of the performance period.

(5)

In the fourth quarter of 2017, we implemented a key strategic part of our long-term management succession plan by creating equity incentive grants of performance-based stock options for a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. These awards were part of a strategic initiative and we do not consider them to be part of our regular annual compensation.

(6)

Option Awards upon an involuntary termination without cause: Assuming a termination date of December 31, 2019, the closing price of BlackRock common stock was $502.70 as of such date and, therefore, the stock price hurdle would not have been met. The amounts shown represent the value of a pro rata portion of unvested options as of December 31, 2019, at the closing price on that date. The pro rata portion (with respect to each tranche) which can be earned based on, and subject to, the achievement of the performance conditions is determined by multiplying the unvested options at termination of employment by a fraction, the numerator of which is the number of full months, rounded down, the executive was employed from the date of grant through the termination date plus 12 months, and the denominator of which is the number of full months elapsed from the grant date through the applicable vesting date.

(7)

Option Awards upon a termination without cause within 12 months following a change in control or due to death or disability: Assuming a termination date of December 31, 2019, the closing price of BlackRock common stock was $502.70 as of such date and, therefore, the stock price hurdle would not have been met. The amounts shown represent the value of unvested options as of December 31, 2019.

(8)	Option Awards upon qualified retirement: all unvested options will be forfeited.

(9)

Reflects the amount that would have been payable to the NEO in a lump sum pursuant to the Severance Plan, assuming the NEO’s termination of employment by BlackRock other than for cause on December 31, 2019.

(10)

Total value for Mr. Kapito includes an award of percentage points under the BlackRock Leadership Retention Carry Plan in order to promote his long-term retention and drive future growth. The award has a reasonable estimated value of $0, assuming a termination date of December 31, 2019 and initial distribution date of June 30, 2020.

(11)

Total values for Year-End Awards, BPIP Awards, Option Awards and Severance are rounded to the nearest whole number and, as a result of such rounding, the sum of such amounts may differ slightly from the amounts set forth in the line item titled “Total”.

CEO Pay Ratio for 2019

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO:

For 2019, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our Company (other than our CEO) was $133,644; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $24,308,254.

Based on this information, the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all employees was 182:1. This result is broadly consistent with our historical pay practices.

BLACKROCK, INC. 2020 PROXY STATEMENT    87

Compensation Discussion and Analysis    |    CEO Pay Ratio for 2019

2019 CEO Pay Ratio = 182:1

Methodology

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.

Selection of Determination Date. We determined that, as of December 31, 2019, our employee population consisted of approximately 16,200 employees globally (as reported in Item 1, Business, in our 2019 Form 10-K). This population included all of our full-time and part-time employees.

2.

Identification of Median Employee. To identify the “median employee” from our employee population, we reviewed the 2019 total compensation of our employees. Total compensation includes base salary, overtime, 2019 annual incentive award, direct incentives, commission payments and long-term equity incentive grants as reflected in the 2019 annual compensation statements provided to each employee as part of the year-end compensation process.

We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the “median employee.”

3.

Calculation of Annual Total Compensation. Once we identified our median employee, we combined all the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $133,644. The difference between such employee’s total compensation and the reported amount for the ratio calculation is the contributions made by BlackRock under its tax qualified defined contribution (401(k)) plan for 2019 to such employee, which totaled $7,744.

For our CEO’s annual total compensation, we used the amount reported in the “Total” column (column (j)) of our 2019 Summary Compensation Table included in this Proxy Statement on page 80.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2019, relating to BlackRock equity compensation plans pursuant to which grants of options, RSUs or other rights to acquire shares of BlackRock common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)

Approved
BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan	4,920,515	(1)	$513.50	(2)	7,197,212
Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan	—		N/A		472,529	(3)

Total Approved by Shareholders	4,920,515				7,669,741

Not Approved
None	—		N/A		—

Total Not Approved by Shareholders	—		N/A		—

Total	4,920,515				7,669,741

(1)

Includes 2,979,370 shares subject to RSUs (including RSUs which are settled in cash) and BPIP Awards (assuming payout at target levels) and 1,941,145 stock options. On December 31, 2019, no shares were available for contribution by PNC pursuant to the Share Surrender Agreement between BlackRock and PNC to settle awards outstanding under the Stock Plan and for future BlackRock stock grants under any other plan in accordance with the terms of the Share Surrender Agreement. Since February 2009, these shares were held by PNC as Series C Preferred stock. In January 2019, 143,458 shares were surrendered.

(2)	Represents the weighted-average exercise price of stock options only.

(3)

Includes 472,529 shares remaining available for issuance under the Employee Stock Purchase Plan, of which 7,753 were subject to purchase during the open offering period that included December 31, 2019.

88    BLACKROCK, INC. 2020 PROXY STATEMENT

Item 3:

Ratification of the Appointment

of the Independent Registered

Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit BlackRock’s financial statements. The Audit Committee conducts a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence, and takes into account the insight provided to the Audit Committee and the quality of information provided on accounting issues, auditing issues and regulatory developments. The Audit Committee also considers whether, in order to ensure continuing auditor independence, there should be periodic rotation of the independent registered public accounting firm, taking into consideration the advisability and potential costs and impact of selecting a different firm.

At its meeting on March 17, 2020, the Audit Committee appointed Deloitte to serve as BlackRock’s independent registered public accounting firm for the 2020 fiscal year. Deloitte or its predecessors have served as BlackRock’s independent registered public accounting firm since 2002.

The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of Deloitte. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner.

The Audit Committee evaluated Deloitte’s institutional knowledge and experience, quality of service, sufficiency of resources and quality of the team’s communications and interactions as well as the team’s objectivity and professionalism. As a result, the Audit Committee believes that the continued retention of Deloitte to serve as BlackRock’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Accordingly, we are asking shareholders to ratify the appointment of Deloitte.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Deloitte to our shareholders for ratification because we value our shareholders’ views on this appointment and as a matter of good corporate governance. In the event that shareholders fail to ratify the appointment, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

BLACKROCK, INC. 2020 PROXY STATEMENT    89

Item 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm    |    Fees Incurred by BlackRock for Deloitte

Fees Incurred by BlackRock for Deloitte

Aggregate fees incurred by BlackRock for the fiscal years ended December 31, 2019 and 2018, for BlackRock’s independent registered public accounting firm, Deloitte, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, are set forth below.

	2019	2018

Audit Fees(1)	$18,362,000	$17,930,000

Audit-Related Fees(2)	$3,892,000	$3,766,000

Tax Fees(3)	$1,432,000	$948,000

All Other Fees(4)	$765,000	$829,000

Total	$24,451,000	$23,473,000

(1)

Audit Fees consisted of fees for the audits of the consolidated financial statements and reviews of the condensed consolidated financial statements filed with the SEC on Forms 10-K and 10-Q, respectively, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as statutory audits and review of documents filed with the SEC. Audit fees also included fees for the audit opinion rendered regarding the effectiveness of internal control over financial reporting and audits of certain sponsored funds.

(2)

Audit-Related Fees consisted principally of assurance and related services pursuant to Statement on Standards for Attestation Engagements (SSAE) No. 18 and International Standard on Assurance Engagements (ISAE) 3402, fees for employee benefit plan audits, attestation services for Global Investment Performance Standards (GIPS®) verification and other assurance engagements.

(3)

Tax Fees consisted of fees for all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit and review of the financial statements, and consisted principally of tax compliance and reviews of tax returns for certain sponsored investment funds.

(4)

All Other Fees consisted of fees paid to the independent registered public accounting firm other than audit, audit-related or tax services. All Other Fees included services related to regulatory advice, technology subscriptions and translation services.

Deloitte also provides audit, audit-related and tax services directly to certain of our affiliated investment companies, unit trusts and partnerships. Fees paid to Deloitte directly by these funds for services were $25,000,000 and $22,800,000 for the fiscal years ended December 31, 2019 and 2018, respectively. Such fees do not include fees paid to Deloitte by registered investment companies.

Audit Committee Pre-Approval Policy

In accordance with BlackRock’s Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all services performed for BlackRock by Deloitte were pre-approved by the Audit Committee. The Audit Committee concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services. Periodically, the Audit Committee reviews and pre-approves all audit, audit-related, tax and other services that are performed by BlackRock’s independent registered public accounting firm for BlackRock. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Pre-Approval Policy to the Chair of the Audit Committee. The Chair or designee must report any pre-approval decisions under the Pre-Approval Policy to the Audit Committee at its next scheduled meeting.

Board Recommendation

The Board of Directors unanimously recommends a vote "FOR" the ratification of Deloitte LLP as BlackRock's independent registered public account firm for the fiscal year 2020.

90    BLACKROCK, INC. 2020 PROXY STATEMENT

Audit Committee Report

The Audit Committee’s primary responsibilities are to assist the Board with oversight of the integrity of BlackRock’s financial statements and public filings, the independent auditor’s qualifications and independence, the performance of BlackRock’s internal audit function and independent auditor and BlackRock’s compliance with legal and regulatory requirements. For more information about our Audit Committee’s responsibilities, see “Board Committees – The Audit Committee” under “Item 1 – Election of Directors” and our Audit Committee Charter.

It is not the duty of the Audit Committee to prepare BlackRock’s financial statements, to plan or conduct audits or to determine that BlackRock’s financial statements are complete and accurate and are in accordance with GAAP in the United States. BlackRock’s management is responsible for preparing BlackRock’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing BlackRock’s financial statements and internal control over financial reporting, expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of BlackRock in conformity with GAAP in the United States and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

In performing our oversight role, we have reviewed and discussed BlackRock’s audited financial statements with management and with Deloitte, BlackRock’s independent registered public accounting firm for 2019.

We have further discussed with Deloitte the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

We have received from Deloitte the written disclosures required by applicable PCAOB rules regarding Deloitte’s independence, discussed with Deloitte its independence and considered whether the non-audit services provided by Deloitte are compatible with maintaining its independence.

Based on the review and discussions referred to above, we recommended to the Board, and the Board approved, inclusion of the audited financial statements in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Pamela Daley, Chair

Mathis Cabiallavetta

William E. Ford

Murry S. Gerber

Margaret L. Johnson

Marco Antonio Slim Domit

Susan L. Wagner

BLACKROCK, INC. 2020 PROXY STATEMENT    91

Item 4:

Shareholder Proposal –

Production of a Report on the

“Statement on the Purpose of a

Corporation”

Trio Foundation, the holder of 22 shares of common stock and represented by As You Sow, 2150 Kittredge Street, Suite 450, Berkeley, California 94704, has advised us that it intends to introduce the following resolution, which is co-sponsored by Chela Blitt TTEE Chela Blitt Trust DTD 04/10/1998 and James McRitchie Roth IRA:

Whereas, our Company’s Chairman and Chief Executive Officer (CEO) Larry Fink, in August 2019, signed a Business Roundtable (BRT) “Statement on the Purpose of a Corporation,” (Statement) committing our Company to serve all stakeholders including employees, customers, supply chain, communities where we operate, and shareholders.

The CEO has also made other remarks implying the importance of a company’s public purpose. In his 2018 annual letter to CEOs Larry Fink wrote:

Stakeholders are demanding that companies exercise leadership on a broader range of issues. And they are right to: a company’s ability to manage environmental, social, and governance matters demonstrates the leadership and good governance that is so essential to sustainable growth, which is why we are increasingly integrating these issues into our investment process.

Existing governance documents evolved in an environment of shareholder primacy, but the Statement articulates a new purpose, moves away from shareholder primacy, and includes commitment to all stakeholders. The Statement may be beneficial to associate with our brand, however, the Statement, as company policy, may conflict with Delaware law unless integrated into Company governance documents, including bylaws, Articles of Incorporation, and/or Committee Charters.

Company actions should also become integrated with the Statement. The Company currently engages in various actions that seem to contradict the Statement. As an example related to climate:

•

Data show that BlackRock holds companies with reserves in fossil fuels amounting to a staggering 9.5 gigatonnes of CO2 emissions – or 30 percent of total energy-related carbon emissions from 2017. BlackRock has the highest ratio of coal investments compared to overall size among the ten largest fund managers. A report from German NGO Urgewald showed that Blackrock is the largest investor in companies building new coal power capacity across the world with a total investment of over $11 billion USD.

•

BlackRock’s 2019 publicly reported proxy voting record reveals consistent votes against virtually all climate-related resolutions (having voted for only 6 of 52 such resolutions), including requests for enhanced disclosure or adoption of greenhouse gas reduction goals, even where independent experts advance a strong business and economic case for support.

Although the Statement of Purpose implies accountability to stakeholders, without clear mechanisms in place to implement the Purpose, this broadened standard could reduce accountability to shareholders and in effect, ensure accountability to none.

Resolved: Shareholders request our Board prepare a report based on a review of the BRT Statement of the Purpose of a Corporation, signed by our Chairman and Chief Executive Officer, and provide the board’s perspective regarding how our Company’s governance and management systems should be altered to fully implement the Statement of Purpose.

Supporting Statement

Implementation may include, at Board discretion, actions including amending the bylaws or articles of incorporation to integrate the new “Purpose,” establishing new goals or metrics linked to executive or board compensation, providing for representation of stakeholders in governance of our Company, and making recommendations to shareholders regarding logistics for implementation.

92    BLACKROCK, INC. 2020 PROXY STATEMENT

Item 4: Shareholder Proposal – Production of a Report on the “Statement on the Purpose of a Corporation”    |    The Board of Directors’ Statement in Opposition

The Board of Directors’ Statement in Opposition

The Board has carefully considered the proposal and believes that the Company already operates in accordance with principles and commitments consistent with the Business Roundtable’s “Statement on the Purpose of a Corporation” (the “BRT Statement”), and that no changes to the Company’s existing governance and management systems are required.

As noted in BlackRock’s public statements and reports, our leadership has long believed that embracing purpose is central to achieving a company’s full potential. This was highlighted in Mr. Fink’s letter to public company CEOs in 2018, where he noted that “[w]ithout a sense of purpose, . . . [a company] will ultimately lose the license to operate from key stakeholders.” Mr. Fink reemphasized these thoughts in his 2020 letter, where he stressed purpose as the “engine of long-term profitability.”

Moreover, in 2016, the BlackRock Board amended the Company’s Corporate Governance Guidelines to better reflect our commitment to our purpose by specifically acknowledging that long-term value creation for shareholders requires consideration of the concerns of our other stakeholders and interested parties, including clients, employees and the communities in which we operate.

We believe our corporate governance and management frameworks are designed to help us achieve our purpose, which is to help more and more people experience financial well-being. We also recently launched a Corporate Sustainability website that further enhances our public disclosure and the transparency of our practices. Our Corporate Sustainability website highlights the many ways that we serve our clients, deliver value for our shareholders, support and develop our employees and give back to our communities.

Consistent with our publicly stated principles and commitments, BlackRock’s operations are carried out with the oversight and guidance of the Board. The Board has reviewed the BRT Statement, as well as the proposal, and determined that no alteration of the Company’s governance and management systems, including its Bylaws or certificate of incorporation, are necessary in light of the fact that the Company – with the oversight of the Board and consistent with its fiduciary duties – already operates in accordance with the principles set forth in the BRT Statement. In reaching this determination, the Board considered the Company’s public statements, actions and commitments with regard to each of the topics addressed in the BRT Statement as described below.

1. Delivering value to our customers.

At BlackRock’s core are principles that guide us in our mission to create better financial futures for our clients. Our principles are published on our corporate website and distributed to all employees. These principles define who we are and how we operate:

•	We are a fiduciary to our clients. Our clients’ goals are our goals. We represent clients’ voices, needs and investment goals in every decision we make.

•	We are passionate about performance. We take emotional ownership of every aspect of the work we do, prizing strong subject matter expertise and an insatiable appetite to learn.

•	We are One BlackRock. We know that working in silos is not conducive to our best work. We pride ourselves on our solutions that result from the constant collaboration between our diverse teams.

•

We are innovators. We are proud of our long history of innovation, driving continuous change to help investors achieve their goals. This culture of innovation has been, and continues to be, the foundation of our success.

2. Investing in our employees.

As an asset manager, our firm is heavily dependent on our people. On our Corporate Sustainability website, as well as in this Proxy Statement under “BlackRock’s Approach to Human Capital Management,” we disclose how we invest in our employees and retain and develop talent; our focus on diversity and inclusion; and our approach to unifying culture and encouraging innovation.

3. Dealing fairly and ethically with our suppliers.

Our Supplier Code of Conduct & Ethics (“Supplier Code”), which is publicly disclosed, outlines the minimum expectations and standards that we have for our suppliers in relation to human rights, inclusion and diversity, environmental sustainability and integrity and ethics in management practices. Moreover, as stated in the Supplier Code, BlackRock is committed to seeking out qualified diverse businesses from historically underrepresented groups, including companies owned and operated by minorities, women, military veterans, disabled veterans, people with disabilities and members of the LGBT+ community. Through our Global Supplier Diversity Program, we aim to achieve a diverse slate of suppliers that reflects all the markets, clients and communities we serve.

BLACKROCK, INC. 2020 PROXY STATEMENT    93

Item 4: Shareholder Proposal – Production of a Report on the “Statement on the Purpose of a Corporation”    |    The Board of Directors’ Statement in Opposition

4. Supporting the communities in which we work.

Our philanthropic efforts date back many years and have consistently focused on furthering our purpose to help more and more people experience financial well-being. Most recently, we created The BlackRock Foundation and contributed 15.6 million shares of PennyMac Financial Services, Inc. with a market value of $589 million, to fund social impact efforts focused on advancing a more inclusive and sustainable economy. We believe this charitable contribution – in line with our purpose as a firm – will support our commitment to creating greater financial well-being and advancing sustainability in our communities.

5. Generating long-term value for shareholders.

Since BlackRock’s founding, we have worked to anticipate our clients’ needs and to help clients manage risk and achieve their investment goals. In January, we announced that, consistent with our principles, we are accelerating our efforts to integrate ESG insights into our investment processes. This was driven by our belief that sustainability-related factors can affect economic growth, asset values and financial markets and is consistent with BlackRock’s responsibility as a fiduciary dedicated to overseeing and growing the value of our clients’ assets over the long-term. By focusing on our clients’ needs, we generate long-term value for our shareholders.

Moreover, we note that the proponents’ supporting statement is particularly focused on the voting practices of our Investment Stewardship team as it relates to climate-related proposals. While our Investment Stewardship team has engaged with companies for some time on climate change issues, as noted in our public announcements in January, the team is intensifying its focus and engagement with companies on sustainability-related risks. The Investment Stewardship team also has committed to enhancing the transparency of its stewardship practices, including with respect to votes and engagements with companies on these topics. We believe that investment stewardship is an essential component of our fiduciary responsibility and that this enhanced transparency to our clients and broader set of stakeholders will further align the Company with the BRT Statement.

Accordingly, the Board does not believe that a report based on a review of the BRT Statement is necessary because the Company actions and disclosures already embody the commitments included in the BRT Statement.

Board Recommendation

The Board of Directors unanimously recommends that you vote "AGAINST" this proposal.

94    BLACKROCK, INC. 2020 PROXY STATEMENT

Annual Meeting Information

Questions and Answers About the Annual Meeting and Voting

Who is entitled to vote?

Holders of record of BlackRock common stock at the close of business on March 23, 2020 are entitled to receive notice and to vote their shares of BlackRock common stock at the Annual Meeting. As of March 23, 2020, 154,261,305 shares of BlackRock’s common stock, par value $0.01 per share, were outstanding. Holders are entitled to one vote per share.

A list of shareholders entitled to vote at the Annual Meeting will be available by writing to the Corporate Secretary of BlackRock at: c/o Corporate Secretary, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022. The list will also be accessible during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BLK2020 and entering the control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

How can I attend and vote at the Annual Meeting?

In consideration of recent public health concerns relating to COVID-19, the Annual Meeting will be held virtually; you will not be able to attend the Annual Meeting in person.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on the record date, March 23, 2020, or hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting.

•

Attending the Annual Meeting: To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/BLK2020. You will be asked to enter the control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

•

Voting During the Annual Meeting: If you were a shareholder as of the record date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

•

Technology Support for the Annual Meeting: If you have difficulty accessing the Annual Meeting, please call 1-800-586-1548 (U.S.) or 1-303-562-9288 (international) on the day of the meeting. Technicians will be available to assist you.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting. For information on how to vote prior to the Annual Meeting, see “How can I vote my shares without attending the Annual Meeting and what are the voting deadlines?”

How can I vote my shares without attending the Annual Meeting and what are the voting deadlines?

You may submit a proxy by telephone, via the Internet or by mail.

Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Time on May 20, 2020 by calling the toll-free telephone number on the attached proxy card, 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

Submitting a Proxy via the Internet: You can submit a proxy via the internet until 11:59 p.m. Eastern Time on May 20, 2020 by accessing the website listed on the Notice of Internet Availability of Proxy Materials or your proxy card, www.proxyvote.com, and by following the instructions on the website. Internet proxy submission is available 24 hours a day. As with the telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

Submitting a Proxy by Mail: Mark your proxy card, date, sign and return it to Broadridge Financial Solutions in the postage-paid envelope provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Proxy cards returned by mail must be received no later than the close of business on May 20, 2020.

By casting your vote in any of the three ways listed above, you are authorizing the individuals named in the proxy to vote your shares in accordance with your instructions. All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

If you were a shareholder as of the record date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you can also vote via the Internet during the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/BLK2020.

BLACKROCK, INC. 2020 PROXY STATEMENT    95

Annual Meeting Information    |    Questions and Answers About the Annual Meeting and Voting

Will I be able to participate in the virtual Annual Meeting in the same way that I would be able to participate in an in-person annual meeting?

We have taken steps to ensure that the format of the virtual Annual Meeting affords shareholders the same rights and opportunities to participate as they would at an in-person meeting. We have also determined to enhance shareholder access, participation and communication by providing shareholders the ability to submit questions in advance of the meeting.

You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. Questions may also be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/BLK2020. Questions will be limited to one per shareholder.

How will voting on any other business be conducted?

If any other business is properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we did not know of any other business to be raised at the Annual Meeting.

May I revoke my vote?

Proxies may be revoked at any time before they are exercised by:

•	Written notice to the Corporate Secretary of BlackRock;

•	Submitting a proxy on a later date by telephone or Internet (only your last telephone or Internet proxy will be counted) before 11:59 p.m. Eastern Time on May 20, 2020;

•	Timely delivery of a valid, later-dated proxy; or

•	Attending the Annual Meeting virtually and voting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares held beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee following the instructions it has provided, or, if you have obtained a legal proxy from your bank, broker or nominee giving you the right to vote your shares, by attending the Annual Meeting via the Internet and voting.

What is a quorum?

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Virtual attendance at the Annual Meeting constitutes presence in person for purpose of a quorum at the meeting.

What is the effect of a broker non-vote or abstention?

Abstentions and broker “non-votes,” if any, are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a nominee has not received instructions from the beneficial owner, the nominee may vote these shares only on matters deemed “routine” by the NYSE. The election of directors, approval of NEO compensation and the shareholder proposal are not deemed “routine” by the NYSE and nominees have no discretionary voting power for these matters. The ratification of the appointment of an independent registered accounting firm is deemed a “routine” matter on which nominees have discretionary voting power.

What vote is required in order to approve each of the proposals?

Each share of our common stock outstanding on the record date will be entitled to one vote on each of the 17 director nominees and one vote on each other matter. Directors receiving a majority of votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director) will be elected as a director. Abstentions and broker “non-votes” will be disregarded and have no effect on the outcome of the Item 1 vote to elect directors. A majority of the votes of shares of common stock represented and entitled to vote at the Annual Meeting is required for Item 2, the approval of NEO compensation, Item 3, the ratification of Deloitte as BlackRock’s independent registered public accounting firm for the 2020 fiscal year, and Item 4, the approval of the shareholder proposal. Abstentions will be treated as a vote “against” and “broker non-votes” will have no effect on such matters.

Who will count the votes and how can I find the results of the Annual Meeting?

Broadridge Financial Solutions, our independent tabulating agent, will count the votes. We will publish the voting results in a Form 8-K filed within four business days of the Annual Meeting.

96    BLACKROCK, INC. 2020 PROXY STATEMENT

Annual Meeting Information    |    Important Additional Information

Important Additional Information

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone and electronic transmission on our behalf by directors, officers or employees of BlackRock or its subsidiaries, without additional compensation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

Multiple Shareholders Sharing the Same Mailing Address or “Householding”

In order to reduce printing and postage costs, we try to deliver only one Notice of Internet Availability of Proxy Materials or, if applicable, one Annual Report and one Proxy Statement to multiple shareholders sharing a mailing address. This delivery method, called “householding,” will not be used if we receive contrary instructions from one or more of the shareholders sharing a mailing address. If your household has received only one copy, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or, if applicable, the Annual Report and the Proxy Statement to any shareholder who sends a written request to the Corporate Secretary at the address provided in the Notice of 2020 Annual Meeting of Shareholders.

You may also notify us if you would like to receive separate copies of the Notice of Internet Availability of Proxy Materials or, if applicable, BlackRock’s Annual Report and Proxy Statement in the future by writing to the Corporate Secretary. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self-addressed envelope.

If your household has received multiple copies of BlackRock’s Annual Report and Proxy Statement, you can request the delivery of single copies in the future by marking the designated box on the attached proxy card.

If you own shares of common stock through a bank, broker or other nominee and receive more than one Annual Report and Proxy Statement, contact the holder of record to eliminate duplicate mailings.

Confidentiality of Voting

BlackRock keeps all proxies, ballots and voting tabulations confidential as a matter of practice. BlackRock allows only Broadridge Financial Solutions to examine these documents. Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to BlackRock management by Broadridge Financial Solutions.

Available Information

BlackRock makes available free of charge through its website at http://ir.blackrock.com, under the headings “Financials / SEC Filings,” its Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and form of proxy and all amendments to these reports no later than the day on which such materials are first sent to security holders or made public.

BlackRock will provide, without charge to each shareholder upon written request, a copy of BlackRock’s Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and form of proxy and all amendments to those reports.

Written requests for copies can be made by:

Mail: Corporate Secretary of BlackRock, 40 East 52nd Street, New York, New York 10022

Telephone: (212) 810-5300

Email: invrel@blackrock.com

Copies may also be accessed electronically by means of the SEC homepage on the Internet at www.sec.gov. The Annual Report on Form 10-K for the year ended December 31, 2019 is not part of the proxy solicitation materials.

BLACKROCK, INC. 2020 PROXY STATEMENT    97

Annual Meeting Information    |    Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

Proposals to be Considered for Inclusion in BlackRock’s Proxy Materials

Shareholders who wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2021 Annual Meeting of Shareholders must submit their proposals to BlackRock’s Corporate Secretary on or before December 10, 2020.

Director Nominations for Inclusion in BlackRock’s Proxy Materials (Proxy Access)

A shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares continuously for at least three years and has complied with the other requirements in our Bylaws may nominate and include in BlackRock’s proxy materials director nominees constituting up to 25% of our Board. Notice of a proxy access nomination for consideration at our 2021 Annual Meeting of Shareholders must be received no later than December 10, 2020 and no earlier than November 10, 2020.

Other Proposals and Nominations

Apart from Exchange Act Rule 14a-8 and our proxy access bylaw that address the inclusion of shareholder proposals or shareholder nominees in our proxy materials, under our Bylaws, certain procedures must be followed for a shareholder to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.

We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2021 Annual Meeting of Shareholders:

•	Not less than 120 days nor more than 150 days prior to the anniversary of the mailing date of BlackRock’s proxy materials for the immediately preceding annual meeting of shareholders; or

•

Not later than 10 days following the day on which notice of the date of the annual meeting was mailed to shareholders or public disclosure of the date of the annual meeting was made, whichever comes first, in the event that next year’s annual meeting is not held within 25 days before or after the anniversary date of the immediately preceding annual meeting.

Assuming that our 2021 Annual Meeting of Shareholders is held within 25 days of the anniversary of the Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2021 Annual Meeting of Shareholders by December 10, 2020 and no earlier than November 10, 2020.

Additional Requirements

Under our Bylaws, any notice of proposed business must include a description of and the reasons for bringing the business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. Any notice of a nomination or a proxy access nomination for director nominees must provide information about the shareholder and the nominee, as well as the written consent of the proposed nominee to being named in the proxy statement and to serve as a director if elected.

BlackRock’s Bylaws specifying the advance notice requirements for proposing business or nominations, and for proposing proxy access nominations, are available at www.sec.gov.

Address to Submit Proposals and Nominations

Proxy proposals, proxy access nominations and nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Corporate Secretary, 40 East 52nd Street, New York, NY 10022.

Other Matters

The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

R. Andrew Dickson, III

Corporate Secretary

98    BLACKROCK, INC. 2020 PROXY STATEMENT

Annex A:

Non-GAAP Reconciliation

Non-GAAP Financial Measures

BlackRock reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted:

Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance and to determine the long-term and annual compensation of the Company’s senior-level employees. Furthermore, this metric is used to evaluate the Company’s relative performance against industry peers, as it eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

(in millions)	2019	2018	2017(1)
Operating income, GAAP basis	$5,551	$5,457	$5,254
Non-GAAP expense adjustments:
Restructuring charge	—	60	—
PNC LTIP funding obligation	—	14	15

Operating income, as adjusted	5,551	5,531	5,269
Product launch costs and commissions	61	13	—

Operating income used for operating margin measurement	$5,612	$5,544	$5,269

Revenue, GAAP basis	$14,539	$14,198	$13,600
Non-GAAP adjustments:
Distribution fees	(1,069)	(1,155)	(1,183)
Investment advisory fees	(616)	(520)	(480)

Revenue used for operating margin measurement	$12,854	$12,523	$11,937

Operating margin, GAAP basis	38.2%	38.4%	38.6%

Operating margin, as adjusted	43.7%	44.3%	44.1%

(1)

Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to Note 2, Significant Accounting Policies, in the consolidated financial statements in our 2018 Form 10-K.

BLACKROCK, INC. 2020 PROXY STATEMENT    A-1

Annex A: Non-GAAP Reconciliation    |    Non-GAAP Financial Measures

•

Operating income, as adjusted, includes non-GAAP expense adjustments. In 2018, a restructuring charge, primarily comprised of severance and accelerated amortization expense of previously granted deferred compensation awards, has been excluded to provide more meaningful analysis of BlackRock’s ongoing operations and to ensure comparability among periods presented. In 2018 and 2017, the portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by PNC has been excluded because it ultimately does not impact BlackRock’s book value.

•

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

•

Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Net income attributable to BlackRock, Inc., as adjusted:

(in millions, except per share data)	2019	2018	2017(1)
Net income attributable to BlackRock, Inc., GAAP basis	$4,476	$4,305	$4,952
Non-GAAP adjustments:
Restructuring charge, net of tax	—	47	—
PNC LTIP funding obligation, net of tax	—	12	11
The 2017 Tax Act:
Deferred tax revaluation (noncash)	—	—	(1,758)
Deemed repatriation tax	—	—	477
Other income tax matters	8	(3)	16

Net income attributable to BlackRock, Inc., as adjusted	$4,484	$4,361	$3,698

Diluted weighted-average common shares outstanding(2)	157.5	161.9	164.4
Diluted earnings per common share, GAAP basis(2)	$28.43	$26.58	$30.12
Diluted earnings per common share, as adjusted(2)	$28.48	$26.93	$22.49

(1)

Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to Note 2, Significant Accounting Policies, in the consolidated financial statements in our 2018 Form 10-K.

(2)	Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc. on a GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation and restructuring charge.

For each period presented, the non-GAAP adjustment related to the restructuring charge and PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments. The 2017 noncash deferred tax revaluation benefit of $1,758 million and the other income tax matters were primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill. Amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented. A deemed repatriation tax expense of $477 million has been excluded from the 2017 as adjusted results due to the one-time nature and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted, divided by diluted weighted average common shares outstanding.

A-2    BLACKROCK, INC. 2020 PROXY STATEMENT

Mission Statement on Sustainability

Making Sustainability the Standard for Investing at BlackRock

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary, BlackRock is deeply committed to helping our clients build resilient and well-constructed portfolios that are critical to achieving their long-term goals. Because sustainable investment options have the potential to offer clients better outcomes, we are making sustainability integral to the way BlackRock manages risk, constructs portfolios, designs products and engages with companies.

Investment Integration We are integrating sustainability considerations into our active investments and risk management processes.	Sustainable Solutions We are democratizing access to sustainable investing.	Research & Insights We are developing research and insights into environmental, social and governance factors affecting long-term financial performance of companies.	Data and Analytics We are making more data and analytics available to all investors and our clients, powered by Aladdin.	Investment Stewardship We are incorporating sustainability into our investment stewardship with companies we invest in on behalf of clients.	Corporate Sustainability We are leading by example to promote a more sustainable world.

A+ for Strategy & Governance in the Principles for Responsible Investment (“PRI”) Assessment Report.	A- by the Carbon Disclosure Project (CDP), compared to the financial services sector average of C.	#1 in the Financial industry in the inaugural U.S. Transparency Awards	Best Investor Engagement Award by the Chartered Governance Institute (formerly known as the Institute of Corporate Secretaries and Administrators)

BlackRock

We are a fiduciary to our clients.

We are passionate about performance.

Our Principles

We are innovators.

We are one BlackRock.

BlackRock's mission is to create a better financial future for our clients. As we pursue this mission, we are guided by BlackRock's Principles — that is, our shared understanding of who we are, what we stand for and how we conduct ourselves each and every day.

blackrock.com

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BLK2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E95661-P34391 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY BLACKROCK, INC. A. The Board of Directors recommends a vote FOR all nominees listed in Item 1, FOR Item 2 and FOR Item 3. 1. Election of Directors Nominees: 1a. Bader M. Alsaad 1b. Mathis Cabiallavetta 1c. Pamela Daley 1d. William S. Demchak 1e. Jessica P. Einhorn 1f. Laurence D. Fink 1g. William E. Ford 1h. Fabrizio Freda 1i. Murry S. Gerber 1j. Margaret L. Johnson 1k. Robert S. Kapito 1l. Cheryl D. Mills 1m. Gordon M. Nixon 1n. Charles H. Robbins 1o. Marco Antonio Slim Domit 1p. Susan L. Wagner 1q. Mark Wilson For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain 2. Approval, in a non-binding advisory vote, of the compensation for named executive officers. 3. Ratification of the appointment of Deloitte LLP as BlackRock’s independent registered public accounting firm for the fiscal year 2020. B. Shareholder Proposal - The Board of Directors recommends a vote For Against Abstain AGAINST Item 4. 4. Shareholder Proposal - Production of a Report on the “Statement on the Purpose of a Corporation.” For address changes and/or comments, please check this box and write them on the back where indicated. All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered shareholders that return a signed proxy card, FOR all nominees listed in Item 1, FOR Item 2, FOR Item 3 and AGAINST Item 4, and with respect to participants in the BlackRock, Inc. Retirement Savings Plan, in the manner required or permitted by the governing plan documents. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date BLACKROCK, INC. NEW YORK, NEW YORK 10055

BLACKROCK, INC. 2020 ANNUAL MEETING OF SHAREHOLDERS May 21, 2020 8:00 AM, EDT www.virtualshareholdermeeting.com/BLK2020 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E95662-P34391 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS BLACKROCK, INC. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS    The undersigned appoints Gary S. Shedlin and R. Andrew Dickson, III, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of BlackRock, Inc. held of record by the undersigned as of March 23, 2020, at the 2020 Annual Meeting of Shareholders to be held on May 21, 2020, beginning at 8:00 AM, EDT, at www.virtualshareholdermeeting.com/BLK2020, and in their discretion, upon any business that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.    If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Items 2 and 3 and AGAINST Item 4.    This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of BlackRock, Inc. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.    If the undersigned is a participant in the BlackRock, Inc. Retirement Savings Plan (the “RSP”), then the undersigned hereby directs Bank of America, N.A., FSB, as Trustee of the RSP to vote all the shares of BlackRock common stock credited to the undersigned’s account as indicated on the reverse side at the meeting and at any adjournment(s) thereof. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side